 As filed with the Securities and Exchange Commission on May 7, 1997

                                               Registration No. 333-24369
   ========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                             _____________________

                              Amendment No. 1 to
                              ------------------
                                    Form S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             _____________________
                          Susquehanna Bancshares, Inc.
             (Exact name of registrant as specified in its charter)

      Pennsylvania                   6022                    23-2201716
   (State or other        (Primary Standard Industrial     (I.R.S. Employer
    jurisdiction of           Classification No.)          Identification No.)
     incorporation
     or organization)

                             26 North Cedar Street
                          Lititz, Pennsylvania  17543
                                (717) 626-4721
                  (Address, including zip code, and telephone
                         number, including area code,
                 of registrant's principal executive offices)
                            _______________________
                             26 North Cedar Street
                          Lititz, Pennsylvania  17543
                                (717) 626-4721
                    (Name, address, including zip code, and
         telephone number, including area code, of agent for service)
                            _______________________
                                  Copies to:
     CHARLES L. O'BRIEN                                 DAVID S. PETKUN
 Morgan, Lewis & Bockius LLP                   Schnader, Harrison, Segal & Lewis
     One Commerce Square                                  Suite 3600
      417 Walnut Street                               1600 Market Street
    Harrisburg, PA  17101                       Philadelphia, PA  19103
       (717) 237-4030                                  (215) 751-2146

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement and after the effective time of the merger of a wholly-owned subsidiary of the registrant with and into Founders' Bank, as described in the Proxy Statement/Prospectus included herein.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

                             ______________________
                        CALCULATION OF REGISTRATION FEE

 ==============================================================================
                                          Proposed     Proposed
                                           Maximum      Maximum
Title of Each                 Amount to   Offering     Aggregate    Amount of
Class of Securities              be         Price      Offering    Registration
to be Registered             Registered   Per Unit       Price         Fee

------------------------------------------------------------------------------
Common Stock, par value      471,298      $7.76 (1)  $3,657,272.50   $2,328.30
 $2.00 per share             shares (1)
 =============================================================================

(1) Shares to be issued in the Merger (as defined herein) computed in accordance with Rule 457(f)(2), solely for the purpose of calculating the registration fee, based upon the book value of Founders' Capital Stock at February 28, 1997, the latest practicable date prior to the date of filing of this Registration Statement.

               The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

                          SUSQUEHANNA BANCSHARES, INC.

                             Cross-Reference Sheet

Item Number                            Location in Proxy
in Form S-4                            Statement/Prospectus
-----------                            --------------------
1.  Forepart of Registration
    Statement and Outside Front Cover
    Page of Prospectus...............  Facing Page; Cross-Reference Sheet;
                                       Cover Page of Proxy Statement/Prospectus
2.  Inside Front and Outside Back
    Cover Pages of Prospectus........  Available Information; Incorporation of
                                       Documents by Reference; Table of Contents

3.  Risk Factors, Ratio of Earnings to
    Fixed Charges and Other
    Information......................  Cover Page of Proxy
                                       Statement/Prospectus; Summary; Selected
                                       Financial Data; Unaudited Pro Forma
                                       Selected Financial Data

4.  Terms of the Transaction.........  Notice of Meeting of Shareholders;
                                       Summary; Introduction; Approval of the
                                       Merger; Description of Susquehanna
                                       Capital Stock; Dividends and Market
                                       Prices of Securities

5.Pro Forma Financial Information..... Summary; Unaudited Pro Forma Selected
                                       Financial Data; Unaudited Pro Forma
                                       Financial Statements; Susquehanna Pro
                                       Forma Schedules

6.Material Contacts with the Company
  Being Acquired...................... Approval of the Merger

7.Additional Information Required
  for Reoffering by Persons and
  Parties Deemed to Be Underwriters... Resale Restrictions

8.Interests of Named Experts and
  Counsel............................. Legal Opinions; Experts

9.Disclosure of Commission Position
  on Indemnification for Securities
  Act Liabilities...................... *

10.Information with Respect to S-3
   Registrants......................... *

11.Incorporation of Certain
   Information by Reference............ Incorporation of Documents by Reference

12.Information with Respect to S-2
   or S-3 Registrants.................. *

13.Incorporation of Certain
 Information by Reference.............. *

14.Information with Respect to
 Registrants Other Than S-3 or S-2
 Registrants........................... *

15.  Information with Respect to S-3
 Companies............................. *




 16.Information with Respect to S-2
    or S-3 Companies.................. *

17.Information with Respect to
   Companies Other Than S-3 or S-2
   Companies.......................... Summary; Introduction; Approval of the
                                       Merger; Dividends and Market Prices of
                                       Securities; Selected Financial Data;
                                       Management's Discussion and Analysis of
                                       Financial Condition and Results of
                                       Operations of Founders'; Business of
                                       Founders'; Founders' Consolidated
                                       Financial Statements
18.Information if Proxies,
   Consents or Authorizations are to
   be Solicited....................... Notice of Meeting of Shareholders; Cover
                                       Page of Proxy Statement/ Prospectus;
                                       Summary; The Annual Meeting; Approval of
                                       the Merger

19.Information if Proxies,
   Consents or Authorizations are not
   to be Solicited or in an Exchange
   Offer.............................. *

--------------------
* Omitted because the item is inapplicable or the answer thereto is negative.

                          [FOUNDERS' BANK LETTERHEAD]


                                                                  May 22, 1997


  Dear Shareholder:

       We invite you to attend the Annual Meeting (the "Meeting") of shareholders of Founders' Bank ("Founders"), a Pennsylvania state chartered bank, to be held at 101 Bryn Mawr Avenue, Bryn Mawr, Pennsylvania, on Wednesday, June 25, 1997 at 5:30 p.m. The Meeting is being held in connection with the proposed acquisition of Founders by Susquehanna Bancshares, Inc. ("Susquehanna"), a $3.3 billion bank holding company with 115 community banking offices in Pennsylvania, Maryland and New Jersey.

       The attached Notice of Annual Meeting and Proxy Statement/Prospectus describe the formal business to be transacted at the Meeting. Directors and officers of Founders will be present to respond to any questions that our shareholders may have.

       At the Meeting, the shareholders will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Affiliation dated February 11, 1997 (the "Merger Agreement") among Founders, Susquehanna and Susquehanna Interim Bank ("SBI Interim Bank"), a corporate subsidiary of Susquehanna organized to facilitate the acquisition of Founders. Pursuant to the Merger
  Agreement: (i) immediately prior to the Effective Time (as defined in the Merger Agreement), all of the capital stock of SBI Interim Bank will be transferred by Susquehanna to its wholly-owned subsidiary, Susquehanna Bancshares East, Inc. ("SBI East"); and (ii) SBI Interim Bank will merge with and into Founders (the "Merger"), and Founders will become a direct wholly-owned subsidiary of SBI East and an indirect, wholly-owned subsidiary of Susquehanna. Upon the consummation of the Merger, you will receive in exchange for each share of Founders common stock, par value $2 per share ("Founders Common Stock"), or Founders convertible preferred stock, par value $2 per share ("Founders Preferred Stock"), which you own, the number of shares of Susquehanna common stock, par value $2 per share ("Susquehanna Common Stock"), determined by the exchange ratio set forth in the Merger Agreement, together with a cash payment in lieu of any fractional share of Susquehanna Common Stock which you would otherwise be entitled to receive. Susquehanna may terminate the Merger Agreement if the average closing price per share of Susquehanna Common Stock for a ten business day period ending shortly before the closing of the Merger is greater than $40, and Founders may terminate the Merger Agreement if the average closing price per share of Susquehanna Common Stock for such ten day period is less than $24. Consummation of the Merger is subject to certain conditions, including the approval of the Merger Agreement by the requisite vote of Founders' shareholders and by various regulatory agencies.

       Janney Montgomery Scott Inc., Founders' financial advisor, has advised your Board of Directors that in its opinion the consideration to be received by Founders' shareholders pursuant to the Merger is fair, from a financial point of view, to the shareholders of Founders. The Board of Directors of Founders has carefully considered the Merger Agreement and has determined that the Merger is in the best interests of Founders and its shareholders. Accordingly, your Board of Directors recommends that you vote "FOR" approval of the Merger Agreement.

       Your participation in the Meeting, in person or by proxy, is important. The affirmative vote of the holders of sixty-six and two-thirds percent (66%) of the outstanding shares entitled to vote at the Meeting is required to approve the Merger Agreement. An abstention or failure to vote has the same effect as voting against the Merger Agreement. Therefore, we urge you to complete, sign, date and return the enclosed Proxy Card in the enclosed postage-paid envelope as soon as possible to assure that your shares will be voted at the Meeting. On behalf of the Board of Directors, I thank you for your support and urge you to vote "FOR" approval of the Merger Agreement and the transactions contemplated thereby.

                                           Sincerely,



                                           /s/ Robert F. Whalen
                                           --------------------

           PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME

                                 FOUNDERS' BANK
                              101 Bryn Mawr Avenue
                         Bryn Mawr, Pennsylvania  19010
                                 (610) 525-8500

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON WEDNESDAY, JUNE 25, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting ("Meeting") of shareholders of Founders' Bank ("Founders"), a Pennsylvania state chartered bank, will be held at 101 Bryn Mawr Avenue, Bryn Mawr, Pennsylvania on Wednesday, June 25, 1997 at 5:30 p.m. A Proxy Card and a Proxy Statement/Prospectus for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1.  The election of 13 directors of Founders;

     2.  The approval of the Agreement and Plan of Affiliation dated
         February 11, 1997 ("Merger Agreement") by and among Susquehanna Bancshares, Inc. ("Susquehanna"), Susquehanna Interim Bank ("SBI Interim Bank") and Founders. Pursuant to the Merger Agreement: (i) immediately prior to the Effective Time (as defined in the Merger Agreement), all of the capital stock of SBI Interim Bank will be transferred by Susquehanna to its wholly-owned subsidiary, Susquehanna Bancshares East, Inc. ("SBI East"); and (ii) SBI Interim Bank will merge with and into Founders ("Merger") and Founders will become a direct, wholly-owned subsidiary of SBI East and an indirect, wholly-owned subsidiary of Susquehanna. Upon the consummation of the Merger, each Founders' shareholder will receive in exchange for each share of the common stock of Founders, par value $2 per share ("Founders Common Stock"), and each share of convertible preferred stock of Founders, par value $2 per share ("Founders Preferred Stock"), the number of shares of common stock of Susquehanna, par value $2 per share ("Susquehanna Common Stock"), determined by the exchange ratio set forth in the Merger Agreement, together with a cash payment in lieu of any fractional share of Susquehanna Common Stock which the Founders' shareholder would otherwise be entitled to receive;

     3. The adjournment of the Meeting to a later date, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Meeting to constitute a quorum or to approve the Merger Agreement; and

     4. Such other matters as may properly come before the Meeting or any adjournment thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Pursuant to the Bylaws of Founders, the Board of Directors has fixed the close of business on May 15, 1997, as the record date for determination of the shareholders entitled to vote at the Meeting and any adjournments thereof.

     You are requested to complete, sign and date the enclosed Proxy Card, which is solicited by the Board of Directors, and to promptly mail it in the enclosed envelope. The giving of such proxy does not affect your right to vote in person in the event you attend the Meeting.

                                      BY ORDER OF THE BOARD OF DIRECTORS


                                      /s/ Robert F. Whalen
                                      --------------------


     Bryn Mawr, Pennsylvania
     May 22, 1997

     IMPORTANT: PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THE PROMPT RETURN OF PROXIES WILL SAVE FOUNDERS THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

     PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

                           PROXY STATEMENT/PROSPECTUS

                                 FOUNDERS' BANK
                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 25, 1997

                          SUSQUEHANNA BANCSHARES, INC.
                                   PROSPECTUS
                                      FOR
                      UP TO 471,298 SHARES OF COMMON STOCK
                           PAR VALUE $2.00 PER SHARE

          This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of Founders' Bank ("Founders") to be used at the Annual Meeting of shareholders of Founders ("Meeting") which will be held at 101 Bryn Mawr Avenue, Bryn Mawr, Pennsylvania, on Wednesday, June 25, 1997 at 5:30 p.m. The accompanying Notice of Annual Meeting, Proxy Card and this Proxy Statement/Prospectus are being first mailed to shareholders on or about May 22, 1997.

          At the Meeting, holders of record of common stock of Founders, par value $2 per share ("Founders Common Stock"), and holders of record of convertible preferred stock of Founders, par value $2 per share ("Founders Preferred Stock") (Founders Common Stock and Founders Preferred Stock are herein collectively referred to as "Founders Capital Stock"), as of May 15, 1997 ("Record Date"), will consider and vote upon: (i) the election of 13 directors of Founders; and (ii) the approval of the Agreement and Plan of Affiliation dated February 11, 1997 ("Merger Agreement") by and among Susquehanna Bancshares, Inc. ("Susquehanna"), Susquehanna Interim Bank ("SBI Interim Bank") and Founders and the transaction contemplated thereby. A copy of the Merger Agreement is attached hereto as Appendix A. In addition, shareholders of Founders may consider and vote upon the approval of the adjournment of the Meeting in the event there are not sufficient votes cast in person or by proxy at the Meeting to constitute a quorum or to approve the Merger Agreement, and such other matters as may properly come before the Meeting or any adjournments thereof.

          Pursuant to the Merger Agreement: (i) immediately prior to the Effective Time (as defined in the Merger Agreement), all of the capital stock of SBI Interim Bank will be transferred by Susquehanna to its wholly-owned subsidiary, Susquehanna Bancshares East, Inc. ("SBI East"); and (ii) SBI Interim Bank will merge with and into Founders ("Merger"), and Founders will become a direct, wholly-owned subsidiary of SBI East and an indirect, wholly-owned subsidiary of Susquehanna. Upon the consummation of the Merger, each Founders' shareholder will receive for each share of Founders Capital Stock, the number of shares of common stock of Susquehanna, par value $2 per share ("Susquehanna Common Stock"), determined by the exchange ratio set forth in the Merger Agreement appearing on pages A-I through A-IV of Appendix A attached hereto ("Exchange Ratio"), together with a cash payment in lieu of any fractional share of Susquehanna Common Stock which the Founders' shareholder would otherwise be entitled to receive. If the average closing price per share of Susquehanna Common Stock for a ten business day period ending on the second business day before closing of the Merger is less than $24, Founders shall have the right to terminate the Merger Agreement, and if such average closing price per share for such period is more than $40, Susquehanna shall have the right to terminate the Merger Agreement. If the Merger had been closed on May 6, 1997 (the most recently available date prior to the date of this Proxy Statement/Prospectus, each share of Founders Capital Stock would have been converted into the right to receive .444 shares of Susquehanna Common Stock. Consummation of the Merger is conditioned upon, among other things, the approval of the Merger Agreement by the requisite vote of Founders' shareholders and by various regulatory agencies.

          The consideration to be received by Founders' shareholders pursuant to the Merger Agreement was negotiated by the Board of Directors of Founders ("Founders Board of Directors") in light of various factors, including Founders' and Susquehanna's recent operating results, current financial condition and perceived future prospects. Janney Montgomery Scott Inc. ("JMS"), Founders' financial advisor, has advised the Founders Board of Directors that in its opinion the consideration to be received by Founders' shareholders pursuant to the Merger is fair, from a financial point of view, to the shareholders of Founders. A copy of the JMS opinion dated May 12, 1997 is attached hereto as Appendix B. THE FOUNDERS BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF FOUNDERS' SHAREHOLDERS AND RECOMMENDS THAT FOUNDERS' SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.


          Founders Capital Stock is not traded in the over-the-counter market. Susquehanna Common Stock currently is traded, and the Susquehanna Common Stock to be issued pursuant to the Merger Agreement will be traded, in the over-the-counter market and authorized for quotation on The Nasdaq Stock Market. The most recently available sales price per share of Founders Capital Stock was $12.35 on May 1, 1997. Susquehanna Common Stock as reported on The Nasdaq Stock Market on May 2, 1997 was $34.75.

          This Proxy Statement/Prospectus constitutes a prospectus of Susquehanna filed as part of a registration statement filed with the Securities and Exchange Commission relating to the 471,298 shares of Susquehanna Common Stock issuable pursuant to the Merger Agreement. All information contained in this Proxy Statement/Prospectus with respect to Susquehanna and its subsidiaries has been supplied by Susquehanna, and all information with respect to Founders and its subsidiary has been supplied by Founders.

          This Proxy Statement/Prospectus does not cover any resales of the Susquehanna Common Stock issuable in the Merger by any shareholders deemed to be affiliates of Founders or Susquehanna. No person is authorized to make use of this Proxy Statement/Prospectus in connection with such resales, although such stock may be traded without use of this Proxy Statement/Prospectus by former shareholders of Founders who are not deemed to be affiliates of Founders or Susquehanna.

          THE SHARES OF SUSQUEHANNA COMMON STOCK ISSUABLE IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THE SHARES OF SUSQUEHANNA COMMON STOCK ISSUABLE IN THE MERGER ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

The date of this Proxy Statement/Prospectus is May 12, 1997.

          No person is authorized to give any information or to make any representations other than those contained in this Proxy Statement/Prospectus and, if given or made, such other information or representations must not be relied upon as having been authorized by Susquehanna or Founders. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any security other than the securities covered by this Proxy Statement/Prospectus, or the solicitation of a proxy to or from any person in any jurisdiction where it is unlawful to make such offer or solicitation of an offer or proxy solicitation. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create any implication that there has been no change in the information about Susquehanna or Founders contained in this Proxy Statement/Prospectus since the date hereof.


                             AVAILABLE INFORMATION

          Susquehanna is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, such as Susquehanna, that file electronically with the Commission. The address of the Commission's site is http://www.sec.gov. Susquehanna Common Stock is authorized for quotation on The Nasdaq Stock Market. Such materials and other information concerning Susquehanna, therefore, can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. Founders is not subject to the informational requirements of the Exchange Act.

          Susquehanna has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement on Form S-4 (including all amendments and exhibits thereto, the "Registration Statement") with respect to the Susquehanna Common Stock issuable pursuant to the Merger Agreement. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including any amendments and exhibits thereto, is available for inspection and copying as set forth above. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

          This Proxy Statement/Prospectus incorporates by reference documents relating to Susquehanna which are not presented herein or delivered herewith. These documents (not including exhibits thereto, unless such exhibits are specifically incorporated by reference herein) are available without charge to any shareholder of Founders, including any beneficial owner to whom this Proxy Statement/Prospectus is delivered, upon written or oral request directed to the Secretary, Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, Pennsylvania 17543, telephone number (717) 626-4721. In order to ensure timely delivery of the documents in advance of the meeting to which this Proxy Statement/Prospectus relates, any request should be made no later than June 11, 1997.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

          Certain documents previously filed by Susquehanna with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this Proxy Statement/Prospectus as follows:

          (1) the Annual Report on Form 10-K for the year ended December 31,
              1996;

          (2) the Current Report on Form 8-K dated February 28, 1997; and

          (3) the Proxy Statement for the Annual Meeting of shareholders for the year 1997.


          All documents filed by Susquehanna pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the consummation of the Merger shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus. All information appearing in this Proxy Statement/Prospectus should be read in conjunction with, and is qualified in its entirety by, the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----

AVAILABLE INFORMATION......................................................  -3-

INCORPORATION OF DOCUMENTS BY REFERENCE....................................  -4-

SUMMARY....................................................................  -8-

SELECTED FINANCIAL DATA.................................................... -15-

THE ANNUAL MEETING......................................................... -20-
    General................................................................ -20-
    Voting, Revocation and Solicitation of Proxies......................... -20-
    Principal Security Holders............................................. -21-
    Other Matters.......................................................... -22-
    Shareholder Proposals and Nominations.................................. -22-
    Auditors of Founders................................................... -23-

ELECTION OF DIRECTORS...................................................... -24-
    Election of Directors by Holders of Founders Common Stock.............. -24-
    Election of Directors by Holders of Founders Preferred Stock........... -27-
    Executive Officers Who Are Not Directors............................... -27-
    Compensation of Executive Officers..................................... -27-
    Employment Agreements.................................................. -28-
    Committees and Meetings of the Board of Directors...................... -28-
    Stock Options.......................................................... -29-
    Certain Relationships and Related Party Transactions................... -29-

APPROVAL OF THE MERGER..................................................... -31-
    Background of the Merger............................................... -31-
    Reasons for the Merger and Recommendation of the Founders
     Board of Directors.................................................... -32-
    Vote Required.......................................................... -33-
    Opinion of Financial Advisor........................................... -33-
    Dissenters' Rights..................................................... -36-
    Terms of the Merger.................................................... -38-
    Regulatory Approvals of Founders....................................... -44-
    Interests of Certain Persons in the Merger............................. -44-
    Management and Operations Following the Merger......................... -45-
    Accounting Treatment of the Merger..................................... -45-
    Income Tax Consequences of the Merger.................................. -45-

RESALE RESTRICTIONS........................................................ -46-

DESCRIPTION OF SUSQUEHANNA AND ITS CAPITAL STOCK........................... -47-
    Information Concerning Susquehanna..................................... -47-
    General................................................................ -47-
    Common Stock........................................................... -47-
    Preferred Stock........................................................ -48-
    Pennsylvania Anti-Takeover Law Provisions.............................. -48-
    Provisions in Susquehanna's Articles of Incorporation and Bylaws....... -49-

COMPARISON OF SHAREHOLDER RIGHTS........................................... -51-
    Introduction........................................................... -51-
    Dividends.............................................................. -51-

    Classified Board of Directors.......................................... -51-
    Number of Directors.................................................... -51-
    Nomination of Directors................................................ -51-
    No Cumulative Voting................................................... -52-
    Removal of Directors................................................... -52-
    Filling Vacancies on the Board of Directors............................ -52-
    Call of Special Shareholders' Meeting.................................. -52-
    Notice of Shareholders' Meetings....................................... -53-
    Quorum Requirements and Adjournment of Meetings........................ -53-
    Shareholder Proposals; New Business at a Meeting....................... -53-
    Action Without Meeting................................................. -53-
    Dissenters' Rights..................................................... -54-
    Preemptive Rights...................................................... -54-
    Limitations on Directors' Liability.................................... -54-
    Indemnification........................................................ -54-
    State Anti-Takeover Law Provisions..................................... -55-
    Anti-Takeover Provisions in the Susquehanna Articles;
      Approval of Certain Transactions..................................... -56-
    Amendment of Articles of Incorporation................................. -57-
    Amendment of Bylaws.................................................... -57-

DIVIDENDS AND MARKET PRICES OF SECURITIES.................................. -58-
    Susquehanna............................................................ -58-
    Founders............................................................... -58-

REGULATIONS AFFECTING DIVIDENDS............................................ -59-
    Susquehanna............................................................ -59-
    Founders............................................................... -60-

BUSINESS OF FOUNDERS....................................................... -61-
    General................................................................ -61-
    Services............................................................... -61-
    Regulation............................................................. -61-
    Competition............................................................ -62-
    Employees.............................................................. -63-
    Litigation............................................................. -63-
    Properties............................................................. -63-

MANAGEMENT'S DISCUSSION AND ANALYSIS
    OF FINANCIAL CONDITION AND RESULTS
    OF OPERATIONS OF FOUNDERS.............................................. -64-
    Results of Operations.................................................. -64-
    Financial Condition.................................................... -67-

UNAUDITED PRO FORMA FINANCIAL STATEMENTS................................... -80-
    Pro Forma Combined Condensed Balance Sheet
    as of December 31, 1996................................................ -80-

ADJOURNMENT OF THE MEETING................................................. -86-

INDEPENDENT ACCOUNTANTS.................................................... -86-

EXPERTS.................................................................... -86-
    Susquehanna............................................................ -86-
    Founders............................................................... -86-

LEGAL OPINIONS............................................................. -86-

INDEX TO FOUNDERS CONSOLIDATED FINANCIAL STATEMENTS........................ F-1

APPENDIX A - MERGER AGREEMENT.............................................. A-1
APPENDIX B - OPINION OF JANNEY MONTGOMERY SCOTT INC. ...................... B-1
APPENDIX C - DISSENTERS' RIGHTS PROVISIONS................................. C-1

                                    SUMMARY

          This summary does not purport to be complete and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this Proxy Statement/Prospectus and the Appendices hereto. Shareholders are urged to read this entire Proxy Statement/Prospectus, including the Appendices hereto. Certain terms used in this summary and elsewhere in this Proxy Statement/Prospectus are used as defined in this summary or elsewhere in this Proxy Statement/Prospectus.

     The Annual Meeting

          The Meeting will be held at 101 Bryn Mawr Avenue, Bryn Mawr, Pennsylvania, on Wednesday, June 25, 1997 at 5:30 p.m. At the Meeting, holders of record of Founders Capital Stock as of the Record Date will consider and vote upon: (i) the election of 13 directors of Founders; and
     (ii) the approval of the Merger Agreement by and among Susquehanna, SBI Interim Bank and Founders and the transactions contemplated thereby. In addition, shareholders of Founders may consider and vote upon the approval of the adjournment of the Meeting in the event there are not sufficient votes cast in person or by proxy at the Meeting to constitute a quorum or to approve the Merger Agreement, and such other matters as may properly come before the Meeting or any adjournments thereof. The holders of record of shares of Founders Capital Stock at the close of business on the Record Date, May 15, 1997, will be entitled to one vote for each such share then so held. The presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of Founders Capital Stock entitled to vote as of the Record Date will be required to constitute a quorum at the Meeting. For additional information, see "THE ANNUAL MEETING."

     Founders

          Founders is a Pennsylvania state chartered bank headquartered in Bryn Mawr, Pennsylvania, which conducts its business through three offices located in Montgomery, Chester and Delaware Counties, Pennsylvania.

          Founders' executive offices are located at 101 Bryn Mawr Avenue, Bryn Mawr, Pennsylvania 19010, and its telephone number is (610) 525-8500.

     Susquehanna

          Susquehanna is a bank holding company whose primary activity consists of owning and supervising its seven bank subsidiaries, three federal savings bank subsidiaries and two other nonbank subsidiaries.
     Susquehanna's depository subsidiaries consist of Atlantic Federal Savings Bank, Baltimore, Maryland; Citizens National Bank of Southern Pennsylvania, Greencastle, Pennsylvania; Equity National Bank, Atco, New Jersey; Fairfax Savings, FSB, Baltimore, Maryland; Farmers & Merchants Bank and Trust, Hagerstown, Maryland; Farmers First Bank, Lititz, Pennsylvania; Farmers National Bank, Mullica Hill, New Jersey; First National Trust Bank, Sunbury, Pennsylvania; Reisterstown Federal Savings Bank, Reisterstown, Maryland; and Williamsport National Bank, Williamsport, Pennsylvania. Susquehanna's subsidiaries provide banking and banking-related services in central and south-central Pennsylvania, principally in Franklin, Lancaster, Northumberland, Snyder, York and Lycoming Counties, in northwestern and central Maryland, principally in Washington and Allegany Counties, the City of Baltimore, its surrounding suburbs and the Counties of Cecil, Harford, Wicomico and Worcester, and in southern New Jersey, in Camden, Burlington and Gloucester Counties. The day-to-day management of Susquehanna's subsidiaries is conducted by each subsidiary's officers subject to review by their respective Boards of Directors.

          Susquehanna was incorporated in Pennsylvania in 1982. Its executive offices are located at 26 North Cedar Street, Lititz, Pennsylvania 17543, and its telephone number is (717) 626-4721.

     The Merger

          In the Merger, Founders will become a direct, wholly-owned subsidiary of SBI East and an indirect, wholly-owned subsidiary of Susquehanna by means of a merger of SBI Interim Bank with and into Founders, with Founders as the surviving entity ("Surviving Bank"). Upon the consummation of the Merger, Founders' shareholders will receive in exchange for all of the outstanding shares of Founders Capital Stock a number of shares of Susquehanna Common Stock to be determined in accordance with the Exchange Ratio set forth in the Merger Agreement. Founders' shareholders will receive a cash payment in lieu of any fractional share of Susquehanna Common Stock which the Founders' shareholders would otherwise be entitled to receive. If the Merger had been closed on May 6, 1997 (the most recently available date prior to this Proxy Statement/Prospectus), each share of Founders Capital Stock would have been converted into the right to receive .444 shares of Susquehanna Common Stock. The last reported sale price of Susquehanna Common Stock on The Nasdaq Stock Market on May 2, 1997 was $34.75 per share. Consummation of the Merger is conditioned upon, among other things, the approval of the Merger Agreement by the requisite vote of Founders' shareholders and by various regulatory agencies. See "APPROVAL OF THE MERGER."

               General

               Pursuant to the Merger Agreement, SBI Interim Bank will merge with and into Founders, with Founders as the Surviving Bank, as a result of which Founders will become a direct wholly-owned subsidiary of SBI East and an indirect wholly-owned subsidiary of Susquehanna. The name of the Surviving Bank will be "Founders' Bank."

               Exchange Ratio

               Pursuant to the Merger Agreement, the outstanding shares of Founders Capital Stock will be exchanged for shares of Susquehanna Common Stock in accordance with the Exchange Ratio set forth in the Merger Agreement ("Merger Consideration"). This number may be adjusted subject to conditions set forth in the Merger Agreement.

               The number of shares of Susquehanna Common Stock to be issued to holders of Founders Capital Stock in accordance with the Exchange Ratio will be based upon the average closing price per share of Susquehanna Common Stock over a ten day trading period ending two days prior to the closing of the Merger. In general, the fraction of a share of Susquehanna Common Stock to be issued for each share of Founders Capital Stock will range from .377 if the average closing price over such period is $40 per share, to .476 if the average closing price during such period is $24 per share. See Schedule 1.2 to the Merger Agreement attached as Appendix A hereto for the applicable Exchange Ratio within such range. If the average closing price over such period is less than $24 per share, Founders will have the right to terminate the Merger Agreement, and if Founders does not exercise such right, the applicable Exchange Ratio will be .476. If the average closing price is greater than $40 per share, Susquehanna will have the right to terminate the Merger Agreement, and if Susquehanna does not exercise such right, the applicable Exchange Ratio will be .377. Additionally, both Founders and Susquehanna will have the right to terminate the Merger Agreement if the Merger is not consummated by July 30, 1997. Nonetheless, Founders and Susquehanna have the right to extend the time for closing beyond July 30, 1997 through an amendment to the Merger Agreement which must be executed by all the parties.


               It is important to note that in the event the average closing price is less than $24 per share, the Founders Board would have the right to determine whether or not to proceed with the transaction and the Founders' shareholders would not be resolicited. The Founders Board would have a fiduciary duty to make an informed decision whether proceeding with the Merger or terminating the Merger Agreement is in the best interests of the corporation, and would consider, among other things, the effects of the transaction upon Founders' shareholders, employees, suppliers and customers and upon the communities in which offices or other establishments of Founders are located, the adequacy of the consideration to be received by Founders' shareholders and all other pertinent factors. The Founders Board would also seek a fairness opinion from its financial advisor in order to determine that the consideration to be received in connection with the transaction would be fair, from a financial point of view, to Founders' shareholders. In the event the average closing price is greater than $40 per share, Susquehanna would have the right to determine whether to proceed with the transaction and the Founders' shareholders would not be resolicited. The Susquehanna Board also would have a fiduciary duty to make an informed decision regarding the best interests of the corporation and would make this determination on the basis of Founders' performance, Susquehanna's performance, general economic considerations, and whether the Founders' transaction was still desirable in terms of Susquehanna's overall strategic planning. In the past year, Susquehanna has elected to consummate transactions under similar circumstances involving two New Jersey banks, Farmers National Bank and Equity National Bank, where in both instances, the average closing price per share exceeded the maximum exchange ratio. This is not a guarantee or assurance, however, that Susquehanna will make a similar election with respect to Founders if the average closing price per share exceeds $40.

               Fractional Shares

               No fractional shares of Susquehanna Common Stock will be issued. Susquehanna will furnish to any holder of Founders Capital Stock otherwise entitled to a fractional share a check for an amount of cash equal to the fraction of a share of Susquehanna Common Stock represented by the certificates so surrendered multiplied by the average closing price per share as determined in accordance with the Merger Agreement.

               Closing; Effective Date

               The Merger Agreement provides that the closing ("Closing") will occur following three business days notice to Founders, as shall be agreed upon by all parties, which date shall not be later than the 30th business day after: (i) the last approval of required governmental authorities is granted and any related waiting periods expire; (ii) the lifting, discharge or dismissal of any stay of any such governmental approval or of any injunction against the Merger; and (iii) all shareholder approvals required by the parties pursuant to the Merger Agreement are received. Immediately following the Closing, and provided the Merger Agreement has not been terminated or abandoned in accordance with the terms thereof, Founders and SBI Interim Bank will request that the Pennsylvania Department of Banking ( "Banking Department") cause articles of merger to be delivered and filed with the Secretary of State of the Commonwealth of Pennsylvania ("Department of State"). The Merger, and the transactions described in the Merger Agreement, will become effective at 12:01 a.m. on the business day following the Closing ("Effective Time"). The presentation of the articles for acceptance and filing is subject to the rights of the Founders Board of Directors and the Board of Directors of Susquehanna ("Susquehanna Board of Directors") to terminate the Merger Agreement under certain circumstances.

     Opinion of Financial Advisor

          JMS has rendered its opinion to the Founders Board of Directors that in its opinion the Merger Consideration is fair, from a financial point of view, to the shareholders of Founders. This opinion, which is attached hereto as Appendix B, should be read in its entirety with respect to the assumptions made and other matters considered by JMS in rendering such opinion. See "APPROVAL OF THE MERGER -- Opinion of Financial Advisor."

     Recommendation of the Founders Board of Directors

          The consideration to be received by Founders' shareholders pursuant to the Merger Agreement was negotiated by the Founders Board of Directors in light of various factors, including Founders' and Susquehanna's recent operating results, current financial condition and perceived future prospects. THE FOUNDERS BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF FOUNDERS' SHAREHOLDERS AND RECOMMENDS THAT FOUNDERS' SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

     Vote Required

          The affirmative vote of the holders of sixty-six and two-thirds percent (66%) of the outstanding shares of Founders Capital Stock entitled to vote at the Meeting is required to approve the Merger Agreement. Directors and executive officers are expected to vote substantially all of the 164,818 shares beneficially held by them as of March 14, 1997, representing 16.65% of the Founders Capital Stock outstanding at that date, "FOR" approval of the Merger Agreement and the transactions contemplated thereby.

     Dissenters' Rights

          Pursuant to the Pennsylvania Business Corporation Law of 1988, as amended ("BCL"), the holders of Founders Capital Stock will have the right to dissent from approval of the Merger, and to demand and receive the "fair value" of their shares of Founders Capital Stock. In order to assert such dissenters' rights, a Founders shareholder must: (i) file a written notice of intent to dissent with Founders prior to the shareholder vote at the Meeting; (ii) refrain from voting in favor of the Merger; (iii) file a written demand for payment and deposit the certificates representing his or her shares in accordance with the terms of the notice to demand payment that will be sent by Founders; and (iv) comply with certain other statutory procedures set forth in the BCL. Proxies which are returned but which do not contain voting instructions will be voted in favor of the Merger Agreement, which will result in a forfeiture of dissenters' rights with respect to the Merger. A copy of the applicable sections of the BCL are attached to this Joint Proxy Statement/Prospectus as Appendix C. Any deviation from the procedures set forth in such statutory provisions may result in the forfeiture of dissenters' rights with respect to the Merger. Accordingly, shareholders wishing to assert dissenters' rights are urged to read carefully "THE MERGER -- Dissenters' Rights" and Appendix C to this Joint Proxy Statement/Prospectus.

     Federal Income Tax Consequences of the Merger

          It is anticipated that the Merger will be a tax-free reorganization for federal income tax purposes and that no gain or loss will be recognized by shareholders of Founders on the exchange of Founders Capital Stock for Susquehanna Common Stock (other than with respect to cash received in lieu of fractional shares). FOUNDERS' SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISERS REGARDING THE TAX CONSEQUENCES OF THE MERGER WITH RESPECT TO THEIR OWN PARTICULAR CIRCUMSTANCES. See "APPROVAL OF THE MERGER -- Federal Income Tax Consequences of the Merger."

     Accounting Treatment

          The Merger is intended to be accounted for as a pooling-of-interests. See "APPROVAL OF THE MERGER -- Accounting Treatment of the Merger."

     Comparison of Shareholder Rights

          After the Merger, holders of Founders Capital Stock will become holders of Susquehanna Common Stock, and their rights will be governed by Susquehanna's articles of incorporation ("Susquehanna Articles") and bylaws ("Susquehanna Bylaws"). Certain differences exist between the Susquehanna Articles and the Susquehanna Bylaws, on the one hand, and Founders' articles of incorporation ("Founders Articles") and bylaws ("Founders Bylaws"), on the other. See "COMPARISON OF SHAREHOLDER RIGHTS."

     Conditions to the Merger

          Consummation of the Merger is subject to various conditions, including approval of the Merger by the Board of Governors of the Federal Reserve System ("Federal Reserve Board") and the Banking Department. See "APPROVAL OF THE MERGER -- Regulatory Approvals of Founders." The Merger is also subject to satisfaction of various other conditions specified in the Merger Agreement, including the approval of the Merger Agreement and the transactions contemplated thereby by the requisite vote of Founders' shareholders and the satisfaction of the criteria necessary to permit a pooling-of-interests for accounting purposes. In the event that more than 10% of the outstanding shares of Founders are covered through the exercise of dissenters' rights, the criteria for pooling-of-interest treatment will not be satisfied. See "APPROVAL OF THE MERGER -- Terms of the Merger -- Conditions Precedent" and "DISSENTERS' RIGHTS."

     Operations After the Merger

          It is expected that the persons elected as directors of Founders at the Meeting will serve as members of the Founders Board of Directors following the Merger.

     Termination of the Merger

          The Merger Agreement provides that whether before or after its approval by the shareholders of Founders, it is terminable, and if so terminated, the transactions contemplated in the Merger Agreement would then be abandoned, at any time prior to the Effective Time: (i) by mutual, written consent of Susquehanna and Founders, if the Board of Directors of each so determines by majority vote of the members of the entire Board;
     (ii) by Founders in the event (a) of a material breach by Susquehanna of any representation, warranty, covenant or agreement contained in the Merger Agreement which is not cured or not curable within 30 days after written notice of such breach is given to Susquehanna by Founders, or (b) by written notice to Susquehanna that any condition precedent to Founders' obligations as set forth in Article V of the Merger Agreement has not been met or waived by Founders at such time as such condition can no longer be satisfied, (c) the Founders Board of Directors fails to make, withdraws or modifies or changes its favorable recommendation to the shareholders, or (d) the Founders Board of Directors recommends to the shareholders of Founders that an Acquisition Proposal (as defined in the Merger Agreement) is likely to be more favorable, from a financial point of view, to the shareholders of Founders than the Merger; (iii) by Susquehanna in the event (a) of a material breach by Founders of any representation, warranty, covenant or agreement contained in the Merger Agreement which is not cured or not curable within 30 days after written notice of such breach is given to Founders, or (b) that any condition precedent to Susquehanna's obligations as set forth in Article V of the Merger Agreement has not been met or waived by Susquehanna at such time as such condition can no longer be satisfied; (iv) by Founders if the average closing price per share of Susquehanna Common Stock before the Closing is less than $24, and by Susquehanna if the average closing price per share of Susquehanna Common Stock before the Closing is greater than $40, in each case by giving notice of the exercise of such election to the other within one business day following the determination of the average closing price per share of Susquehanna Common Stock before the Closing; or (v) by Susquehanna or Founders if the Merger is not consummated by July 30, 1997, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in the Merger Agreement by the party seeking to terminate; provided, however, that such date may be extended by the written agreement of the parties.

     Adjournment of the Meeting

          In the event that there is an insufficient number of votes cast in person or by proxy at the Meeting to approve the Merger Agreement and the transactions contemplated thereby, the Founders Board of Directors intends to adjourn the Meeting to a later date for the solicitation of additional votes in favor thereof. The affirmative vote of a majority of the shares represented and voting at the Meeting is required in order to approve any such adjournment. The Founders Board of Directors recommends that shareholders vote "FOR" the proposal to adjourn the Meeting if necessary to permit further solicitation of proxies to approve the Merger Agreement and the transactions contemplated thereby. See "ADJOURNMENT OF THE MEETING."

                           COMPARATIVE PER SHARE DATA
                                   Unaudited

          The following table sets forth the historical per share data of the Susquehanna Common Stock, the pro forma historical per share data for Susquehanna and its 1997 acquisitions, the historical per share data for Founders, as well as the related unaudited combined pro forma per share data of Susquehanna, the 1997 acquisitions, and Founders, based on the assumption that the mergers are effective on January 1, 1994 and were accounted for as poolings-of-interests. The pro forma results are not necessarily indicative of results that would have been achieved had such transactions been consummated on such dates and should not be construed as representative of future operations. The presentation is subject to the assumptions set forth in the notes to the Unaudited Pro Forma Financial Statements and the Susquehanna Pro Forma Schedules appearing elsewhere in this Proxy Statement/Prospectus. The information presented should be read in conjunction with such pro forma financial statements and schedules, and notes thereto, and the historical consolidated financial statements, and notes thereto, of Susquehanna, the 1997 acquisitions, and Founders incorporated by reference or appearing elsewhere in this Proxy Statement/Prospectus.

                                                  Year Ended December 31
                                      -----------------------------------------
                                        1996           1995            1994

Susquehanna Historical per share:

   Net income from operations        $ 2.28           $ 2.23         $ 1.96
   Cash dividends declared             1.17             1.10           1.02
   Book value                         22.20            21.11          18.66

Susquehanna Pro forma per share [1]:
   Net income from operations        $ 2.24           $ 2.15         $ 1.90
   Cash dividends declared             1.17             1.10           1.02
   Book value                         21.40               --             --

Founders Historical per share [2]:
   Net income from operations        $ 0.33           $ 0.64         $ 0.60
   Cash dividends declared               --               --             --
   Book value                          7.65             7.40           6.56

Pro Forma per Susquehanna Common
 Share [3]:
   Net income from operations        $ 2.20           $ 2.13         $ 1.88
   Cash dividends declared             1.17             1.10           1.02
   Book value                         21.29               --             --

Pro Forma Equivalent per Founders
 Common Share [4]:
   Net income from operations        $ 0.96           $ 0.93         $ 0.82
   Cash dividends declared             0.51             0.48           0.44
   Book value                          9.28               --             --


[1] Pro forma Susquehanna amounts give effect to the 1997 acquisitions of ATCORP, Inc. and Farmers Banc Corp. and the 1996 Fairfax acquisition as if the Fairfax acquisition took place on January 1, 1996 and eliminate non-recurring expenses related to the merger of ATCORP, Inc. and Farmers Banc Corp.

[2] Founders' historical amounts are adjusted for the six-for-five stock split in 1996.

[3] Pro forma amounts give effect to the Fairfax acquisition as if the Fairfax acquisition took place January 1, 1996 and gives effect to the 1997 acquisitions as if the 1997 acquisitions took place January 1, 1994. These amounts also include the combination of Founders based upon the exchange ratio and eliminate non-recurring merger expenses related to Founders and the other 1997 acquisitions.

[4] Pro Forma amounts per share were calculated by taking the corresponding per share amounts for Susquehanna Pro Forma and Founders Combined and multiplying that by an exchange ratio of which gives effect to the exchange of .436 shares of Susquehanna for each outstanding share of Founders at each reporting date.

     Market Value of Securities

          The table below sets forth the last sale price on The Nasdaq Stock Market for Susquehanna Common Stock for February 10, 1997, the last trading day before the announcement of the Merger.


                                Susquehanna
                                Historical
                                -----------

        February 10, 1997       $36.125


               There is no established public trading market for Founders Capital Stock, and accordingly, there are no published market quotations for such stock. Trading in Founders Capital Stock is limited and sporadic. In addition, Founders is not subject to the requirement of filing periodic reports with the Commission. The absence of an established market and publicly available information regarding Founders may affect the prices at which Founders' shares are traded. Subject to the foregoing, the sale price for Founders Capital Stock on January 15, 1997, the most recent date before February 10, 1997 on which a sale occurred, was $12 11/16 per share.

                             SELECTED FINANCIAL DATA

               The following tables set forth certain selected consolidated historical financial information for Susquehanna and Founders. This data is derived from and should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements of Susquehanna and Founders, including the notes thereto, incorporated by reference or appearing elsewhere in this Proxy Statement/Prospectus.

-------------------------------------------------------------------------------------------------------------------

Susquehanna Historical
(Dollars in thousands, except per share)
                                                                At or for the Year Ended December 31,
                                             --------------------------------------------------------------------
                                                     1996         1995         1994         1993         1992
Earnings Data

Net interest income                              $  128,697   $  107,209   $   94,145   $   87,027   $   83,761
Provisions for loan and lease losses                  4,599        4,994        3,987        5,130        4,721
Other income                                         21,344       16,080       15,098       15,816       15,284
Other expense                                       100,816       80,911       72,710       66,004       63,611
Income before taxes, extraordinary
  item and cumulative effect of a
  change in accounting principle                     44,626       37,384       32,546       31,709       30,713
Extraordinary item                                       --           --         (732)          --           --
Cumulative effect of a change in
  accounting principle                                   --           --           --        1,023           --
Net income                                           29,976       26,017       22,096       23,205       22,172

Earnings per common share before
  extraordinary item and cumulative effect
  of a change in accounting principle            $     2.28   $     2.23   $     1.96   $     1.96   $     1.99

Dividends declared per common share                    1.17         1.10         1.02         0.92         0.87

Balance Sheet Data

Assets                                           $3,038,451   $2,586,157   $2,231,409   $2,051,994   $1,967,450
Loans and leases, net of unearned income          2,173,081    1,712,951    1,466,186    1,309,907    1,282,457
Deposits                                          2,493,504    2,116,042    1,866,330    1,717,807    1,671,352
Shareholders' equity                                292,680      273,399      217,104      218,428      193,804

Shareholders' equity per share (book value)      $    22.20   $    21.11   $    18.66   $    18.78   $    17.35

Selected Ratios

Return on average assets before extraordinary
  item and cumulative effect of a
  change in accounting principle                       1.01%        1.07%        1.08%        1.13%        1.15%
Return on average shareholders' equity before
  extraordinary item and cumulative effect
  of a change in accounting principle                 10.57%       11.29%       10.51%       10.96%       11.88%
Average shareholders' equity to assets                 9.55%        9.48%       10.23%       10.29%        9.72%
Net interest margin (tax equivalent)                   4.78%        4.89%        4.94%        4.94%        4.89%
Net charge-offs to average loans and leases            0.21%        0.28%        0.13%        0.15%        0.25%
Allowance for loan and lease losses to
  period-end loans and leases                          1.47%        1.61%        1.63%        1.66%        1.41%
Nonperforming assets to period-end
  loans and leases and OREO                            1.45%        1.79%        2.00%        2.05%        2.06%


-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

Founders' Historical
(Dollars in thousands, except per share)

                                    At or for the Year Ended December 31,
                           -------------------------------------------------------
                                 1996      1995      1994      1993      1992
Earnings Data

Net interest income             $3,457    $2,965    $2,546    $2,120    $1,728
Provision for loan losses           50        61       152       261       317
Other income                       261       165       251       276       319
Other expense                    3,236     2,258     2,058     1,847     1,713
Net income                         319       605       553       288        17

Earnings per
 weighted-average share          $0.33     $0.64     $0.60     $0.38     $0.02
Dividends declared per
 common share                       --        --        --        --        --

Balance Sheet Data

Assets                        $103,203   $76,508   $67,832   $65,539   $58,873
Loans, net of unearned
 income                         74,726    51,147    38,986    31,957    34,427
Deposits                        88,515    66,371    61,084    52,929    48,694
Shareholders' equity             7,573     6,989     6,192     5,636     4,402

Shareholders' equity per
 share (book value)              $7.65     $7.40     $6.56     $6.42     $6.15

Selected Ratios

Return on average assets          0.36%     0.86%     0.81%     0.50%     0.03%
Return on average
 shareholders' equity             4.48%     9.31%     9.44%     6.15%     0.39%
Average shareholders'
 equity to average assets         8.15%     9.27%     8.56%     8.05%     8.68%
Net interest margin (tax
 equivalent basis)                4.24%     4.37%     3.90%     3.69%     3.45%
Net charge-offs to average
 loans                            0.01%    -0.65%    -0.13%     1.02%     0.47%
Allowance for loan losses to
  period-end loans                1.77%     2.51%     2.40%     2.32%     2.36%
Nonperforming assets to
 period-end loans and OREO        0.46%     0.44%     0.76%     0.89%     4.05%
-------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

             UNAUDITED PRO FORMA SELECTED FINANCIAL DATA

Susquehanna Pro Forma with Founders

        The following tables set forth unaudited pro forma selected data for Susquehanna restated to include ATCORP, Inc. and Farmers Banc Corp. ("1997 Acquisitions") as well as giving effect to the Merger. The pro forma selected data is not necessarily indicative of the results that would have been achieved had such transactions been consummated on such dates and should not be construed as representative of future operations. This presentation is subject to the assumptions set forth in the notes to the Unaudited Pro Forma Financial Statements and the Susquehanna Pro Forma Schedules appearing elsewhere in this Proxy Statement/Prospectus. The information presented should be read in conjunction with such pro forma financial statements and schedules, and the notes thereto, and the historical consolidated financial statements, including the notes thereto, of Susquehanna and Founders incorporated by reference or appearing elsewhere in this Proxy Statement/Prospectus.

                                   Pro Forma Earnings and Balance Sheet Data
                                              (Dollars in Thousands)
                                             At or for the Year Ended
                                                   December 31,
                                   -----------------------------------------
                                          1996         1995         1994
                                   ---------------   ----------   ----------
Earnings Data
Net interest income                       $144,711     $119,671     $105,460
Provision for loan and lease losses          5,359        5,225        4,399
Other income                                22,910       17,301       16,378
Other expense                              113,242       90,574       81,538
Income from operations                      33,190       28,857       25,380

Period-end Balances
Total assets                            $3,438,637   $2,905,145   $2,498,224
Loans and leases, net of
  unearned income                        2,424,502    1,898,543    1,613,498
Investment securities                      682,886      720,111      690,749
Deposits                                 2,842,633    2,401,948    2,107,348
Long-term debt                             123,368       86,274       49,314
Shareholders' equity                       321,029      300,899      240,957

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Pro Forma Key Financial Ratios and Other Data

                                                                 Year Ended
                                                             December 31, 1996
                                                            -------------------
Return on average assets                                                  0.99%
Return on average equity                                                 10.65%
Average shareholders' equity to average assets                            9.33%
Noninterest income to average assets                                      0.67%
Noninterest expense to average assets                                     3.39%
Nonperforming loans to total loans                                        1.09%
Nonperforming assets to total assets                                      0.99%
Average interest-earning assets to average                              117.60%
 interest-bearing liabilities
Allowance for loan and lease losses to nonperforming loans              133.34%
Net interest income to noninterest expense                              127.79%
Net interest income after provision for loan and lease                  123.06%
 losses to total noninterest expense


--------------------------------------------------------------------------------

                                THE ANNUAL MEETING

General

   This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Founders Board of Directors to be used at the Meeting which will be held at 101 Bryn Mawr Avenue, Bryn Mawr, Pennsylvania, on Wednesday, June 25, 1997 at 5:30 p.m.

   At the Meeting, holders of record of Founders Capital Stock as of the Record Date will consider and vote upon: (i) the election of 13 directors of Founders; and (ii) the approval of the Merger Agreement and the transactions contemplated thereby. In addition, shareholders of Founders may consider and vote upon the approval of the adjournment of the Meeting, in the event there are not sufficient votes cast in person or by proxy at the Meeting to constitute a quorum or to approve the Merger Agreement, and such other matters as may properly come before the Meeting or any adjournments thereof.

   Pursuant to the Merger Agreement: (i) immediately prior to the Effective Time of the Merger, all of the capital stock of SBI Interim Bank will be transferred by Susquehanna to its wholly-owned subsidiary, SBI East; and (ii) Founders will become a direct, wholly-owned subsidiary of SBI East and an indirect, wholly-owned subsidiary of Susquehanna by means of a merger of SBI Interim Bank with and into Founders. Upon the consummation of the Merger, each Founders' shareholder will receive in exchange for each share of Founders Capital Stock, the number of shares of Susquehanna Common Stock determined by the Exchange Ratio set forth in the Merger Agreement, together with a cash payment in lieu of any fractional share of Susquehanna Common Stock which the Founders' shareholder would otherwise be entitled to receive. If the average price per share of Susquehanna Common Stock for a ten business day period ending two days before the Closing of the Merger is less than $24, Founders will have the right to terminate the Merger Agreement, and if the average closing price per share of Susquehanna Common Stock for such ten day period is more than $40, Susquehanna will have the right to terminate the Merger Agreement. See " APPROVAL OF THE MERGER--Terms of the Merger." The average price per share of Susquehanna Common Stock before Closing will be determined by adding the price at which Susquehanna Common Stock is reported to have closed by The Nasdaq Stock Market over a period of ten business days ending on the second business day preceding the date set for the Closing, and dividing such total by ten. If the Merger had been closed May 6, 1997 (the most recently available date prior to the date of this Proxy Statement/Prospectus, each share of Founders Capital Stock would have been converted into the right to receive .444 shares of Susquehanna Common Stock. The last reported sale price of Susquehanna Common Stock on The Nasdaq Stock Market on May 2, 1997 was $34.75 per share. Consummation of the Merger is conditioned upon, among other things, the approval of the Merger Agreement by the requisite vote of Founders' shareholders.



Voting, Revocation and Solicitation of Proxies

   As of May 15, 1997, the record date for the determination of Founders' stockholders entitled to notice of and to vote at the Meeting, there were 136,055 shares of Founders Preferred Stock outstanding and 854,067 shares of Founders' Common Stock outstanding, being the only classes of Founders stock outstanding and entitled to vote at the Meeting.

   In the election of directors of Founders, the holders of the Founders Preferred Stock, voting as a separate class, are entitled to elect, by a majority of the votes cast by preferred stockholders in person or by proxy, one director to the Founders Board of Directors. Holders of Founders Preferred Stock are not entitled to vote their shares of Founders Preferred Stock in the election of any other director of Founders.

   Holders of Founders Common Stock are entitled to cumulate their votes for candidates in the election of directors. In cumulative voting, each share has a number of votes equal to the number of directors to be elected in the same election by the holders of Founders Common Stock. All of those votes may be cast for one candidate or distributed among two or more candidates.

   Except for the cumulative voting of shares of Founders Common Stock in the election of directors, each share of Founders Common Stock is entitled to one vote on each matter to be voted on by holders of Founders Common Stock. Each share of Founders Preferred Stock is entitled to one vote on each matter to be voted on by holders of Founders Preferred Stock. Holders of Founders Preferred Stock vote as a separate class with respect to the election (or removal) of the one director entitled to be elected by holders of Founders Preferred Stock, have no vote in the election of other directors, and vote as a separate class with respect to any proposed amendment to Founders Bylaws or Founders Articles that would affect the voting rights or other designations, preferences, qualifications, privileges, limitations, options or rights applicable to the Founders Preferred Stock. On any other matter submitted to a vote of stockholders, the holders of Founders Preferred Stock and of Founders Common Stock vote together.

   Shareholders of record on the Record Date, May 15, 1997, entitled to cast at least a majority of the votes which all shareholders of record on the Record Date are entitled to cast on a particular matter shall constitute a quorum for the purpose of considering such matter at the Meeting. Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of Founders, the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting or by attendance at the Meeting and voting in person. A written notice revoking a previously executed proxy should be sent to Founders' Bank, 101 Bryn Mawr Avenue, Bryn Mawr, Pennsylvania 19010 --
Attention: Secretary.

   Proxies solicited by the Founders Board of Directors will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted in favor of each of the proposals set forth in this Proxy Statement/Prospectus for consideration at the Meeting and, with respect to the proxies for voting shares of Founders Common Stock, in favor of the election of the nominees for director listed below. The proxy confers discretionary authority on the persons named therein to vote with respect to matters incident to the conduct of the Meeting. If any other business is presented at the Meeting, proxies will be voted by those named therein in their best judgment. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker no-votes, however: (i) will be treated as shares present for purposes of determining whether a quorum is present; (ii) with respect to the proposal to approve the Merger Agreement, will have the same effect as votes against the proposal; and (iii) will have no effect on the outcome of voting with respect to any other matter, including the election of directors.

   The cost of soliciting proxies will be borne by Founders. Founders will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Founders Capital Stock. In addition to solicitations by mail, directors, officers and regular employees of Founders may solicit proxies personally or by telegraph, telephone or otherwise, and such persons will not receive any compensation for doing so.

Principal Security Holders

   The persons listed below are the only persons known by the Founders Board of Directors to be the beneficial owners of more than five percent (5%) of any class of Founders' outstanding voting stock as of March 14, 1997:

                                                Amount         Percent of
                                             Beneficially         Class
Name & Address           Title of Class       Owned (1)        Outstanding
--------------           ---------------  ------------------  -------------
Harold L. Yoh, Jr.          Preferred           89,252             65.60%
1818 Market Street
Phila. PA 19103             Common              31,010 (2)(3)       3.63%

Robin Ledwith, as           Preferred           41,089 (4)         30.20%
Trustee
3000 Two Logan Sq.          Common               8,217 (2)(5)       0.96%
18th & Arch Sts.
Phila. PA 19103

(1) For the purposes hereof, the securities "beneficially owned" by an individual include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting power (which includes the power to vote, or to direct the voting of such securities) or investment power (which includes the power to dispose, or to direct the disposal of, such securities). A person is also deemed to be the beneficial owner of any securities of which he or she has the power to acquire beneficial ownership within 60 days. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Excludes shares of Founders Common Stock issuable upon conversion of shares of Founders Preferred Stock. Each share of Founders Preferred Stock is convertible into one share of Founders Common Stock. If all 136,055 shares of the outstanding Preferred Stock were converted as of March 14, 1997, the shares of Founders Common Stock issuable thereon would represent approximately 13.74% of the then outstanding Founders Common Stock. Mr. Yoh would beneficially own approximately 12.15% of the then outstanding Founders Common Stock and Mr. Ledwith, as Trustee, would beneficially own approximately 4.98% of the then outstanding Founders Common Stock.

(3) Includes 6,000 shares of Founders Common Stock owned by Day & Zimmermann, Inc., a corporation of which Mr. Yoh is an officer and director and in which he owns shares constituting a controlling interest.

(4) Includes 36,327 shares of Founders Preferred Stock held by Mr. Ledwith as trustee of the Yoh Family Trust, and 4,762 shares of Founders Preferred Stock held by Mr. Ledwith as trustee of the Follman Family Trust. Mr. Ledwith has sole voting and dispositive power over these shares.

(5) Includes 7,265 shares of Founders Common Stock held by Mr. Ledwith as trustee of the Yoh Family Trust, and 952 shares of Founders Common Stock held by Mr. Ledwith as trustee of the Follman Family Trust. Mr. Ledwith has sole voting and dispositive power over those shares.

Other Matters

     The Founders Board of Directors is not aware of any business to come before the Meeting other than those matters described in this Proxy Statement/Prospectus. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

Shareholder Proposals and Nominations

     Founders Bylaws provide that shareholder proposals or nominations will not be considered at a meeting of Founders' shareholders unless they are made in accordance with the requirements set forth therein. More specifically,

Section 11 of Article I and Section 13 of Article II, as amended, provide that shareholder proposals or nominations will not be considered at an annual meeting unless received by the Secretary of Founders on or before the March 31 next preceding such annual meeting. In addition, the proposal or nomination must include certain information specified in Founders Bylaws in order to be considered.

Auditors of Founders

     The auditors of Founders is the firm of Beard & Company, Inc., Reading, Pennsylvania. Representatives of Beard & Company, Inc. are expected to be at the Meeting and to be available to respond to appropriate questions.

                             ELECTION OF DIRECTORS

Election of Directors by Holders of Founders Common Stock

     Founders Bylaws, as currently in effect, provide that the Founders Board of Directors shall consist of not less than five nor more than twenty-five directors. Within those parameters, the Founders Board takes action fixing the precise number from time to time. The Founders Board of Directors has fixed the number of directors at 13 to be elected by the holders of Founders Common Stock.

     The persons listed below have been nominated by the Founders Board of Directors for election by holders of Founders Common Stock to hold office and serve until the 1998 annual meeting of stockholders and until their successors have been elected and qualified. All of the persons listed presently are directors of Founders. The Founders Board of Directors recommends the election of each of the nominees for director.

     The persons named in the accompanying form of proxy for shares of Founders Common Stock intend to vote the shares covered thereby for the election of the nominees listed below. No circumstances are currently known which would render any such nominee unavailable. In the event that any nominee for director shall not be a candidate for election, discretionary authority is reserved for the persons named in the enclosed proxy to vote for a substitute nominee chosen by the Founders Board of Directors, or the Founders Board of Directors may reduce the number of directors accordingly.

     In the event of the acquisition of Founders by Susquehanna, the Founders Board of Directors would continue with such additions and/or deletions as Susquehanna may make in its sole discretion.

     As previously indicated, holders of Founders Common Stock have cumulative voting rights in the election of directors. Cumulative voting allows a shareholder to multiply the number of shares of common stock owned by the number of directors to be elected in the same election and to cast the entire number of these votes for one candidate or distribute them in any proportion among as many nominees as the shareholder desires. Nominees who receive the greatest number of votes will be elected. Unless instructions to the contrary are indicated on the proxy, the persons named in the proxy will vote the shares covered by proxies to elect as many of the nominees as possible. These shares may be voted cumulatively so that one or more of the nominees may receive fewer votes than the other nominees (or no votes at all), if such action is considered necessary or desirable by the proxy holders.

     Information concerning the nominees for election at the Meeting and executive officers of Founders is set forth below.

                                                                   Common Shares      % of Common
                           Age (as of   Present Position      Beneficially Owned      Stock
          Name             1/31/97)     with Founders          as of 3/14/97 (1)      Outstanding
John J. Cunningham, III         54     Chairman of the                   12,000              1.41%
                                       Board and
                                       Director (2)

Robert F. Whalen                52     President, Chief               41,416(3)              4.85%
                                       Executive Officer,
                                       Secretary and
                                       Director (2)

Charles E. Dolaway, III         55     Director                       13,131(4)              1.54%

Henry Faulkner, III             47     Director                          12,000              1.41%

George F. Harlan, III           50     Director                           6,000              0.70%

Robert J. Mailey                51     Director                          12,000              1.41%

Thomas O. Melvin                42     Director                             120              0.01%

Julian V. Miraglia              57     Director                           6,000              0.70%

Patrick J. O'Connor             54     Director                           8,400              0.98%

Carl A. Posse                   68     Director                           8,880              1.04%

Anne M. Reimel                  64     Director                       12,000(5)              1.41%

Philipp J. Walter, Jr.          60     Executive Vice                    18,900              2.21%
                                       President and
                                       Director

Martin F. Whalen                55     Director                          11,631              1.36%

Nominees & Executive                                              164,818(3)(6)             19.30%
Officers as a Group
(15 Persons)

(1) For the purposes hereof, the securities "beneficially owned" by an individual include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power. A person also is deemed to be the beneficial owner of any securities of which he or she has the power to acquire beneficial ownership within 60 days. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Messrs. Whalen and Cunningham also are directors of Old Lancaster Corporation, a wholly owned subsidiary of Founders. Mr. Whalen is the Chairman of the Board, President, Chief Executive Officer and Secretary of Old Lancaster Corporation.

     (3) Includes 16,320 shares of Founders Common Stock held by the Founders Bank Profit-Sharing Plan, of which Mr. R.F. Whalen serves as trustee. As such trustee, Mr. Whalen has voting and dispositive powers over such shares.

     (4) Stock is owned by a family-owned corporation of which Mr. Dolaway is a shareholder, a director and the President.

     (5) Stock is owned by family partnership.

     (6) The shares of Founders Common Stock beneficially owned by Founders' nominees and executive officers as a group represent 16.65% of the total number of shares of Founders Common Stock and Founders Preferred Stock outstanding at March 14, 1997.


               Set forth below is the business background of each nominee. Except where noted below, each nominee has served in the principal occupations and employment indicated for more than five years and has been a director of Founders since its inception in 1988.

               JOHN J. CUNNINGHAM, III, the Chairman of the Board, is a senior partner and a member of the Executive Committee of Schnader, Harrison, Segal & Lewis, a Philadelphia-based law firm. He specializes in commercial and tax law. Schnader, Harrison, Segal & Lewis performs legal services for Founders and its affiliates.

               CHARLES E. DOLAWAY, III, is President and CEO of Allegheny Iron and Metal Company, Inc., Philadelphia, Pennsylvania, which is engaged in recycling ferrous and non-ferrous metals.

               HENRY FAULKNER, III, is the Chairman of the Faulkner organization, which owns and manages automobile dealerships in Pennsylvania and Delaware. Mr. Faulkner became a director in 1994.

               GEORGE F. HARLAN, III, is the President of The Harlan Corporation, a building and real estate development company.

               ROBERT J. MAILEY is President of National Investment Funds, Inc., a financial consulting firm, and also President of Westside Holding Company, a real estate investment company.

               THOMAS O. MELVIN is Vice President/Secretary of Joseph P. Melvin Company, a certified public accounting firm located in Wayne, Pennsylvania. Mr. Melvin became a director in 1989.

               JULIAN V. MIRAGLIA is a merchant banker and also a real estate developer, having participated in the development, construction and marketing of many dwelling units in Montgomery and Chester counties. Mr. Miraglia became a director in 1993.

               PATRICK J. O'CONNOR is Vice Chairman and Managing Partner of Cozen & O'Connor, a Philadelphia-based law firm. He specializes in commercial litigation. Mr. O'Connor became a director in 1993.

               CARL A. POSSE is Chairman of the Board of Posse-Walsh, Inc., a firm engaged in the business of insurance brokerage and agency and also employee benefits consulting. Mr. Posse became a director in 1993.

               ANNE M. REIMEL is general partner of Reimel Enterprises, a family real estate holding company.

               PHILIPP J. WALTER, JR. is Executive Vice President of Founders. Mr. Walter joined Founders in 1992 as Executive Vice President and became a director in 1997.

               MARTIN F. WHALEN is the owner and President of MW Orthopaedics, Inc., which distributes total hips, knees, and orthopedic supplies to hospitals.

               ROBERT F. WHALEN is President and Chief Executive Officer of Founders.

     Election of Directors by Holders of Founders Preferred Stock

               The holders of Founders Preferred Stock, voting as a separate class, may at any time elect one person to Founders Board of Directors. In that event, and assuming no vacancy exists, the Board will increase the authorized number of directors by one, and the person nominated and elected by the holders of Founders Preferred Stock would occupy that seat.
     Founders has been advised by the holders of Founders Preferred Stock, however, that they do not presently intend to nominate or elect a director to the Board at the Meeting, although as indicated they nevertheless have the right to do so at any time.

     Executive Officers Who Are Not Directors

               The following information is provided with respect to executive officers of Founders who do not serve on its Board of Directors. There are no arrangements or understandings between Founders and any person pursuant to which any such officers were selected. No executive officer is related to any other executive officer or director of Founders except that Robert
     F. Whalen and Martin F. Whalen are brothers.

               Michael S. Woods, age 47, is Senior Vice President - Lending of Founders. He joined Founders in 1990 as a loan officer, became Vice President - Lending in 1991, and became Senior Vice President - Lending in 1996.

               Robert H. Schultz, age 33, has been employed as Founders' Controller since 1990. He was appointed Vice President in 1992.

     Compensation of Executive Officers

               The following table sets forth the cash compensation paid or accrued by Founders or its subsidiary, as well as certain other compensation paid or accrued, during each of the last three years, to Founders' Chief Executive Officer and each other executive officer whose salary and bonus exceed $100,000 during any such fiscal year.


                                  ANNUAL COMPENSATION

      Name and
      Position        Year   Salary    Bonus    Other

Robert F. Whalen,     1996  $126,000  $18,900   $45,178  (1)(2)
 President
                      1995  $123,000  $16,500   $20,252     (2)

                      1994  $117,418   $1,400   $18,950     (2)

Philipp J. Walter,    1996  $105,000  $20,950   $21,576     (1)
 Jr., Executive Vice
 President
                      1995  $102,500  $14,000    $3,688

                      1994   $96,908   $3,500    $2,976

     (1) Includes advances by Founders in 1996 of $22,822.77 and $16,933.00 for the benefit of Messrs. Whalen and Walter, respectively, to pay the initial annual premium for their purchase of split-dollar insurance policies on their lives. Founders is not obligated to continue to pay the annual premiums under these policies unless the Merger occurs. Founders is entitled to recover the amount so advanced on behalf of each of them solely out of the death benefit, upon his death, or, before his death, out of the cash surrender value of his policy in certain circumstances in connection with termination of his employment or termination of the policy.

     (2) Includes, among other perquisites and benefits provided to Mr. Whalen, the annual cost to Founders of providing a company car of $10,119 in 1996, $8,820 in 1995, and $9,159 in 1994, and annual country club dues and assessments of $5,894 in 1996, $5,570 in 1995, and $5,050 in 1994.

     Employment Agreements

               Mr. Whalen's employment agreement with Founders renews on a month-to-month basis unless either party gives notice to the other of its intention not to renew. Under the terms of his agreement, Mr. Whalen is employed as President and Chief Executive Officer of Founders, and the base salary presently is $126,000 per year. Mr. Whalen is prohibited from competing with Founders or soliciting its customers or employees during his employment with Founders and for one year thereafter. In the event the Merger is consummated, Mr. Whalen is expected to enter into a new employment agreement with Founders as described under the caption "APPROVAL OF THE MERGER--Interests of Certain Persons in the Merger--Employment Contract for R. F. Whalen" herein.

               Mr. Woods entered into a three-year employment contract with Founders, effective July 1, 1993, which continues to renew on a month-to-month basis unless either party gives notice of non-renewal to the other. He is employed as the Senior Vice President - Lending of Founders at a base salary of $72,000, which is reviewed periodically by Founders' Board of Directors.

     Committees and Meetings of the Board of Directors

               The Founders Board of Directors, which held 11 meetings in 1996, has seven standing committees: Executive Committee, Personnel and Compensation Committee, Audit Committee, Asset/Liability Committee, New Business Committee, Nominating Committee, and CRA Committee.

               The Executive Committee, whose present members are John J. Cunningham, III, Thomas O. Melvin, Julian V. Miraglia and Robert F. Whalen, held 45 meetings in 1996. This Committee may exercise all of the authority of the Board except for matters expressly reserved by law or otherwise.

               The Personnel and Compensation Committee, whose present members are Charles E. Dolaway, III, Henry Faulkner, III, Carl A. Posse and Robert
     F. Whalen, held two meetings in 1996. This Committee reviews compensation and benefits of officers and others, and recommends appropriate changes to the Board.

               The Audit Committee, whose present members are Henry Faulkner, III, Thomas O. Melvin, Carl A. Posse, Anne M. Reimel and Martin F. Whalen, held two meetings in 1996. This Committee provides advice and assistance regarding accounting, auditing and financial reporting practices of Founders.

               The Asset/Liability Committee, whose present members are Robert
     F. Whalen, John J. Cunningham, III, Thomas O. Melvin and Julian V. Miraglia, held seven meetings in 1996. This Committee establishes guidelines and provides direction with respect to the management of Founders' asset/liability mix and net interest spreads.

               The New Business Committee, whose present members are Henry Faulkner, III, Julian V. Miraglia, Patrick J. O'Connor, Carl A. Posse, Martin F. Whalen and Robert F. Whalen, held one meeting in 1996. This Committee provides advice and guidance regarding marketing, suitable product lines, and customer service and development.

               The Nominating Committee, whose present members are John J. Cunningham, III and Robert F. Whalen, held one meeting in 1996. This Committee collects information about candidates for the Board, interviews them and then nominates them, as appropriate.

               The CRA committee, whose present members are Julian V. Miraglia, Anne M. Reimel and Robert F. Whalen, held three meetings in 1996. This Committee oversees and monitors Founders' compliance with the Community Reinvestment Act, and acts as the liaison between the Board and management in that regard.

               Founders pays attendance fees to each director (except those who are employees of Founders) at a rate of $250 for each Board meeting attended and $150 for each committee meeting attended. All of the nominees other than Mr. Walter were directors in 1996 and attended at least 75% of the Board meetings during 1996. The nominees also attended at least 75% of the meetings of committees of which they were members during 1996, except for Messrs. Dolaway, Melvin, O'Connor and M.F. Whalen and Ms. Reimel.

               Founders is obligated to provide to the purchasers and present holders of Founders Preferred Stock representation on Founders Board of Directors and Executive Committee, or, if their representative is not then serving as a director of Founders, to appoint their representative as an advisory or honorary director of Founders with full right to attend, and participate on a non-voting basis in, all meetings of the Founders Board of Directors and its Executive Committee. In addition, Founders is obligated to and has entered into a consulting agreement with their representative, having a four-year term. The compensation payable by Founders to such consultant is $15,000 per year. Their representative who is acting as such consultant also presently is the person selected by them as an advisory director.

      Stock Options

               Options to purchase 116,965 shares of Founders Common Stock were issued in connection with the organization of Founders at an exercise price of $7.80 per share ("organizer options"), and options to purchase 18,288 shares of Founders Common Stock at the same exercise price per share were issued by Founders in connection with the sale of the Founders Preferred Stock on or about October 19, 1993 ("purchaser group options"). The options included anti-dilution provisions designed to adjust the exercise price of the options and the number of shares subject to option for certain events involving Founders' issuance of additional stock, rights or options to purchase stock, securities which may be converted or exchanged for stock, and stock dividends. All such options expired on July 18, 1996, except to the extent previously exercised. In July, 1996, before such expiration date: (i) organizer options to purchase a total of 39,460 shares of Founders Common Stock were exercised, of which 30,297 shares were purchased by organizers who are directors and an executive officer of Founders, and (ii) purchaser group options for the purchase of 5,705 shares of Founders Common Stock were exercised.

               In 1996, Founders Board of Directors approved a non-qualified stock option plan for Messrs. Whalen and Walter, under which they are entitled to receive options for up to 10,000 shares of Founders Common Stock if certain target annual performance levels are achieved. No options have yet been granted under such plan, and if the Merger is consummated, the plan will terminate without any grant of options thereunder.

      Certain Relationships and Related Party Transactions

               Founders has had and intends to have banking and financial transactions in the ordinary course of business with its directors and officers and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of Founders. Total loans outstanding from Founders at December 31, 1996, to its officers and directors as a group, members of their immediate families and companies in which they had an ownership interest of 10% or more was $2,127,914, or 28.1% of Founders' total capital accounts, or 2.8% of total outstanding loans. Such loans do not involve more than normal risk of collectability or present other unfavorable features.

               During 1996, Founders expensed legal fees of $289,039 to a law firm in which John J. Cunningham, III, Chairman and a director of Founders, is a partner. Management believes the fees charged were comparable to fees that would have been charged by an unrelated firm.

                             APPROVAL OF THE MERGER

               The following description of the Merger is not intended to be a complete description of all material facts regarding the Merger and is qualified in all respects by reference to the Merger Agreement and the fairness opinion attached hereto as Appendix B. Founders' shareholders are urged to read carefully the Merger Agreement and the fairness opinion. For a summary description of the Merger, see "SUMMARY -- The Merger."

     Background of the Merger

               During the period from July, 1995 to October, 1995, the Founders Board of Directors discussed various aspects of Founders' strategic direction, including whether to remain independent or to combine with, or sell to, another institution. During this time, Founders received a solicitation from a much larger bank seeking an indication of Founders' interest in being acquired, and Founders held very preliminary merger conversations with another banking institution. As a result of these discussions, Founders retained the services of a consulting firm to assist it in developing a strategic plan.

               In December of 1995, Founders Board of Directors adopted a strategic plan which concluded, among other things, that Founders would remain independent for an indefinite period of time; that Founders would seek growth of loans and deposits while maintaining high asset quality; that Founders would require additional capital to support growth within three years; and that Founders would remain opportunistic to a possible merger or affiliation with, or acquisition by, another bank of like size or a much larger institution.

               On occasion thereafter, the subject of Founders combining with or being acquired by another financial institution arose as a result of an inquiry or solicitation by another financial institution or by a Founders officer or director. In four such instances in the summer and early fall of 1996, Founders held very preliminary conversations with another financial institution about the feasibility of acquiring or combining with Founders. Conversations with three of those institutions did not progress very far, in two cases because the general parameters of value discussed for Founders' shares was not sufficiently high as to generate a serious interest at Founders, and in the third instance because the institution which initially appeared interested did not pursue the matter. Discussions ensued with the fourth institution, Susquehanna, beginning in October, 1996, during which Robert F. Whalen and Philipp J. Walter, Jr., Founders' CEO and Executive Vice President, respectively, explored with Robert S. Bolinger and Drew K. Hostetter, Susquehanna's CEO and Treasurer, respectively, whether Founders' affiliation with Susquehanna was feasible from a financial, business and cultural point of view. During these meetings, the parties discussed matters affecting such an affiliation, including the valuation of Founders shares in a stock-for-stock merger transaction.

               At a meeting of Founders Board of Directors held on November 13, 1996, the Board recognized that Founders' strategic plan approved by the Board within the past year had identified continued independence and aggressive growth as Founders' primary objectives, but also had stated that Founders should remain opportunistic to being acquired by or becoming affiliated with another banking institution. At this meeting, the Board reviewed a number of potential aspects of a possible affiliation with Susquehanna in which Founders' shareholders would receive shares of Susquehanna stock, including: the likelihood that Founders' shareholders would receive enhanced liquidity and cash dividends on their investment; the quality of management of Susquehanna; the ability of Founders to maintain its separate identity and considerable autonomy; and the potential for earnings growth through revenue generating and cost savings means. Following considerable discussion of the merits of a transaction with Susquehanna as outlined at the meeting, the Board determined to move forward with discussions with Susquehanna and to seek advice and guidance from a financial advisor. Founders then engaged JMS as financial advisor in the transaction.

               At a meeting of Founders' Board on December 11, 1996, JMS presented its analysis of the proposed transaction with Susquehanna, including, among other things, financial and market ratio analyses of Founders and selected peer banks; stock price and volume charts of Founders' Common Stock; a discounted earnings analysis of Founders for the next five years; a summary of Susquehanna's historical financial performance; financial and market ratio analyses of Susquehanna and selected peer banks; a review of the price and volume of trading in Susquehanna Common Stock for the past five years; an analysis of mergers and acquisitions of comparable banks announced since January 1, 1996; an analysis of the proposed pooling-of-interests merger of Founders and Susquehanna; and JMS's opinion, as of December 2, 1996, that the proposed exchange ratio of Susquehanna shares for Founders shares is fair from a financial point of view to Founders' shareholders. The Founders Board expressed the view that the proposed transaction should move forward and authorized Messrs. Whalen and Walter, with guidance and supervision from the Executive Committee of the Board, to negotiate terms of a definitive merger or affiliation agreement with Susquehanna.

               The Founders Board of Directors met on January 22, 1997, to consider the terms of the definitive Merger Agreement. At this meeting, Founders' management and legal counsel detailed the negotiations which had taken place and the due diligence activities conducted by Founders and Susquehanna. The Board also considered a letter recently received by Mr. Whalen from another bank inviting Founders to enter into discussions of a possible merger. The Board decided not to pursue the expression of interest by the other bank, because Susquehanna was seen as a superior strategic partner and the transaction between Founders and Susquehanna was so far along that the Board did not want to risk losing the Susquehanna transaction by putting it on hold in order to pursue negotiations with a third bank. The Board then approved the definitive Merger Agreement with Susquehanna, directed that it be submitted to a vote of Founders' shareholders, and recommended that the shareholders of Founders vote for the approval of the Merger Agreement, subject to the conditions set forth in the Agreement, including but not limited to the condition that an updated fairness opinion must be received from JMS within five days before the mailing of the proxy materials to Founders' shareholders. The definitive agreement between Founders and Susquehanna was executed on February 11, 1997, following a short delay attributable to the need for Susquehanna to reach agreement with Mr. Whalen, Founders' President, upon terms of an employment contract to take effect at closing, since Mr. Whalen's entering into such a contract was to be a condition precedent to Susquehanna's obligations under the Merger Agreement.

     Reasons for the Merger and Recommendation of the Founders Board of Directors

               In evaluating the Merger Agreement, the Founders Board of Directors considered a variety of factors, including: (i) the consideration being offered to Founders' shareholders in relation to the market value, book value, tangible book value, earnings per share and projected earnings per share of Founders; (ii) the historical results of operations, current financial condition and future prospects of Susquehanna and Founders; and (iii) the presentation by JMS, Founders' financial advisor, as to the fairness of the Merger Consideration, from a financial point of view, to Founders' shareholders. In this regard, the Founders Board of Directors has received from JMS a written opinion dated December 2, 1996, and updated as of the date of the Proxy Statement/Prospectus that, as of such date, the Merger Consideration is fair to Founders' shareholders from a financial point of view. (The updated opinion is attached as Appendix B hereto; for a summary of the presentation of JMS, see "Opinion of Financial Advisor" below.) Other factors considered by the Founders Board of Directors included: (a) the desirability of enhancing the liquidity of shareholders' investments in Founders and providing cash dividends to shareholders; (b) the competitive environment for financial institutions generally; (c) the compatibility of the respective business management philosophies of Founders and Susquehanna; (d) the ability of Susquehanna to provide comprehensive financial services to the markets currently served by Founders; (e) the projected social, legal and economic effects of the Merger upon Founders, its shareholders and other corporate constituencies, including employees, suppliers and customers in the communities in which it does business; (f) the financial terms of other recent business combinations in the local financial services industry; and
     (g) the fact that Susquehanna, as a larger financial institution company, has the financial resources to serve the lending and deposit needs of the local communities served by Founders. The Founders Board of Directors determined, in light of the above factors and such other factors as it considered appropriate, that the terms of the Merger are fair to, and in the best interests of, Founders and its shareholders.

               THE FOUNDERS BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF FOUNDERS' SHAREHOLDERS AND RECOMMENDS THAT FOUNDERS' SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

      Vote Required

               The affirmative vote of holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Founders Capital Stock entitled to vote at the Meeting is required to approve the Merger Agreement. Founders' directors and executive officers are expected to vote substantially all of the 164,818 shares of Founders Common Stock beneficially held by them, representing 19.30% of the Founders Common Stock and 16.65% of the Founders Capital Stock, respectively, outstanding as of March 14, 1997, "FOR" approval of the Merger Agreement and the transactions contemplated thereby.

      Opinion of Financial Advisor

               Founders has retained JMS to render a fairness opinion in connection with the Merger. JMS has rendered opinions that, based upon and subject to the various considerations understood, as of December 2, 1996, and as of the date of this Proxy Statement/Prospectus, the Merger is fair, from a financial point of view, to the holders of Founders' securities.

               The full text of JMS's opinion updated as of the date of this Proxy Statement/Prospectus, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Appendix B to this Proxy Statement/Prospectus, is incorporated herein by reference, and should be read in its entirety in connection with this Proxy Statement/Prospectus. The summary of the opinion of JMS set forth herein is qualified in its entirety by reference to the full text of such opinion attached as Appendix B to this Proxy Statement/Prospectus. JMS's opinion is directed to the Founders Board of Directors and addresses only the Exchange Ratio.

               JMS was selected to render an opinion based upon its qualifications, expertise and experience. JMS has knowledge of, and experience with, the Pennsylvania banking market and banking organizations operating in that market and was selected by Founders because of its knowledge of, experience with, and reputation in the financial services industry.

               In the ordinary course of business, JMS makes a market in Susquehanna Common Stock and, accordingly, may actively trade securities of Susquehanna for its own account and for the accounts of its customers. At any time and from time to time, JMS may hold a short or long position in such securities.

               JMS did not participate in the negotiations with respect to the pricing and other terms of the Merger, and the decision with respect to the Exchange Ratio was determined by the Founders Board of Directors in the process of its negotiations with Susquehanna. JMS delivered a written opinion ("Preliminary Opinion") to the Founders Board stating that, as of December 2, 1996, the consideration to be received by holders of Founders' securities is fair from a financial point of view. JMS reached the same opinion as of the date of this Proxy Statement/Prospectus. The full text of the opinion of JMS dated as of the date of this Proxy Statement/Prospectus, which sets forth assumptions made, matters considered and limits on the review undertaken ("Proxy Opinion"), is attached as Appendix B to this Proxy Statement/Prospectus. No limitations were imposed by the Founders Board of Directors upon JMS with respect to the investigations made or procedures followed by JMS rendering the Preliminary Opinion or the Proxy Opinion.

               In rendering its Proxy Opinion, JMS: (i) reviewed the historical financial performances, current financial positions and general prospects of Founders and Susquehanna; (ii) reviewed the Merger Agreement; (iii) reviewed the Proxy Statement/Prospectus; (iv) reviewed and analyzed the stock market performance of Founders and Susquehanna; (v) studied and analyzed the operations, historical financial statements and future prospects of Founders; (vi) considered the terms and conditions of the proposed Merger between Founders and Susquehanna as compared with the terms and conditions of comparable bank mergers and acquisitions; (vii) met to discuss with various senior officers of Founders and Susquehanna the foregoing as well as other matters it believed relevant to its opinion; and
     (viii) conducted such other financial analyses, studies and investigations as were deemed appropriate.

               JMS relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by and discussed with it for purposes of its opinion. With respect to Founders' financial forecasts reviewed by JMS in rendering its opinion, JMS assumed that such financial forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Founders as to the future financial performance of Founders. JMS did not make an independent evaluation or appraisal of the assets (including loans) or liabilities of Founders or Susquehanna nor was it furnished with any such appraisal. JMS also did not independently verify, and has relied on and assumed, that all allowances for loan losses set forth in the balance sheets of Founders and Susquehanna were adequate and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements.

               In connection with rendering its Preliminary Opinion and Proxy Opinion, JMS performed a variety of financial analyses. Although the evaluation of the fairness, from a financial point of view, of the Exchange Ratio to be paid in the Merger was to some extent a subjective one based on the experience and judgment of JMS and not merely the result of mathematical analysis of financial data, JMS principally relied on the financial valuation methodologies summarized below in its determinations. JMS believes its analyses must be considered as a whole and that selecting portions of such analyses and factors considered by JMS without considering all such analyses and factors could create an incomplete view of the process underlying JMS' opinion. In its analysis, JMS made numerous assumptions with respect to business, market, monetary and economic conditions, industry performance and other matters, many of which are beyond Founders' and Susquehanna's control. Any estimates contained in JMS's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

               The following is a summary of selected analyses prepared by JMS and analyzed by JMS in connection with the Preliminary and Proxy Opinions.

               Comparable Company Analysis

               JMS compared selected financial and operating data for Founders with those of a peer group of selected banks and bank holding companies located in Maryland, New Jersey and Pennsylvania with assets less than $250 million as of the most recent financial period publicly available.

               Financial, operating and stock market data, ratios and multiples compared in the analysis of the Founders' peer group included but were not limited to: return on average assets, return on average equity, shareholders equity to asset ratios, certain asset quality ratios, net interest margins, efficiency ratios, price to book value, price to tangible book value, price to earnings (latest 12 months) and dividend yield.

               In addition, JMS also compared selected financial and operating data for Susquehanna with those of a peer group of selected banks and bank holding companies located in Maryland, New Jersey and Pennsylvania with assets between $1.7 billion and $10 billion as of the most recent financial period publicly available.

               Financial, operating and stock market data, ratios and multiples compared in the analysis of the Susquehanna peer group included but were not limited to: return on average assets, return on average equity, shareholders equity to asset ratios, certain asset quality ratios, net interest margins, efficiency ratios, price to book value, price to tangible book value, price to earnings (latest 12 months) and dividend yield.

               Analysis of Selected Merger and Acquisition Transactions

               JMS analyzed certain financial aspects of selected mergers and acquisitions of banks and bank holding companies with assets less than $250 million which were announced since January 1, 1996, and compared the multiples of book value, tangible book value and latest 12 months' earnings for the Merger with the multiples paid in the subject transactions. JMS examined valuation multiples from three classifications of the data. The first classification was the valuation multiples resulting from all transactions meeting the previously described parameters ("National"), the second classification considered the same parameters except it considered only those transactions announced in Delaware,

     Maryland, New Jersey and Pennsylvania ("Regional") and the third classification reviewed transactions where the sellers had tangible capital less than 10.0%, return on average assets less than 1.0%, a return on average equity of less than 10.0% and nonperforming assets as a percentage
     of assets of less than 1.0% ("Performance").   However, no company or
     transaction used in any of the analyses is identical to Founders and Susquehanna. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that would affect the public trading values of the companies or company to which they are being compared.

               Discounted Dividend Analyses

               Using discounted dividend analyses, JMS estimated the present value of the future dividend streams that Founders could produce on a stand-alone basis over a five year period under different assumptions, if Founders performed in accordance with various earnings growth forecasts. JMS also estimated the terminal value for Founders Common Stock after the five year period by applying a range of earnings multiples from 10 to 14 times Founders' terminal year earnings. The range of multiples used reflected a variety of scenarios regarding the growth and profitability prospects of Founders. The dividend streams and terminal values were then discounted to present value using discount rates ranging from 12% to 17%, reflecting different assumptions regarding the rates of return required by holders or prospective buyers of Founders Common Stock.

               Pro Forma Merger Analysis

               JMS analyzed, using projections, and discussed with managements of Founders and Susquehanna, certain pro forma effects resulting from the Merger based on the proposed Exchange Ratio. The analysis examined the projected impact (including management's estimates of transaction related savings) on earnings per share and book value per share of Susquehanna.

               In reaching its opinion as to fairness, none of the analyses performed by JMS was assigned a greater significance by JMS than any other. As a result of its consideration of the aggregate of all factors present and analyses performed, JMS reaches the conclusion, and opines, that the Exchange Ratio, as set forth in the Merger Agreement, is fair, from a financial point of view, to holders of Founders' securities.

               In connection with delivering its Proxy Opinion, JMS updated certain of its analyses and reviewed the assumptions on which such analyses were based and the factors considered therewith.

               JMS, as part of its investment banking business, is regularly engaged in the valuation of assets, securities and companies in connection with various types of asset and securities transactions, including mergers, acquisitions, private placements, and valuation for various other purposes and in the determination of adequate consideration in such transactions.

               JMS's Proxy Opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing its Proxy Opinion. JMS has not undertaken to reaffirm and revise its Proxy Opinion or otherwise comment upon any events occurring after the date hereof.

               In delivering its Preliminary Opinion and Proxy Opinion, JMS assumed that in the course of obtaining the necessary regulatory and governmental approvals for the Merger, no restrictions will be imposed on Founders or Susquehanna that would have a material adverse effect on the contemplated benefits of the Merger. JMS also assumed that there would not occur any change in applicable law or regulation that would cause a material adverse change in the prospects or operations of Susquehanna after the Merger.

               Pursuant to the terms of the engagement letter dated November 21, 1996, Founders paid JMS $35,000 upon the issuance of its Preliminary Opinion in connection with the Merger and agreed to reimburse JMS for its reasonable out-of-pocket expenses. Whether or not the Merger is consummated, Founders has agreed to indemnify JMS and certain related persons against certain liabilities relating to or arising out of its engagement.

               The full text of the Proxy Opinion of JMS as of the date of this Proxy Statement/Prospectus, which sets forth assumptions made and matters considered, is attached hereto as Appendix B to this Proxy Statement/Prospectus. Founders' shareholders are urged to read the Proxy Opinion in its entirety. JMS's Proxy Opinion is directed only to the consideration to be received by Founders' shareholders in the Merger and does not constitute a recommendation to any holder of Founders' securities as to how such security holder should vote at the Meeting.

               THE FOREGOING PROVIDES ONLY A SUMMARY OF THE PROXY OPINION OF JMS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THAT OPINION, WHICH IS SET FORTH AS APPENDIX B TO THIS PROXY
     STATEMENT/PROSPECTUS.

     Dissenters' Rights

               General

               Pursuant to the BCL, any holder of Founders Capital Stock has the right to dissent from the Merger and to obtain payment of the "fair value" of such holder's Founders Capital Stock, in the event that the Merger is consummated.

               Any shareholder of Founders who contemplates exercising a holder's right to dissent is urged to read carefully the provisions of Subchapter D of Chapter 15 of the BCL attached to this Joint Proxy Statement/Prospectus as Appendix C. The following is a summary of the steps to be taken if the right to dissent is to be exercised, and should be read in connection with the full text Subchapter D of Chapter 15 of the BCL. Each step must be taken in the indicated order and in strict compliance with the applicable provisions of the statute in order to perfect dissenters' rights. The failure of any holder of Founders Capital Stock to comply with the aforesaid steps will result in the holder receiving the consideration contemplated by the Merger Agreement in the event that the Merger is consummated. See "THE MERGER -- Terms of the Merger -- Merger Consideration."

               Any written notice or demand which is required in connection with the exercise of dissenters' rights, whether before or after the Effective Time, must be sent to Founders' Bank, at 101 Bryn Mawr Avenue, Bryn Mawr, Pennsylvania 19010, Attention: Secretary.

               Fair Value

               The term "fair value" means the value of a share of Founders Capital Stock immediately before consummation of the Merger taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the Merger.

               Notice of Intention to Dissent

               A Founders' shareholder who wishes to dissent must file with Founders, prior to the vote of shareholders on the Merger at the Meeting, a written notice of intention to demand payment of the fair value of such holder's share of Founders Capital Stock if the Merger is effected, must effect no change in the beneficial ownership of his or her Founders Capital Stock from the date of such notice through the Effective Time, and must refrain from voting his or her Founders Capital Stock for approval of the Merger Agreement. Neither a proxy nor a vote against approval of the Merger will constitute the necessary written notice of intention to dissent.

               Notice to Demand Payment

               If the Merger Agreement is approved by the required vote of holders of Founders Capital Stock, Founders will mail a notice to all dissenters who gave due notice of intention to demand payment and who refrained from voting for approval of the Merger Agreement. The notice will state where and when a written demand for payment must be sent and certificates for Founders Capital Stock must be deposited in order to obtain payment, and will include a form for demanding payment and a copy of Subchapter D of Chapter 15 of the BCL. The time set for receipt of the demand for payment and deposit of stock certificates will be not less than 30 days from the date of mailing of the notice.

               Failure to Comply with Notice to Demand Payment, etc.

               A holder of Founders Capital Stock who fails to timely demand payment or fails to timely deposit his or her Founders' share certificates, as required by Founders notice, will forfeit his or her dissenters' rights and such holder will receive shares of Susquehanna Common Stock determined in conformity with the Exchange Ratio.

               Payment of Fair Value of Shares

               Promptly after the Effective Time, or upon timely receipt of demand for payment if the Merger already has been consummated, Founders will either remit to dissenters who have made demand and have deposited their stock certificates the amount that Founders estimates to be the fair value of the Founders Capital Stock or give written notice that no such remittance is being made. The remittance or notice will be accompanied by:
     (i) a closing balance sheet and statement of income of Founders for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements;
     (ii) a statement of Founders' estimate of the fair value of the Founders Capital Stock; and (iii) a notice of the right of the dissenter to demand supplemental payment under the BCL accompanied by a copy of Subchapter D of Chapter 15 of the BCL.

               Estimate by Dissenter of Fair Value of Shares

               If a dissenter believes that the amount stated or remitted by Founders is less than the fair value of the Founders Capital Stock, a dissenter may send to Founders his or her own estimate of the fair value of the Founders Capital Stock, which shall be deemed to be a demand for payment of the amount of the deficiency. If Founders remits payment of its estimated value of a dissenter's Founders Capital Stock and the dissenter does not file his or her own estimate within 30 days after the mailing by Founders of its remittance, the dissenter will be entitled to no more than the amount remitted to him or her by Founders.

               Valuation Proceedings

               If any demands for payment remain unsettled within 60 days after the latest to occur of: (i) the Effective Time; (ii) timely receipt by Founders of any demands for payment; or (iii) timely receipt by Founders of any estimates by dissenters of the fair value, Founders may file in the Court of Common Pleas of Montgomery County (the "Court") an application requesting that the fair value of the Founders Capital Stock be determined by the Court. In such case, all dissenters, wherever residing, whose demands have not been settled, shall be made parties to the proceeding as in an action against their shares, and a copy of the application shall be served on each such dissenter.

               If Founders were to fail to file such an application, then any dissenter, on behalf of all dissenters who have made a demand and who have not settled their claim against Founders, may file an application in the name of Founders at any time within the 30-day period after the expiration of the 60-day period and request that the fair value be determined by the Court. The fair value determined by the Court may, but need not, equal the dissenters' estimates of fair value. If no dissenter files such an application, then each dissenter entitled to do so shall be paid Founders' estimates of the fair value of the Founders Capital Stock and no more, and may bring an action to recover any amount not previously remitted, plus interest at a rate the Court finds fair and equitable.

               Founders intends to negotiate in good faith with any dissenting shareholders. If after negotiation a claim cannot be settled, then Founders intends to file an application requesting that the fair value of the Founders Capital Stock be determined by the Court.

               Costs and Expenses

               The costs and expenses of any valuation proceedings in the Court, including the reasonable compensation and expenses of any appraiser appointed by the Court to recommend a decision on the issue of fair value, will be determined by the Court and assessed against Founders except that any part of the costs and expenses may be apportioned and assessed by the Court against all or any of the dissenters who are parties and whose action in demanding supplemental payment the Court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

     Terms of the Merger

               The description of the Merger Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement/Prospectus and incorporated by reference herein. Shareholders are urged to read carefully the Merger Agreement.

               Effect of the Merger

               Pursuant to the Merger Agreement, SBI Interim Bank will merge with and into Founders, with Founders as the surviving entity, and becoming a direct wholly-owned subsidiary of SBI East and an indirect wholly-owned subsidiary of Susquehanna. The name of the Surviving Bank will be "Founders' Bank."

               Exchange Ratio

               Pursuant to the Merger Agreement, the outstanding shares of Founders Capital Stock will be exchanged for shares of Susquehanna Common Stock according to the Exchange Ratio set forth in the Merger Agreement. This number may be adjusted subject to conditions set forth in the Merger Agreement.

               The number of shares of Susquehanna Common Stock to be issued to holders of Founders Capital Stock will be determined by the Exchange Ratio based upon the average price per share of Susquehanna Common Stock over a ten day trading period ending two days prior to the Closing of the Merger. In general, the fraction of a share of Susquehanna Common Stock to be issued for each share of Founders Capital Stock will range from .377 if the average closing price over such period is $40 per share, to .476 if the average closing price during such period is $24 per share. See Schedule 1.2 to the Merger Agreement appearing on pages A-I through A-IV of Appendix A attached hereto for the applicable Exchange Ratio within such range. If the average closing price over such period is less than $24 per share, Founders will have the right to terminate the Merger Agreement, and if Founders does not exercise such right, the applicable Exchange Ratio will be .476. If the average closing price is greater than $40 per share, Susquehanna will have the right to terminate the Merger Agreement, and if Susquehanna does not exercise such right, the applicable Exchange Ratio will be .377. Additionally, both Founders and Susquehanna will have the right to terminate the Merger Agreement if the Merger is not consummated by July 30, 1997. Nonetheless, Founders and Susquehanna have the right to extend the time for Closing beyond July 30, 1997 through an amendment to the Merger Agreement which must be executed by all the parties.

               It is important to make note that in the event the average closing price is less than $24 per share, the Founders Board would have the right to determine whether or not to proceed with the transaction and the Founders' shareholders would not be resolicited. The Founders Board would have a fiduciary duty to make an informed decision whether proceeding with the Merger or terminating the Merger Agreement is in the best interests of the corporation, and would consider, among other things, the effects of the transaction upon Founders' shareholders, employees, suppliers and customers and upon the communities in which offices or other establishments of Founder are located, the adequacy of the consideration to be received by Founders' shareholders and all other pertinent factors. The Founders Board would also seek a fairness opinion from its financial advisor in order to determine that the consideration to be received in connection with the transaction would be fair, from a financial point of view, to Founders' shareholders. In the event the average closing price is greater than $40 per share, Susquehanna would have the right to determine whether to proceed with the transaction and the Founders' shareholders would not be resolicited. The Susquehanna Board also would have a fiduciary duty to make an informed decision regarding the best interests of the corporation and would make this determination on the basis of Founders' performance, Susquehanna's performance, general economic considerations, and whether the Founders' transaction was still desirable in terms of Susquehanna's overall strategic planning. In the past year, Susquehanna has elected to consummate transactions under similar circumstances involving two New Jersey banks, Farmers National Bank and Equity National Bank, where in both instances, the average closing price per share exceeded the maximum exchange ratio. This is not a guarantee or assurance, however, that Susquehanna will make a similar election with respect to Founders if the average closing price per share exceeds $40.

               As of the Effective Time, each share of Founders Capital Stock held by Susquehanna (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) and all shares of Founders Capital Stock owned by Founders as treasury stock will be canceled, and no exchange or payment will be made with respect thereto.

               The shares of common stock of SBI Interim Bank issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged after the Merger, and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving Bank. At such time, all of the shares of the Surviving Bank will be owned by SBI East and all of the shares of SBI East will be owned by Susquehanna.

               If prior to the Effective Time, the outstanding shares of Susquehanna Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through a reclassification, stock dividend, stock split or reverse stock split, or other similar change, appropriate adjustment will be made to the Exchange Ratio.

               Fractional Shares

               No fractional shares of Susquehanna Common Stock will be issued. Susquehanna will furnish to any holder of Founders Capital Stock otherwise entitled to a fractional share a check for an amount of cash equal to such fraction of a share of Susquehanna Common Stock multiplied by the average closing price per share as determined in accordance with the Merger Agreement.

               Representations and Warranties

               The representations and warranties of Susquehanna and Founders are set forth in Article III of the Merger Agreement. The representations and warranties relate, among other things, to representations as to corporate existence and authority and the ability of each party to carry out the transactions as described in the Merger Agreement. Founders has made additional representations as to the non-existence of any contract which would be breached by the Merger; the accuracy and completeness of financial statements and filings with federal or state regulatory agencies, including state and federal tax filings; the absence of any material contracts and certain other contracts not otherwise disclosed; the absence of litigation not otherwise disclosed; the absence of regulatory actions not otherwise disclosed; the absence of undisclosed liabilities; labor and employee benefits matters; the adequacy of its allowances for possible loan losses; the condition of its tangible assets; assurances as to its loan portfolio, on an adjusted basis; its compliance with applicable state and federal laws on matters material to its operations; and environmental matters. Susquehanna has made additional representations as to the ownership by Susquehanna of all of the issued and outstanding shares of its material subsidiaries; the accuracy and completeness of published financial statements, filings with the Commission and other federal or state regulatory agencies, and all employee benefit plans; the non-existence of any contract which would be breached by the Merger Agreement; the truthfulness and completeness of all filings made by Susquehanna with the Commission in connection with the Merger Agreement and the transactions contemplated by it except for information relating to Founders; the good standing and adequate capitalization of SBI Interim Bank; its compliance with applicable state and federal laws on matters material to its operations; the absence of regulatory actions; the absence of litigation not otherwise disclosed; the absence of undisclosed liabilities; and environmental matters. At Closing, Susquehanna and Founders must each present to the other certificates evidencing the continued accuracy of the representations and warranties.

               Covenants

               The Merger Agreement also contains certain affirmative and negative covenants of all of the parties. Founders has agreed that: (i) it shall direct and use its best efforts to cause its officers, directors, employees, agents and representatives not to initiate, solicit or encourage inquiries regarding the making of any merger proposal or any proposal to purchase any significant portion of the assets or equity securities of Founders and, subject to the fiduciary obligations of its directors, it will not engage in any negotiations or discussions or provide any confidential information in connection with any such proposal; (ii) it will cooperate with Susquehanna in the preparation of this Proxy Statement/Prospectus and the filing thereof as part of Susquehanna's Registration Statement on Form S-4; (iii) it will take all required action to call the Meeting; (iv) subject to the fiduciary duties of the Founders Board of Directors and the receipt of an updated fairness opinion as of the date of this Proxy Statement/Prospectus, it will use its best efforts to obtain approval of the Merger Agreement; and (v) it will furnish to Susquehanna a list of all persons known to be affiliates of Founders within the meaning of Rule 145 under the Securities Act and will use its best efforts to cause any such person to deliver a written agreement providing that such person will not sell, pledge, transfer or otherwise dispose of the shares of Susquehanna Common Stock received pursuant to the Merger except in compliance with the Securities Act and the rules and regulations thereunder and after such time as financial results covering at least 30 days of post-merger combined operations have been published.

               During the period prior to the effectiveness of the Merger, Founders is required to provide Susquehanna and its representatives with reasonable access to its books, records, employees, properties and such other information as Susquehanna may reasonably request and to provide Susquehanna with copies of is financial statements periodically.

               Susquehanna is required to provide Founders with copies of all of its filings with the Commission pursuant to the Exchange Act, together with applications filed with regulatory authorities and certain other information.

               Conduct of Business Pending the Merger

               Founders and Susquehanna have agreed to cooperate with each other in completing the transactions described in the Merger Agreement and to refrain from taking or making any commitment to take any actions that would cause any of the representations or warranties of each party as set forth in the Merger Agreement not to be true or correct in all material respects.

               Pursuant to the Merger Agreement, Founders has agreed to carry on its business in the usual, regular and ordinary course of business, consistent with past practices and to maintain and preserve intact its business organization, assets, leases, properties, advantageous business relationships and other items and to use its reasonable efforts to retain the services of its officers and key employees and to refrain from taking any action which, to its knowledge, could materially delay or adversely affect Founders in general or its ability to obtain any approvals, consents or waivers of any governmental authorities necessary for the consummation of the Merger.

               In addition, during the period pending the Merger, Founders has agreed to refrain from doing any of the following, other than in the ordinary course of business or with the prior written consent of
     Susquehanna: (i) making any loan or advance or incurring or guaranteeing any indebtedness; (ii) adjusting, splitting, combining or reclassifying any capital stock; (iii) making any distribution or dividend; (iv) redeeming, purchasing or otherwise acquiring any shares of its capital stock or any securities convertible into shares of its capital stock or granting any stock appreciation rights; (v) selling or issuing any shares of its capital stock or any right to acquire any shares of its capital stock; (vi) other than in the ordinary course of business consistent with past practice and pursuant to policies, if any, currently in effect, selling, transferring, mortgaging, encumbering or otherwise disposing of any of its properties, leasehold interests or assets or canceling, releasing or assigning any indebtedness, contracts or agreements in force as of the date of the Merger Agreement; (vii) increasing in any manner the compensation or fringe benefits of any of its employees in excess of 3%, on an aggregated basis, in any 12 month period; (viii) paying any pension or retirement allowance not required by law or an existing plan or agreement or becoming party to, amending or committing itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or director; (ix) voluntarily accelerating the vesting of any stock options or other benefit; (x) amending its articles of incorporation or its bylaws except as expressly contemplated by the Merger Agreement or as required by law and, in each case, as concurred in by its counsel; (xi) except as previously disclosed to Susquehanna or required by changes in generally accepted accounting principles, law or regulation and concurred in by its independent auditors, changing its method of accounting from that in effect as of December 31, 1995; or (xii) permitting or allowing its direct or indirect ownership of the capital stock of any subsidiary existing as of the date of the Merger Agreement to be less than 100% of its total capital stock.

               Susquehanna has also agreed that it will not knowingly take any action or knowingly cause its material subsidiaries to take any action which would materially adversely affect or delay its ability to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions described in the Merger Agreement or that is reasonably likely to have a material adverse effect on Susquehanna, on a consolidated basis.

               Conditions Precedent

               In addition to shareholder approval by Founders' shareholders, the Merger is contingent upon the satisfaction of a number of conditions, including, among others: (i) all required approvals, consents, or waivers, including without limitation, approval by the Federal Reserve Board and the Banking Department, shall have been obtained and shall remain in full force and effect, except those approvals for which failure to obtain would not individually or in the aggregate have a material adverse effect on Susquehanna or Founders and all applicable statutory waiting periods shall have expired; (ii) the absence of any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger and the transactions described in the Merger Agreement, and the absence of any litigation or proceeding pending against any of the parties or their subsidiaries by any governmental agency seeking to prevent consummation of the transactions described in the Merger Agreement; (iii) no enactment, entry, promulgation or enforcement of any statute, rule, regulation, order, injunction or decree by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger; (iv) all litigation which would have a material adverse effect on Founders' consolidated operations, shall have been concluded on terms satisfactory to Susquehanna and Founders; (v) the shares of Susquehanna Common Stock to be issued in the Merger shall have been authorized to be listed on The Nasdaq Stock Market; (vi) a ruling from the Internal Revenue Service ("IRS"), or an opinion of counsel to Susquehanna, shall have been received with respect to certain tax matters; (vii) Founders shall have received an updated opinion from JMS, dated as of the date of this Proxy Statement/Prospectus, to the effect that the Merger Consideration is fair to Founders' shareholders from a financial point of view; (viii) the Merger shall meet the requirements for pooling-of-interests accounting treatment as evidenced by a letter from Coopers & Lybrand L.L.P., independent accountants to Susquehanna; (ix) Susquehanna shall have received a letter from the independent accountants to Founders or such other accounting Firm as is acceptable to the parties concerning the results of the performance of certain agreed-upon procedures involving the financial affairs and condition of Founders; and (x) there shall not have occurred any change in the financial condition, properties, assets, business or results of operation of Founders, on the one hand, or Susquehanna, on the other hand, which has had or might reasonably be expected to result in a material adverse effect on the party sustaining such change.

               Waiver; Amendment

               Prior to the Effective Time, any provision of the Merger Agreement may be: (i) waived by the party benefitted by the provision; or
     (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties approved by their respective Boards of Directors, except that no amendment or waiver may be made that would change the form or the amount of the Merger Consideration or otherwise have the effect of prejudicing the Founders' shareholders' interest in the Merger Consideration following the Meeting.

               Closing; Effective Time; Termination

               The Merger Agreement provides that the Closing will occur on such date, following three business days notice to Founders, as shall be agreed upon by all parties, which date shall not be later than the 30th business day after: (i) the last approval of required governmental authorities is granted and any related waiting periods expire; (ii) the lifting, discharge or dismissal of any stay of any such governmental approval or of any injunction against the Merger; and (iii) all shareholder approvals required by the parties have been received. Immediately following the Closing, and provided the Merger Agreement has not been terminated or abandoned in accordance with the terms thereof, Founders and SBI Interim Bank will request that the Banking Department cause articles of merger to be delivered and properly filed with the Department of State. The Merger, and the transactions described in the Merger Agreement , will become effective at 12:01 a.m. on the business day following the Closing. The presentation of the certificate for acceptance and filing is subject to the rights of the Susquehanna Board of Directors and the Founders Board of Directors to terminate the Merger Agreement under certain circumstances.

               The Merger Agreement is terminable, whether before or after its approval by the shareholders of Founders, and if so terminated the transactions contemplated in the Merger Agreement would then be abandoned, at any time prior to the Effective Time: (i) by mutual written consent of Susquehanna and Founders, if the Board of

     Directors of each so determines by majority vote of the members of the entire Board; (ii) by Founders in the event (a) of a material breach by Susquehanna of any representation, warranty, covenant or agreement contained in the Merger Agreement which is not cured or not curable within 30 days after written notice of such breach is given to Susquehanna by Founders, or (b) by written notice to Susquehanna that any condition precedent to Founders' obligations as set forth in Article V of the Merger Agreement has not been met or waived by Founders at such time as such condition can no longer be satisfied, or (c) the Founders Board of Directors fails to make, withdraws or modifies or changes its favorable recommendation to the shareholders or (d) the Founders Board of Directors recommends to the shareholders of Founders that an Acquisition Proposal (as defined in the Merger Agreement) is likely to be more favorable, from a financial point of view, to the shareholders of Founders than the Merger;
     (iii) by Susquehanna in the event (a) of a material breach by Founders of any representation, warranty, covenant or agreement contained in the Merger Agreement which is not cured or not curable within 30 days after written notice of such breach is given to Founders by Susquehanna, or (b) that any condition precedent to Susquehanna's obligations as set forth in Article V of the Merger Agreement has not been met or waived by Susquehanna at such time as such condition can no longer be satisfied; (iv) by Founders if the average closing price per share of Susquehanna Common Stock before the Closing is less than $24, and by Susquehanna if the average closing price per share of Susquehanna Common Stock before Closing is greater than $40, in each case by giving notice of the exercise of such election to the other within one business day following the determination of the average closing price per share of Susquehanna Common Stock before the Closing; or (v) by Susquehanna or Founders if the Merger is not consummated by July 30, 1997, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in the Merger Agreement by the party seeking to terminate; provided, however, that such date may be extended by the written agreement of the parties.

               It is important to note that in the event the average closing price is less than $24 per share, the Founders Board would have the right to determine whether or not to proceed with the transaction and the Founders' shareholders would not be resolicited. The Founders Board would have a fiduciary duty to make an informed decision whether proceeding with the Merger or terminating the Merger Agreement is in the best interests of the corporation, and would consider, among other things, the effects of the transaction upon Founders' shareholders, employees, suppliers and customers and upon the communities in which offices or other establishments of Founders are located, the adequacy of the consideration to be received by Founders' shareholders and all other pertinent factors. The Founders Board would also seek a fairness opinion from its financial advisor in order to determine that the consideration to be received in connection with the transaction would be fair, from a financial point of view, to Founders' shareholders. In the event the average closing price is greater than $40 per share, Susquehanna would have the right to determine whether to proceed with the transaction and the Founders' shareholders would not be resolicited. The Susquehanna Board also would have a fiduciary duty to make an informed decision regarding the best interests of the corporation and would make this determination on the basis of Founders' performance, Susquehanna's performance, general economic considerations, and whether the Founders' transaction was still desirable in terms of Susquehanna's overall strategic planning. In the past year, Susquehanna has elected to consummate transactions under similar circumstances involving two New Jersey banks, Farmers National Bank and Equity National Bank, where in both instances, the average closing price per share exceeded the maximum exchange ratio. This is not a guarantee or assurance, however, that Susquehanna will make a similar election with respect to Founders if the average closing price per share exceeds $40.

               Expenses; Remedies Upon Termination

               In general, Founders and Susquehanna have agreed to bear all expenses incurred by them in connection with the Merger Agreement and the transactions described therein, except Susquehanna has agreed to pay the government filing and other fees (excluding income taxes) in connection with the consummation of such transactions. Any termination of the Merger Agreement shall be without cost, expense or liability on the part of any party to the other parties, except that: (i) if one party terminates the Merger Agreement in the event of a material breach by the other party of any representation, warranty or covenant contained in the agreement, and if, but only if, such breach is caused by the willful misconduct or gross negligence of the breaching party, then the breaching party shall be liable to the non-breaching party for all of the latter's out-of-pocket costs and expenses, including but not limited to reasonable legal, accounting and investment banking fees and expenses, incurred by the non-breaching party in entering into and carrying out the Merger Agreement; and (ii) so long as Susquehanna shall not have breached its obligations under the Merger Agreement, if the Merger Agreement is terminated by Founders because the Founders Board of Directors recommends to the shareholders of Founders that an Acquisition Proposal is likely to be more favorable, from a financial point of view, than the proposed Merger, or if the Founders Board of Directors fails to make, withdraws or modifies or changes its favorable recommendation to Founders' shareholders to approve the transactions described in the Merger Agreement other than because of a material adverse change in Susquehanna, then Founders shall pay Susquehanna a fee of $500,000.

               Exchange of Stock Certificates

               At the Effective Time, without any further action on the part of holders of shares of Founders Capital Stock, each share of Founders Capital Stock that is issued and outstanding at the Effective Time (other than:
     (i) shares the holders of which (each a "Dissenting Shareholder") are exercising appraisal rights pursuant to the BCL (the "Dissenters' Shares"), if any; and (ii) shares held directly or indirectly by Susquehanna, except for shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall automatically become and be converted into the right to receive shares of Susquehanna Common Stock determined in conformity with the Exchange Ratio. As of the Effective Time, any shares held directly or indirectly by Susquehanna except in a fiduciary capacity or in satisfaction of a debt previously contracted shall be canceled and retired and cease to exist and no exchange or payment shall be made with respect thereto.

               Within five business days after the Effective Time, Susquehanna shall cause to be sent to each person holding shares of Founders Capital Stock transmittal materials and instructions for surrendering their certificates for Founders Capital Stock in exchange for a certificate for the number of whole shares of Susquehanna Common Stock to which such person is entitled along with a cash payment equal to the value of any fractional share of Susquehanna Common Stock to which the shareholder is entitled. If the record date of any dividend on Susquehanna Common Stock occurs after the Effective Time but prior to the exchange of certificates, each former shareholder of Founders shall be entitled to receive, upon exchange of the stock certificates, an amount equal to all such dividends paid with respect to the number of whole shares of Susquehanna Common Stock received upon exchange of the certificates of Founders Capital Stock (without interest) less any taxes which may have been imposed or paid thereon.

               After the Effective Time, there shall not be any more transfers on the stock transfer books of Founders of shares of Founders Capital Stock. To the extent permitted by law, in the event that any certificates representing shares of Founders Capital Stock have not been surrendered for exchange on or before the second anniversary of the Effective Time, Susquehanna may, at any time thereafter, with or without notice to the holders of record of any such shares, sell for the accounts of any and all such holders the shares of Susquehanna Common Stock which such holders are entitled to receive. Any such sale may be a public or private sale as Susquehanna shall determine. The net proceeds of any such sale shall be held for holders of record of any unsurrendered certificates to be paid to them upon surrender of such certificates for exchange. Such holders will not be entitled to receive any interest on such net sale proceeds. If outstanding certificates for shares of Founders Capital Stock are not surrendered prior to the date on which such certificates would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by law, become the property of Susquehanna, free and clear of all claims or interest of any person previously entitled to such items.

     Regulatory Approvals of Founders

               The Merger is subject to the approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended. An application for approval of the acquisition of Founders was submitted by Susquehanna to the Federal Reserve Bank of Philadelphia, acting on delegated authority from the Federal Reserve Board, in April, 1997.
     In reviewing the application, the Federal Reserve Board considers the financial and managerial resources of Susquehanna and Founders, the effect of the transaction on competition in the markets served by Susquehanna and Founders, the convenience and needs of the public and, among other things, Susquehanna's and Founders' record of performance in helping to meet local credit needs. There is no reason to believe that the application will not be approved in the ordinary course.

               The approval of the Banking Department under the Pennsylvania Banking Code of 1965, as amended (the "Banking Code"), must also be obtained before the Merger may be consummated. The Banking Code requires the Banking Department to consider the public interests served by the Merger and the financial resources of Susquehanna, Founders and the resulting institution. An application was submitted to the Banking Department in April, 1997. There is no reason to believe that the application will not be approved in the ordinary course.

               The Merger cannot proceed in the absence of the requisite regulatory approvals. Management of Susquehanna has no reason to believe that the required approvals will not be obtained. To date, however, none of the required approvals have been obtained in respect of the Merger, and there can be no assurance that all such regulatory approvals will be obtained and, if the Merger is approved, there can be no assurance as to the date of any such approval. There can also be no assurance that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions set forth in the Merger Agreement. There can likewise be no assurance that the U.S. Department of Justice or state Attorney General will not challenge the Merger or, if such challenge is made, as to the result thereof.

     Interests of Certain Persons in the Merger

               Certain members of Founders' management and the Founders Board of Directors may be deemed to have interests in the Merger in addition to their interests, if any, as shareholders of Founders generally.

               Employee Benefit Plans

               Subsequent to the Merger, Susquehanna may, but is not obligated to employ any or all individuals serving as officers or employees of Founders immediately prior to the Merger. Notwithstanding the foregoing, Susquehanna will enter into an employment agreement with Robert F. Whalen. It is a condition to employment by Susquehanna or Founders after the Merger that each existing officer or employee of Founders will be required to cancel all existing employment contracts and understandings with Founders without accepting any of the severance or other benefits that may be payable thereunder.

               Each person who is employed by Founders prior to the Effective Time and who remains an employee following the Effective Time will be entitled, as an employee of Susquehanna or a subsidiary of Susquehanna, to participate in whatever employee benefit, stock option, bonus, incentive or other fringe benefit plans or programs which are generally available to employees of Susquehanna or its subsidiaries, if such employee is eligible or selected for participation therein and is not otherwise participating in a similar plan which continues to be maintained subsequent to the Effective Time. Each continued employee who becomes eligible for participation in any Susquehanna plan will participate on the same basis as similarly situated employees of Susquehanna or its subsidiaries and will receive credit for past service with Founders for purposes of eligibility and vesting, but not benefit accrual, under Susquehanna's plans. In addition, the split-dollar policies for Robert F. Whalen and Philipp J. Walter, Jr., shall be continued by Susquehanna or a Susquehanna subsidiary, pursuant to which contributions will be continued until age 65 for Mr. Whalen and to age 70 for Mr. Walter, unless their employment is terminated prior thereto due to death, cause or their voluntary quit.

               Founders has agreed to take all action necessary to cease the participation or accrual of benefits as of the Effective Time by each participant in any employee benefit plans of Founders and to terminate such plans, other than 401(k) plans unless otherwise instructed by Susquehanna. At the sole discretion of Susquehanna, any Founders' 401(k) plan may be merged with Susquehanna's 401(k) plan effective at the Effective Time.

               Employment Contract for R. F. Whalen

               Upon consummation of the Merger, Founders and Robert F. Whalen will enter into an employment agreement pursuant to which Mr. Whalen will continue his employment with Founders as one of its principal executive officers. The term of the employment agreement will be for three years, and will automatically be extended as of the last day of February of each year for an additional year unless Mr. Whalen is provided with notice of non-renewal as specified in the agreement. Mr. Whalen's base salary under the agreement will be $126,000 during the first year of the agreement and may be increased thereafter in an amount either mutually agreed upon by the parties or by a fraction based upon the consumer price index. Under the employment agreement, Mr. Whalen will be prohibited from:
     (i) competing with Founders or its customers during his employment with Founders and for one year thereafter; and (ii) soliciting Founders' customers or employees during his employment and for two years thereafter.

      Management and Operations Following the Merger

               Under the terms of the Merger Agreement, following the Merger, at the Effective Time, the directors and officers of Founders immediately prior to the Effective Time shall be and become the directors and officers of the Surviving Bank with such additions or deletions as Susquehanna, in its sole discretion, may determine.

     Accounting Treatment of the Merger

               The Merger is intended to be treated as a pooling-of-interests for accounting purposes in accordance with generally accepted accounting principles and under the accounting rules of the Commission. As a condition to the consummation of the Merger, Susquehanna is to receive a letter from its independent certified public accountants, Coopers & Lybrand L.L.P., that the Merger will be treated as a pooling-of-interests. In order to preserve the intended accounting treatment of the Merger as a pooling-of-interests, the Merger Agreement also requires as a condition to the obligations of Susquehanna and SBI Interim Bank under the Merger Agreement that each person deemed to be an "affiliate" of Founders enter into an agreement not to sell shares of Susquehanna Common Stock acquired in the Merger until financial results covering at least 30 days of post-Merger combined operations have been published.

     Income Tax Consequences of the Merger

               The following is a general discussion of the anticipated federal income tax consequences of the Merger. Susquehanna and Founders believe that for federal income tax purposes: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and Founders and Susquehanna will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by Founders or Susquehanna by reason of the Merger; (iii) except for cash received in lieu of fractional shares, no income, gain or loss generally will be recognized by Founders' shareholders on the exchange of their shares of Founders Capital Stock for shares of Susquehanna Common Stock; (iv) the basis of the Susquehanna Common Stock to be received by the Founders' shareholders generally will be, in each instance, the same as the basis of the Founders Capital Stock surrendered in exchange therefor; (v) the holding period of the Susquehanna Common Stock to be received by the shareholders of Founders generally will include the period during which the Founders Capital Stock surrendered in exchange therefor has been held, provided that the Founders Capital Stock surrendered is held as a capital asset on the date of the exchange pursuant to the Merger; and (vi) the payment of cash to the Founders' shareholders in lieu of their fractional share interests of Susquehanna Common Stock generally will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Susquehanna Common Stock which such shareholders would otherwise be entitled to receive and will qualify as capital gain or loss.

               The obligations of the parties to consummate the Merger are conditioned upon receipt of a ruling from the IRS or an opinion of counsel substantially to the effect that the federal income tax consequences of the Merger are as summarized above. Unlike a ruling from the IRS, an opinion of counsel would have no binding effect on the IRS. Such ruling or opinion would not deal with all of the tax considerations that may be relevant to particular Founders' shareholders, such as shareholders who are dealers in securities, foreign persons, tax-exempt entities or the impact of the alternative minimum tax. Such ruling or opinion would not address any state, local or foreign tax considerations, any federal estate, gift, employment, excise or other non-income tax considerations.

               THE FOREGOING CONSTITUTES ONLY A GENERAL DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, WITHOUT CONSIDERATION OF THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH FOUNDERS' SHAREHOLDER'S SITUATION. EACH FOUNDERS' SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER OWN TAX ADVISORS AS TO PARTICULAR FACTS AND CIRCUMSTANCES WHICH MAY BE UNIQUE TO SUCH SHAREHOLDER AND NOT COMMON TO SHAREHOLDERS AS A WHOLE AND ALSO AS TO ANY ESTATE, GIFT, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES ARISING OUT OF THE MERGER AND/OR ANY SALE OF SUSQUEHANNA COMMON STOCK RECEIVED IN THE MERGER.


                              RESALE RESTRICTIONS

               The shares of Susquehanna Common Stock issuable in connection with the Merger have been registered under the Securities Act, but such registration does not cover resales by shareholders of Founders who may be deemed to control, be controlled by or be under common control with Founders or Susquehanna at the time of or after the Merger and who therefore may be deemed "affiliates" of Founders or Susquehanna as that term is used in Rule 145 under the Securities Act. Such affiliates may not sell their shares of Susquehanna Common Stock acquired in connection with the Merger except pursuant to: (i) an effective registration statement under the Securities Act covering such shares of Susquehanna Common Stock; (ii) the conditions contemplated by paragraph (d) of Rule 145; or (iii) another applicable exemption from the registration requirements of the Securities Act. Rule 145, as currently in effect, imposes restrictions on the manner in which such affiliates may make resales and also on the quantities of resales which such affiliates, and others with whom they act in concert, may make within any three-month period. The management of Founders will notify those persons whom they believe may be such affiliates. Susquehanna is under no obligation to register any shares acquired by affiliates of Founders in connection with the Merger.

               The Merger Agreement requires as a condition to the Merger that each such affiliate of Founders enter into an agreement not to sell shares of Susquehanna Common Stock acquired in the Merger except in accordance with the requirements of the Securities Act and the regulations thereunder.


                DESCRIPTION OF SUSQUEHANNA AND ITS CAPITAL STOCK

      Information Concerning Susquehanna

               Susquehanna is a Pennsylvania business corporation, registered as a bank holding company, with its headquarters in Lancaster County, Pennsylvania. As a bank holding company, Susquehanna engages in general commercial and retail banking and bank-related business through commercial banks, federal savings banks and other subsidiaries.

               Susquehanna was organized on March 1, 1982 under the laws of the Commonwealth of Pennsylvania for the purpose of acquiring Farmers First Bank, Lititz, Pennsylvania and such other banks and bank-related entities as permitted by law, desirable and consistent with its corporate purposes. Susquehanna's primary activity consists of owning and supervising its seven commercial banks, its three savings bank subsidiaries and its two other nonbank subsidiaries. These subsidiaries are engaged in providing banking, savings and loan and bank-related services in central and southcentral Pennsylvania, principally in Franklin, Lancaster, Northumberland, Snyder, York and Lycoming Counties, in northwestern and central Maryland, principally in Allegheny and Washington Counties, and the City of Baltimore and its surrounding suburbs and the Counties of Cecil, Harford, Wicomico and Worcester, and in southern New Jersey, principally in Camden, Burlington and Gloucester Counties. The day-to-day management of Susquehanna's subsidiaries is conducted by each subsidiary's officers, subject to review by their respective Board of Directors, thereby permitting each company to retain substantial autonomy to better serve its market in day-to-day operations. Susquehanna's subsidiary commercial banks and federal savings banks currently operate 115 depository offices in Pennsylvania, Maryland and New Jersey. As of December 31, 1996, Susquehanna had consolidated total assets in excess of 3.3 billion dollars.

               Several years ago Susquehanna developed, and has been implementing, a plan to expand beyond Pennsylvania's borders, initially by establishing a position in the banking markets of northwestern and central Maryland, extending from Pennsylvania into Baltimore and western Maryland. In pursuit of this program, Susquehanna has acquired strong financial institutions in contiguous markets. Consistent with this strategy of geographic diversification, Susquehanna determined to move into areas within the State of New Jersey which offer economic and demographic markets similar to those in which it operates in Pennsylvania and Maryland. In accordance with this plan, Susquehanna acquired Equity National Bank, Atco, New Jersey and Farmers National Bank, Mullica Hill, New Jersey in the first quarter of 1997. Through these acquisitions, Susquehanna established a substantial position in an area of New Jersey which it believes to be economically stable, which it expects to continue to prosper and which will support Susquehanna's community banking philosophy. Management of Susquehanna believes that to the extent management of a bank demonstrates its commitment to the community through personal and dedicated service, the community will, in turn, support such a bank. This formula of synergism between depository institution and customer has been the predicate to Susquehanna's successful community banking philosophy over the past 15 years.

      General

               Susquehanna is authorized to issue 32,000,000 shares of Susquehanna Common Stock, par value $2 per share, and 5,000,000 shares of preferred stock, without par value ("Susquehanna Preferred Stock").

               As of December 31, 1996, Susquehanna had outstanding 13,181,020 shares of Susquehanna Common Stock. No shares of Susquehanna Preferred Stock are currently outstanding.

      Common Stock

               Dividends

               Holders of Susquehanna Common Stock are entitled to receive such dividends as may be declared by the Susquehanna Board of Directors out of funds legally available therefor. Since Susquehanna is a holding company, the funds required by Susquehanna to enable it to pay dividends are derived predominantly from the dividends paid to Susquehanna by its subsidiaries. Susquehanna's ability to pay dividends, therefore, is dependent upon the earnings, financial condition and ability to pay dividends of Susquehanna's subsidiaries, principally its commercial bank and savings bank subsidiaries. Payment of dividends by the banking subsidiaries is subject to a number of regulatory restrictions. See "REGULATIONS AFFECTING DIVIDENDS." Each of Susquehanna's commercial bank and savings bank subsidiaries is presently permitted to pay dividends without prior approval under such regulatory requirements. At December 31, 1996, an aggregate of $43,016,000 was available for the payment of dividends to Susquehanna.

               Liquidation

               In the event of liquidation, dissolution or winding up of Susquehanna, holders of Susquehanna Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of Susquehanna Preferred Stock, if any, then outstanding.

               Voting

               Holders of Susquehanna Common Stock are entitled to one vote for each share held by them at all meetings of the shareholders and are not entitled to cumulate their votes for the election of directors.

               No Preemptive Rights

               Holders of Susquehanna Common Stock do not have any preemptive rights.

               Transfer Agent and Registrar

               Farmers First Bank, a subsidiary of Susquehanna, is the transfer agent and registrar for Susquehanna Common Stock.

     Preferred Stock

               The Susquehanna Board of Directors has authority, without further vote or action by the shareholders, to issue the Susquehanna Preferred Stock in one or more series and to fix and determine the relative rights and preferences of each such series.

      Pennsylvania Anti-Takeover Law Provisions

               Susquehanna is subject to various statutory "anti-takeover provisions" of the BCL, including Subchapters 25E, F, G and H of the BCL.

               Subchapter 25E (relating to control transactions) provides that if any person or group acquires 20% or more of the voting power of a covered corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium.

               Subchapter 25F (relating to business combinations) delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and the corporation. The term "business combination" is defined broadly to include various transactions utilizing a corporation's assets for purchase price amortization or refinancing purposes. An "interested shareholder" is defined generally as the beneficial owner of at least 20% of a corporation's voting shares.

               Subchapter 25G (relating to control-share acquisitions) prevents a person who has acquired 20% or more of the voting power of a covered corporation from voting such shares unless the "disinterested" shareholders approve such voting rights. Failure to obtain such approval exposes the owner to the risk of a forced sale of the shares to the issuer. If shareholder approval is obtained, the corporation is also subject to Subchapters 25I and J of the BCL. Subchapter 25I provides for a minimum severance payment to certain employees terminated within two years of the approval. Subchapter 25J prohibits the abrogation of certain labor contracts prior to their stated date of expiration.

               Subchapter 25H (relating to disgorgement) applies in the event that: (i) any person or group publicly discloses that the person or group may acquire control of the corporation; or (ii) a person or group acquires (or publicly discloses an offer or intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation by the person or group during the 18-month period belong to the corporation if the securities that were sold were acquired during the 18-month period or within 24 months prior thereto.

               Subchapters 25E, F, G and H contain a wide variety of transactional and status exemptions, exclusions and safe harbors.

               In addition, the BCL permits an amendment of the corporation's articles or other corporate action, if approved by shareholders generally, to provide mandatory special treatment for specified groups of nonconsenting shareholders of the same class by providing, for example, that shares of common stock held only by designated shareholders of record, and no other shares of common stock, shall be cashed out at a price determined by the corporation, subject to applicable dissenters' rights.

               The BCL also provides that directors may, in discharging their duties, consider the interests of a number of different constituencies, including shareholders, employees, suppliers, customers, creditors and the communities in which the corporation is located. Directors are not required to consider the interests of shareholders to a greater degree than other constituencies' interests. The BCL expressly provides that directors do not violate their fiduciary duties solely by relying on poison pills or the anti-takeover provisions of the BCL.

      Provisions in Susquehanna's Articles of Incorporation and Bylaws

               Certain provisions of the Susquehanna Articles and the Susquehanna Bylaws may have the effect of making more difficult non-negotiated tender or exchange offers or other attempts to take over or acquire Susquehanna's business. These provisions may discourage some potential acquirors from attempting such a transaction on terms which some shareholders might favor.

               Currently, Susquehanna has approximately 5,000,000 shares of authorized but unissued shares of Susquehanna Preferred Stock and 17,334,362 shares of authorized but unissued shares of Susquehanna Common Stock. Following the Merger, Susquehanna would have approximately 16,902,174 shares of authorized but unissued shares of Susquehanna Common Stock. As a general matter, the existence of unissued and unreserved shares of capital stock provides a Board of Directors with the ability to cause the issuance of shares of capital stock under circumstances that might prevent or render more difficult or costly the completion of a takeover. In addition, the rights and preferences of Susquehanna Preferred Stock as may be established by the Susquehanna Board of Directors could have the effect of impeding a takeover of Susquehanna.

               The Susquehanna Bylaws provide that the number of directors shall be fixed by the Susquehanna Board of Directors, and that the directors shall be divided into three classes as nearly equal as possible, with each class serving for staggered three year terms. Directors may be removed, with or without cause, by the vote of the holders of 75% of the outstanding shares of Susquehanna stock entitled to vote for directors generally.

               The Susquehanna Bylaws establish advance notice procedures with regard to the nomination, other than by management, of candidates for election as directors. Susquehanna shareholders may act only at a shareholders' meeting or by unanimous written consent.

               The Susquehanna Board of Directors is authorized to amend the Susquehanna Bylaws, subject to the right of the shareholders to change such action by vote of 75% of the outstanding Susquehanna shares entitled to vote.

               Article 10 of the Susquehanna Articles authorizes the Susquehanna Board of Directors to use defensive measures to oppose acquisition transactions that it determines are not in the best interests of Susquehanna, and permits the Susquehanna Board of Directors to consider a broad range of factors in deciding whether to oppose an acquisition transaction, including effects on employees, depositors, customers and the communities served by Susquehanna. Article 10 may not be amended without the vote of 75% of the outstanding Susquehanna shares entitled to vote.

               Article 11 of the Susquehanna Articles, in general, prohibits Susquehanna from engaging in a broad range of business combinations with any person or group having beneficial ownership of 20% or more of the Susquehanna shares entitled to vote generally for the election of directors unless such business combination: (i) was approved by the Board of Directors prior to the time such person or group acquired more than 10% of Susquehanna's voting shares; (ii) is approved by 75% of Susquehanna's voting shares where the transaction satisfies specified fair price criteria and the 20% shareholder has complied with specified procedural requirements; or (iii) is approved by 85% of Susquehanna's voting shares. In addition, where no 20% shareholder is involved, Article 11 requires a merger or consolidation of Susquehanna or a significant sale or disposition of securities or assets of Susquehanna or its subsidiaries to be approved by 66% of the outstanding Susquehanna shares entitled to vote on such matter. Article 11 may only be amended by a vote of 85% of Susquehanna's voting shares (75% if the amendment is approved by 85% of a Board consisting only of "Continuing Directors" as such term is defined in
     Article 11).

               Article 14 of the Susquehanna Articles limits the voting rights of any person or group acquiring more than 10% of Susquehanna's outstanding voting shares. The voting rights limitations of Article 14, when taken together with the provisions of Article 11, render it extremely unlikely that a person or group subject to its provisions will be able to determine the outcome of a vote on any transaction covered by Article 11. Shares held by such person or group in excess of 10% of any class or series of Susquehanna stock are entitled to only 1/10 of a vote per share, and all shares held by such person or group may not cast more than 35% of the total number of votes which all holders of a class or series of Susquehanna shares are entitled to cast with respect to a particular matter. These provisions limiting voting rights may not be waived or rendered inapplicable by the Susquehanna Board of Directors. Because the voting rights limitations are imposed on persons or groups owning more than 10% of the outstanding Susquehanna voting shares (rather than the owners of more than 10% of the outstanding voting power), the Susquehanna Board of Directors could issue shares of Susquehanna Preferred Stock with enhanced voting rights that would permit a person to exercise more than 10% of the voting power while owning 10% or less of the outstanding voting shares. These voting rights limitations do not apply to a person or group that consummates a tender offer which was an offer to acquire all outstanding Susquehanna Common Stock and which tender offer complied with specified procedural and fair price requirements. Article 14 may only be amended by vote of 85% of the votes entitled to be cast by all outstanding Susquehanna voting shares (two-thirds if the amendment is first approved by two-thirds of a Board consisting only of "Continuing Directors" as such term is defined in Article 14).

                        COMPARISON OF SHAREHOLDER RIGHTS

      Introduction

               Upon the consummation of the Merger, holders of Founders Common Stock will become shareholders of Susquehanna. The BCL, Founders Articles and Founders Bylaws presently govern Founders' shareholders' rights. After the Merger, the BCL, the Susquehanna Articles and the Susquehanna Bylaws will govern their rights. Certain differences arise from differences between such articles and bylaws. The following discussion is not intended to be a complete statement of all differences affecting the rights of shareholders, but to summarize material differences. This discussion is wholly qualified by reference to applicable Pennsylvania corporate laws, Founders Articles, Founders Bylaws, the Susquehanna Articles and the Susquehanna Bylaws. See "INCORPORATION OF DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."

      Dividends

               Pennsylvania law generally permits a corporation to pay dividends unless, after giving effect thereto, the corporation would be unable to pay its debts as they become due in the usual course of business or the total assets of the corporation would be less than the sum of its total liabilities.

               As a holding company, the ability of Susquehanna to pay dividends is largely dependent upon its receipt of dividends from subsidiary depository institutions. Payment of dividends by these subsidiaries is subject to several regulatory restrictions. For a summary of these regulatory considerations, see "REGULATIONS AFFECTING DIVIDENDS."

      Classified Board of Directors

               The BCL permits a corporation's board of directors to be divided into various classes serving staggered terms of office. The Susquehanna Bylaws provide that it divide its Board into three classes of directors as nearly equal in number as possible. At each annual meeting of shareholders, one class of directors is elected for a three-year term. The Founders Bylaws provide that its entire Board of Directors is elected at the annual meeting of the Founders' shareholders, each member to serve a term expiring at the next annual meeting.

      Number of Directors

               The Susquehanna Bylaws establish the minimum number of directors at five and provide that the Board will determine the number of directors forming the entire Board by resolution. A majority of the Susquehanna Board of Directors may increase the number of directors between meetings of the shareholders up to a maximum of two additional directors in any calendar year. Currently, the Susquehanna Board consists of 14 directors.

               The Founders Bylaws establish the minimum and maximum number of directors at five and 25, respectively. Founders Board of Directors determines the exact number of directors, but cannot increase the number of directors by more than two in any one year. Currently the Founders' Board consists of 13 directors.

      Nomination of Directors

               Under the Susquehanna Bylaws, a shareholder may not nominate a candidate for director unless the shareholder provides the Secretary of Susquehanna with a notice containing specified information regarding the nominee and the shareholder making the nomination. The Susquehanna Bylaws require that a shareholder give such notice not less than 14 days nor more than 50 days before a meeting or within seven days of notice of the meeting if Susquehanna provides less than 21 days notice of the meeting.

               Under the Founders Bylaws, a shareholder who intends to nominate or cause to have nominated any candidate for election to the Board must notify the Secretary of Founders in writing by March 31 next preceding the date of such meeting. The Founders Bylaws also require the shareholder to disclose in the notice specific information with respect to the nominee and the shareholder making the nomination, among other matters.

      No Cumulative Voting

               The Susquehanna Articles state that shareholders do not have the right to cumulate their votes for the election of directors.

               In each election of directors, Founders' shareholders have the right to vote their shares on a cumulative basis. The Founders Articles provide that in the election of directors, every shareholder of Founders Common Stock entitled to vote will have the right to multiply the number of votes to which he or she is entitled by the total number of directors to be elected by the holders of Founders Common Stock, and such shareholder may cast the whole number of such votes for one candidate or may distribute them among two or more candidates.

      Removal of Directors

               Except where the holders of Susquehanna Preferred Stock have the right to elect one or more Susquehanna directors voting separately as a class, Susquehanna directors may be removed with cause or without cause by vote of 75% of all outstanding Susquehanna shares entitled to vote generally for the election of Susquehanna directors voting as one class.

               Founders' directors may declare vacant the office of a director if he or she is declared of unsound mind by an order of court, or convicted of a felony, or for any other proper cause; if he or she does not accept office within 60 days after notice of his or her election; or if he or she fails to attend regular Board meetings for six consecutive months without excuse. The Founders' shareholders may remove the Board of Directors or an individual director without assigning cause "in the manner provided by law," except that if less than all Founders' directors serving on the Founders Board of Directors are to be removed, then no one Founders director may be so removed if the votes cast against removal would be sufficient to elect him/her if then voted cumulatively at an election of the entire Founders Board of Directors.

      Filling Vacancies on the Board of Directors

               In the case of Susquehanna and Founders, a majority of their respective directors in office may fill vacancies and newly created directorships. Any Susquehanna director so chosen serves until the next annual shareholders' meeting, at which time a successor is elected to a term of office consistent with maintaining three classes of Susquehanna directors as equal in size as possible. Any such Founders' director so chosen will hold office for a term expiring at the next meeting of Founders' shareholders at which directors are elected.

      Call of Special Shareholders' Meeting

               Special meetings of Susquehanna and Founders' shareholders may be called by their respective president or Board of Directors or upon the written request of the holders of not less than one-fifth of their respective shares entitled to vote at the meeting. Any request for a special meeting of Susquehanna shareholders must state a proper purpose for the meeting. If Founders' shareholders request a special meeting, such request must be made in writing, be delivered to the Secretary and state the purpose of the meeting; the Secretary must call such meeting not less than 10 days nor more than 60 days after receipt of the notice.

      Notice of Shareholders' Meetings

               Susquehanna shareholders must generally be given at least five days written notice of an annual meeting of shareholders. If a meeting is being called to consider certain fundamental transactions (such as an amendment to the articles of incorporation or a merger, consolidation or dissolution), the BCL requires 10 days prior written notice. Susquehanna shareholders must be given 10 days prior written notice of a special shareholders' meeting; 20 days prior written notice is required if the special meeting was called by or at the request of a Susquehanna shareholder.

               Founders' shareholders must be given written notice at least five days before the date of the meeting, unless a greater period of time is required by law in a particular case. As explained above, if a meeting is being called to consider certain fundamental transactions (such as an amendment to the articles of incorporation or a merger, consolidation or dissolution), the BCL requires 10 days prior written notice.

      Quorum Requirements and Adjournment of Meetings

               A majority of the outstanding Susquehanna shares entitled to vote, present in person or represented by proxy, constitutes a quorum at all meetings of shareholders. If a quorum is not present or represented at a meeting, the shareholders entitled to vote at the meeting have the power to adjourn the meeting, and at any adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Where a meeting is called for the purpose of electing Susquehanna directors, a majority of the shares present or represented by proxy may adjourn the meeting for one or more periods of up to 15 days duration. Those shareholders present or represented at the meeting following the original meeting called for the election of Susquehanna directors which was adjourned for lack of a quorum, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing Susquehanna directors.

               A majority of the shares of outstanding Founders' shares of stock entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. If less than a quorum is present at a meeting, those present may adjourn the meeting. If a meeting for the election of directors is adjourned twice for lack of a quorum, those present at the second of the adjourned meetings shall constitute a quorum for the election.

      Shareholder Proposals; New Business at a Meeting

               Except for the director nomination procedures described above, the Susquehanna Articles and Bylaws do not require advance notice of business that shareholders wish to raise at an annual shareholders' meeting. The Susquehanna Bylaws, however, limit the business to be transacted at a special shareholders' meeting to the matters specified in the notice of meeting.

               Under the Founders Bylaws, any shareholder proposal to be considered at an annual meeting shall be stated in writing and filed with the Secretary no later than March 31 next preceding the date of the annual meeting. The shareholder's proposal must contain certain information.

      Action Without Meeting

               Susquehanna shareholders may take action without a meeting by unanimous written consent.

               With regard to Founders, any action which may be taken at a shareholders' meeting may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all shareholders who would be entitled to vote at a meeting for such purpose is filed with the Secretary.

      Dissenters' Rights

               Under the BCL, shareholders are generally entitled to dissent from, and demand payment of the fair value of their shares in connection with, a plan of merger, consolidation, share exchange, asset transfer or division. If a corporation's shares are held of record by more than 2,000 shareholders or are listed on a national securities exchange, the BCL generally does not provide dissenters' rights so long as the consideration received by shareholders pursuant to the plan consists solely of shares of the acquiring, surviving or new corporation (and money in lieu of fractional shares). Accordingly, Susquehanna shareholders are not afforded dissenters' rights; because Founders' shares are held by fewer than 2,000 shareholders and are not listed on a national securities exchange, Founders' shareholders are entitled to dissenters' rights in this transaction. The BCL provides dissenters' rights where a charter amendment or other corporate action providing for mandatory special treatment for a specified group of holders of a class or series of stock is adopted without a class vote of the affected group. Subchapter 25E of the BCL, which applies to Susquehanna (but does not apply to Founders), also provides shareholders of a publicly traded Pennsylvania corporation remedies similar to dissenters' rights where a person or group acquires 20% or more of the voting power of the corporation.

      Preemptive Rights

               Holders of Susquehanna Common Stock and Founders' Common Stock do not have preemptive rights. Holders of shares of Founders Preferred Stock have preemptive rights.

      Limitations on Directors' Liability

               The BCL permits the shareholders of a Pennsylvania corporation to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages in certain circumstances. The Susquehanna Bylaws do not contain such a provision. The Founders Bylaws do contain a provision relieving its directors from liability for monetary damages for any action taken or an failure to take action.

      Indemnification

               The BCL provides that a business corporation may indemnify directors, officers and other agents against liabilities they may incur as such, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director, officer or other agent by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Under the BCL, the corporation is required to indemnify directors, officers or other agents against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under the BCL, a corporation may pay the expenses of a director, officer or other agent incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation.

               The Susquehanna Bylaws provide indemnification of directors, officers and other agents and advancement of expenses to the extent otherwise permitted by law. The Susquehanna Bylaws condition any indemnification or advancement of expenses upon a determination, made in accordance with the procedures specified in the BCL, by Susquehanna's directors or shareholders that indemnification or advancement of expenses is proper because the director or officer met the standard of conduct set forth in the BCL. The Founders Bylaws provide indemnification of directors and officers and advancement of their expenses to the extent otherwise permitted by law. The Founders Bylaws provide that such indemnification of its directors and officers is automatic, and does not require any determination that the indemnification is proper, except in instances where a court has determined that the act or failure to act giving rise to the claim for indemnification constituted wilful misconduct or recklessness. Founders may, at the discretion and to the extent determined by its directors, indemnify its employees, agents and other representatives and may advance their expenses.

               The BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to the authority of the BCL, Susquehanna has entered into employment agreements with certain principal officers which also provide for indemnification in connection with the performance of their offices. As permitted by the BCL and the Susquehanna Articles, Susquehanna maintains on behalf of its directors and officers insurance protection against certain liabilities arising out of their service in such capabilities. Founders also maintains on behalf of its directors and officers insurance protection against certain liabilities arising out of their service in such capacities.

      State Anti-Takeover Law Provisions

               Susquehanna and Founders are subject to various statutory "anti-takeover" provisions of the BCL. However, since Founders does not have a class of securities registered under the Exchange Act, such provisions do not presently apply to it. The BCL "anti-takeover" provisions applicable to Susquehanna have been summarized above. See "DESCRIPTION OF SUSQUEHANNA CAPITAL STOCK -- Pennsylvania Anti-Takeover Law Provisions."

               Pursuant to Subchapter 25F of the BCL, a covered corporation is prohibited from engaging in specified business combination transactions with an interested shareholder (defined in general as any beneficial owner of at least 20% of the outstanding voting stock of a Pennsylvania corporation) during the five-year period following the date such person became an interested shareholder, unless the business combination or share acquisition is approved by the corporation's board of directors prior to the date such person became an interested shareholder.

               Subchapter 25F of the BCL would allow the business combination to proceed if it were approved by unanimous vote of the holders of all outstanding common stock or, if the interested shareholder owns at least 80% of the Pennsylvania corporation's voting shares, the business combination is approved by a majority of the holders of the Pennsylvania corporation's voting shares (not including shares held by the interested shareholder) and the interested shareholder complies with specified procedural and minimum fair price criteria.

               Under Subchapter 25F of the BCL, after the five-year period, a business combination may be effected if: (i) the transaction is approved by a majority of the holders of the Pennsylvania corporation's voting shares (not including shares held by the interested shareholder); or (ii) the transaction is approved by a majority of the holders of the Pennsylvania corporation's voting shares (including shares held by the interested shareholder) and the interested shareholder complies with specified procedural and minimum fair price criteria.

               Susquehanna is also subject to another somewhat similar Pennsylvania law provision (BCL Section 2538) which requires transactions with an interested shareholder to be approved by a majority of the corporation's directors who are unaffiliated with such shareholder. As described below, Susquehanna has charter provisions which restrict business combinations with significant shareholders.

               Subchapter 25G of the BCL prevents a person who has acquired 20% or more of the voting power of a covered corporation from voting such shares unless the "disinterested" shareholders allow otherwise. As described below, Article 11 of the Susquehanna Articles limits the voting rights of persons acquiring more than 10% of Susquehanna's outstanding voting shares. Subchapter 25H of the BCL requires persons who acquire 20% of the voting power of a corporation or who announce that they may acquire control of the corporation and then sell shares within 18 months thereafter to disgorge to the corporation profits made from such transactions. The BCL permits, subject to dissenters' rights, an amendment of the corporation's articles or other corporate action to provide mandatory special treatment for specified groups of nonconsenting shareholders.

               The BCL provides that directors may, in discharging their duties, consider the interests of a number of different constituencies, including shareholders, employees, suppliers, customers, creditors and the communities in which the corporation is located. However, the BCL states that directors are not required to consider the interests of shareholders to a greater degree than other constituencies' interests. Additionally, the BCL expressly provides that directors do not violate their fiduciary duties solely by relying on poison pills or the anti-takeover provisions of the BCL. As described below, Susquehanna has a charter provision which permits directors to consider a broad number of factors in evaluating any potential acquisition transaction.

      Anti-Takeover Provisions in the Susquehanna Articles; Approval of Certain Transactions

               Article 10 of the Susquehanna Articles permits, but does not require, the Susquehanna Board of Directors to consider a variety of factors in evaluating whether to oppose, recommend or remain neutral with respect to an acquisition transaction. These factors include: (i) the adequacy of the consideration being offered in relation to the current market price of Susquehanna's securities as well as in relation to other measures of Susquehanna's value; (ii) the economic or social effects that the transaction might have on the employees, depositors and customers of Susquehanna or its subsidiaries and the communities they serve; (iii) the reputations and business practices of the offeror and its management and affiliates; and (iv) antitrust or other legal difficulties that might be created by the transaction. In the event that the Susquehanna Board of Directors determines that an acquisition transaction should be opposed,
     Article 10 authorizes Susquehanna's Board to take any legal action to oppose such transaction. As noted above, the BCL specifically permits directors, in determining what is in the best interests of a corporation, to consider the effects of a particular action on a broad range of constituencies that might be affected by such action.

               The Susquehanna Articles also contain a "business combination" anti-takeover provision. Article 11, in general, prohibits Susquehanna from engaging in a broad range of business combinations with any person or group having beneficial ownership of 20% or more of the Susquehanna shares entitled to vote generally for the election of directors unless such business combination: (i) was approved by the Susquehanna Board of Directors prior to the time such person or group acquired 10% of Susquehanna's voting shares; (ii) is approved by 75% of Susquehanna's voting shares where the transaction satisfies specified fair price criteria and the 20% shareholder has complied with specified procedural requirements; or (iii) is approved by 85% of Susquehanna's voting shares.

               In addition, Article 11 requires that, regardless of whether a 20% shareholder is involved, the following transactions must be approved by 66% of the outstanding Susquehanna shares entitled to vote on such matter:
     (i) a merger or consolidation of Susquehanna with or into another corporation; (ii) a disposition of a Susquehanna subsidiary by means of a merger or consolidation; (iii) any merger or consolidation of a Susquehanna subsidiary in connection with which Susquehanna issues shares in excess of 15% of its shares outstanding prior to the transaction; (iv) any sale, lease, exchange, transfer or other disposition of all or substantially all of Susquehanna's assets; or (v) any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets or stock of a subsidiary accounting for more than 20% of Susquehanna's consolidated assets.

               The Susquehanna Articles also contain a provision which limits the voting rights of any person or group acquiring more than 10% of Susquehanna's outstanding voting shares. These limitations render it extremely unlikely that a person or group subject to its provisions will be able to determine the outcome of any transaction subject to Article 11. Shares held by such person or group in excess of 10% of any class or series of Susquehanna stock are entitled to only 1/10 of a vote per share, and all shares held by such person or group may not cast more than 35% of the total number of votes which all holders of a class or series of Susquehanna shares are entitled to cast with respect to a particular matter. These provisions limiting voting rights may not be waived or rendered inapplicable by the Susquehanna Board of Directors. These voting rights limitations do not apply to a person or group that consummates a tender offer which was an offer to acquire all outstanding Susquehanna Common Stock and which tender offer complied with specified procedural and fair price requirements.

               In contrast to the array of anti-takeover provisions in the Susquehanna Articles, the Founders Articles and Founders Bylaws contain no anti-takeover provisions.

     Amendment of Articles of Incorporation

               The Susquehanna Articles generally may be amended by the shareholders by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. The Susquehanna Articles provide, however, that the provisions set forth in Articles 8 (relating to amendment of the Susquehanna Bylaws), 9 (relating to shareholder action by written consent), 10 (relating to the authority to take measures to oppose certain acquisition transactions) and 12 (relating to amendment of the Susquehanna Articles) may not be amended, altered, changed or repealed without the vote of 75% of the outstanding Susquehanna shares entitled to vote. Article 11 (relating to certain business combinations) may only be amended by vote of 85% of the outstanding Susquehanna shares entitled to vote (75% if the amendment is approved by 85% of a Board consisting only of "Continuing Directors", as such term is defined in Article 11). Article 14 (relating to the voting rights of shares held by certain substantial shareholders) may only be amended by vote of 85% of the outstanding Susquehanna shares entitled to vote (two-thirds if the amendment is first approved by two-thirds of a Board consisting only of "Continuing Directors", as such term is defined in Article 14).

               The Founders Articles contain no provisions regarding amendments to the same, except that no amendment to the Founders Articles or Bylaws may be made which is inconsistent with the rights of the holders of Founders Preferred Stock set forth in the Articles, without an affirmative vote of both a majority of the holders of Founders Common Stock entitled to vote thereon and a majority of the holders of the outstanding shares of Founders Preferred Stock, voting as a separate class.

     Amendment of Bylaws

               The Susquehanna Board of Directors is authorized to amend the Susquehanna Bylaws, subject to the right of the shareholders to change such action by vote of 75% of the outstanding Susquehanna shares entitled to vote (considered for this purpose as a single class) cast at a meeting of the shareholders called for that purpose.

               The Founders Bylaws may be altered, amended, added to or repealed by a majority of Founders' directors, subject to the right of the Founders' shareholders to change such action and subject to the provision of Founders' Articles, described above, concerning amendments which are inconsistent with the rights of holders of Founders Preferred Stock set forth in its Articles. The directors may not, however, make or alter any bylaw provision fixing their qualifications, classification or term of office.

                   DIVIDENDS AND MARKET PRICES OF SECURITIES

     Susquehanna

               Susquehanna Common Stock is traded in the over-the-counter market and quoted on The Nasdaq Stock Market under the symbol "SUSQ." On March 1, 1997, there were 14,645,335 shares outstanding and approximately 6,221 shareholders of record. Set forth below are the high and low sales prices of Susquehanna Common Stock as reported on The Nasdaq Stock Market for the four quarters of calendar 1996, calendar 1995 and calendar 1994. Also set forth below are the cash dividends declared during such periods.


                          1996                     1995                     1994
                 --------------------        ------------------        -------------------

                   Market         Dividends       Market       Dividends     Market      Dividends
                   Price          Declared        Price        Declared      Price       Declared
                 --------         ---------      --------      --------     -------      ---------
1st Quarter    $26.00 - 30.00       $.29      $21.50 - 24.25     $.27    $23.75 - 28.00    $.25
2nd Quarter    $26.75 - 29.50       $.29      $22.50 - 24.00     $.27    $23.75 - 25.00    $.25
3rd Quarter    $26.50 - 30.63       $.29      $23.25 - 28.25     $.27    $23.50 - 24.25    $.25
4th Quarter    $29.00 - 35.75       $.30      $26.00 - 30.25     $.29    $21.25 - 24.75    $.27

               The last sale price on February 10, 1997, the last trading day before the announcement of the Merger, was $36.125 per share.

     Founders

               There is no established trading market for Founders Capital Stock and there has been only very limited trading in Founders Capital Stock. Management of Founders is aware of certain transfers of Founders Capital Stock over the past two calendar years at per share prices ranging from $4.167 to $9, and of two transactions that occurred in 1997, prior to the announcement of the Merger, at prices per share of $9 1/2 and $12 11/16, respectively. The sale price of Founders Capital Stock on January 15, 1997, the most recent date before February 10, 1997 on which a sale occurred, was $12 11/16. This price should not be considered indicative of the current market price of Founders Capital Stock.

               Founders has not previously paid any cash dividends.

                        REGULATIONS AFFECTING DIVIDENDS

     Susquehanna

               Susquehanna's ability to pay dividends is largely dependent upon receipt of dividends from its commercial bank and federal savings bank subsidiaries. Susquehanna's banking subsidiaries include five national banks, a Maryland state-chartered bank, a Pennsylvania state-chartered bank and three federal savings banks. Both federal and state laws impose restrictions on the ability of these banking subsidiaries to pay dividends.

               Under federal law, the approval of the Comptroller of the Currency ("Comptroller") is required for the payment of dividends in any calendar year by a subsidiary national bank if the total of all dividends declared by such bank in a calendar year exceeds that bank's net profits for that year combined with its retained net profits for the preceding two calendar years. Moreover, no dividends may be paid by a national bank if its "losses" equal or exceed its undivided profits account, and no dividend may be paid in an amount in excess of its "net profits then on hand." In addition, the Comptroller may find a dividend payment that meets the criteria specified in the law to constitute an unsafe or unsound practice.

               Federal law and regulations provide that federal savings banks are not permitted to pay dividends on capital stock if their regulatory capital would thereby be reduced below the amount then required for the liquidation account established for the benefit of certain depositors at the time such savings bank converted to stock form. In addition, federal savings banks which are subsidiaries of holding companies (as in the case of Susquehanna and its federal savings bank subsidiaries) are required to give the Office of Thrift Supervision (the "OTS") 30 days' prior notice of any proposed declaration of dividends to the holding company.

               Federal regulations impose additional limitations on the payment of dividends and other capital distributions by federal savings banks. Under these regulations, a savings bank that, immediately prior to, and on a pro forma basis after giving effect to, a proposed capital distribution, has capital (as defined by OTS regulation) that is equal to or greater than the amount of its fully phased-in capital requirements (a "Tier 1 Institution") generally is permitted without OTS approval to make capital distributions during a calendar year in an aggregate amount equal to the greater of: (i) up to 100% of its net income to date during the calendar year plus an amount that would reduce by one-half the amount by which its total capital exceeded its fully phased-in risk-based capital requirements at the beginning of the calendar year; or (ii) up to 75% of its net income for the previous four quarters. A federal savings bank with total capital in excess of current minimum capital requirements but not in excess of the fully phased-in requirements (a "Tier 2 Institution") is permitted to make capital distributions without OTS approval of up to between 25% and 75% of its net income for the previous four quarters, less dividends already paid for such period, depending upon the savings bank's level of risk-based capital. A federal savings bank that fails to meet current minimum capital requirements (a "Tier 3 Institution") is prohibited from making any capital distributions without the prior approval of the OTS. A Tier 1 Institution that has been notified by the OTS that it is in need of more than normal supervision will be treated as either a Tier 2 or Tier 3 Institution. Susquehanna expects that each of its federal savings bank subsidiaries will continue to meet its fully phased-in capital requirements and to continue to be authorized to pay dividends in accordance with the provisions of the OTS regulations discussed above as Tier 1 Institutions.

               Federal savings banks are further prohibited from making any capital distributions if, after making the distribution, a federal savings bank would have: (i) a total risk-based capital ratio of less than 8%;
     (ii) a Tier 1 risk-based capital ratio of less than 4%; or (iii) a leverage ratio of less than 4%.

               In addition to the foregoing, earnings of federal savings banks appropriated to bad debt reserves and deducted for federal income tax purposes are not available for payment of cash dividends or other distributions without payment of taxes at the then-current tax rate on the amount of earnings removed from the reserves for such distributions.

               Under Pennsylvania law, dividends payable to Susquehanna are restricted to the extent that each Pennsylvania state-chartered bank is required to set aside to a surplus fund each year at least 10% of its net earnings until such surplus equals the amount of its capital. Furthermore, the payment of a dividend may not be made if it results in the reduction of the surplus available to the bank.

               Under Maryland law, dividends may be paid to Susquehanna by its Maryland state-chartered bank subsidiary out of undivided profits, with the approval of the Maryland Bank Commissioner, from surplus in excess of 100% of its required capital stock. If, however, the surplus of a Maryland bank is less than 100% of its required capital stock, cash dividends may not be paid in excess of 90% of net earnings. Stock dividends may be paid so long as: (i) surplus is at least 20% of the increased capital stock; and (ii) remaining surplus is sufficient to cover all losses.

               In accordance with the above regulatory restrictions, each of Susquehanna's banking subsidiaries has the ability to pay dividends and at December 31, 1996, $43,016,000 was available for the payment of dividends to Susquehanna.

     Founders

               Founders' declaration and payment of cash dividends is subject to various restrictions set forth in the Pennsylvania Banking Code, the Federal Reserve Act and the Federal Deposit Insurance Act.

               Founders is subject to certain restrictions under Pennsylvania law relating to the declaration and payment of cash dividends. The Banking Code provides that dividends may be declared and paid only from accumulated net earnings (undivided profits) and may be paid in cash or property other than in Founders' own shares. Where surplus is less than 50% of the amount of Founders' capital (defined as par value multiplied by the number of shares outstanding), no dividend may be paid or declared without the prior approval of the Banking Department until surplus is equal to 50% of the total amount of capital. Where surplus is equal to or greater than 50% but less than 100% of capital, until such time as surplus equals capital, prior to the declaration of a dividend Founders' must transfer to surplus an amount that is at least 10% of its net earnings for the period since the end of the last fiscal year or any shorter period since the declaration of a dividend. Additionally, the Banking Department has the power to issue orders prohibiting the payment of dividends where such payment is deemed to be an unsafe or unsound banking practice.

               Under the Federal Reserve Act, if a member bank has sustained losses equal to or exceeding its undivided profits then on hand, no dividend shall be paid, and no dividends can ever be paid in an amount greater than such bank's net profits less losses and bad debts. Cash dividends must be approved by the Federal Reserve Board if the total of all such dividends declared by a member bank in any calendar year, including the proposed cash dividend, exceeds the total of the bank's net profits for that year plus its retained net profits from the preceding two years less any required transfers to surplus or to a fund for the retirement of preferred stock. Under the Federal Reserve Act, the Federal Reserve Board has the power to prohibit the payment of cash dividends by a member bank if it determines that such a payment would be an unsafe or unsound banking practice.

               The Federal Deposit Insurance Act generally prohibits all payments of dividends by a bank that is in default of any assessment to the FDIC.

               In accordance with the regulatory restrictions discussed above, as of December 31, 1996, Founders had approximately $242,000 available for the payment of dividends to its shareholders. The Merger Agreement prohibits Founders from declaring, paying or setting aside any dividend or other distribution in respect of the Founders Capital Stock.

                              BUSINESS OF FOUNDERS


     General

               Founders is a commercial bank, chartered under Pennsylvania law, which commenced operations on July 18, 1988. Founders provides retail and commercial banking services primarily in the Philadelphia suburbs and currently operates three offices which are located at 101 Bryn Mawr Avenue, Bryn Mawr, PA 19010, 15 East Gay Street, West Chester, PA 19380 and 100 South Orange Street, Media, PA 19063. The Bryn Mawr office is Founders' main office. Founders' telephone number is (610) 525-8500.

               As of December 31, 1996, Founders had assets of $103,203,000, total deposits of $88,515,000 and total shareholders' equity of $7,573,000.

               Founders offers a broad range of commercial banking services to businesses and individuals, and focuses on the banking and credit needs of local small to medium sized businesses, professionals and individual customers. As part of that focus, Founders seeks to practice "relationship banking" which emphasizes two related strategies. First, it seeks to establish consumer relationships over a broad range of banking and financial services rather than establishing relationships based only on a single selected service. Second, Founders seeks to provide banking and financial services on a personal basis, tailored to the specific needs of the customers, through both senior management's personal knowledge of the customer's business and financial situation, and through the direct participation of senior management in structuring and customizing Founders' services to meet the customer's requirements. Founders believes that "relationship banking" provides it with the ability to be flexible and creative in serving the needs of its customers and results in a more stable, long-term customer base.

     Services

               Credit services, offered predominantly to small and medium sized businesses and their owners, include lines of credit, term loans, mortgage loans, revolving credit lines and letters of credit. As described above, generally Founders extends loans to existing customers or to qualified persons who are not otherwise customers of Founders in order to seek other banking relationships with such persons. In addition, during the past three years, Founders has made indirect automobile loans to individuals referred to Founders by the dealerships. In most of these instances, Founders generally does not seek to establish other banking relationships with these borrowers. Founders also offers Merchant Credit Card services and consumer credit services, including personal credit lines, credit cards, automobile loans, and home equity lines of credit and loans.

               Deposit services include a full range of commercial and personal deposit services including checking accounts, NOW accounts, money market accounts, certificates of deposit, telephone transfer, and automatic teller services via the MAC inter-bank automated teller system.

     Regulation

               The earnings of Founders are affected by the policies of regulatory authorities, including, the Federal Reserve Board and the Federal Deposit Insurance Corporation ("FDIC"). An important function of the Federal Reserve System is to regulate the money supply and interest rates. Among the instruments used to implement those objectives are open market operations in United States government securities, changes in reserve requirements against member bank deposits and limitations on interest rates that member banks may pay on time and savings deposits. These instruments are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, and their use may also affect rates charged on loans or paid for deposits.

               Founders is a member of the Federal Reserve System and, therefore, the policies and regulations of the Federal Reserve Board have had, and will continue to have, a significant effect on its deposits, loans and investment growth, as well as the rate of interest earned and paid, and are expected to affect Founders' operations in the future. The effect of such policies and regulations upon the future business and earnings of Founders cannot be predicted.

               The Federal Deposit Insurance Corporation Improvement Act of 1991 requires prompt corrective action against undercapitalized institutions and has established five capital categories. These are well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. Well capitalized institutions significantly exceed the required minimum level for each capital measure (currently, risk-based and leverage). Adequately capitalized institutions include depository institutions that meet the required minimum level for each capital measure. Undercapitalized institutions represent depository institutions that fail to meet the required minimum level for any relevant capital measure. Significantly undercapitalized describes depository institutions that are significantly below the capital minimum requirements. Currently, Founders is considered well capitalized.

               Under the Community Reinvestment Act, as amended ("CRA"), as implemented by regulations of the Federal Reserve Board, a bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the Federal Reserve Board to assess an institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution. The CRA requires public disclosure of an institution's CRA rating and requires that the Federal Reserve Board provide a written evaluation of an institution's CRA performance utilizing a four-tiered description rating system. An institution's CRA rating is considered in determining whether to grant charters, branches and other deposit facilities, relocations, mergers, consolidations and acquisitions. A less than satisfactory performance may be the basis for denying an application. In 1996 Founders received a satisfactory rating.

     Competition

               Founders' principal market is in Montgomery, Chester and Delaware Counties, Pennsylvania. In this area, Founders competes primarily with other banks, savings and loan associations, mutual savings banks and credit unions, as well as brokerage firms and insurance companies. Founders also competes with mortgage bankers, finance companies and leasing companies in certain aspects of its lending business. Many of its competitors have significantly greater financial resources than Founders and larger branch networks. Some of these competitors also have advantages as a result of the different regulations under which they operate and other factors, including size and convenience of location.

               In consumer transactions, which typically involve loans in amounts substantially less than Founders' lending limit, Founders' believes it is able to compete on a substantially equal basis with larger financial institutions. In commercial loan transactions, Founders' lending limit to a single customer of approximately $1,378,000 enables Founders to compete effectively for the credit needs of small businesses. This lending limit is, however, considerably below that of various competing institutions, which makes it difficult, and in some cases impossible, for Founders to compete effectively where the amount of the loan or financing required is in excess of this amount. In competing with other banks, as well as savings and loan associations and other financial institutions, Founders seeks to provide personalized services through officers' and directors' knowledge of Founders' primary service area and customers, and through efforts to understand fully the financial situation of relatively small borrowers. The size of such borrowers, in the opinion of Founders' management, often inhibits close attention to their needs by larger institutions.

               The business of Founders is not dependent upon any single customer and the loss of any single customer or any few customers would not have a material adverse impact upon Founders.

     Employees

               At December 31, 1996, Founders had 32 full-time employees and one part-time employee. Founders believes that its relations with its employees are good.

     Litigation

               Founders' is not involved in any legal proceedings that are material to its financial condition.

     Properties

               Founders' leases space for its main office located at 101 Bryn Mawr Avenue, Bryn Mawr, Pennsylvania, which as an area of approximately 7,000 square feet. The lease expires in August, 1999. Founders' office is located in a building known as the Founders' Bank Building, which is owned by a partnership in which Founders, through its wholly-owned subsidiary, is a partner. For additional information about this lease, see footnote 12 to Founders' Financial Statements at page F-1 attached hereto.

               Founders also leases space for its branch offices located in West Chester, Pennsylvania, and in Media, Pennsylvania. The West Chester branch is located at 15 East Gay Street, West Chester, Pennsylvania, and has an area of approximately 3,500 square feet. The lease has a five year term, beginning May, 1996. The Media branch is located at 100 South Orange Street, Media, Pennsylvania, and has an area of approximately 3,500 square feet. The lease has a five year term, beginning February, 1997.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                       OF FINANCIAL CONDITION AND RESULTS
                           OF OPERATIONS OF FOUNDERS


       The following pages of this report present management's discussion and analysis of the consolidated financial condition and results of operation of Founders and its wholly-owned subsidiary, Old Lancaster Corporation. This discussion and analysis should be read in conjunction with the consolidated financial statements of Founders, including the related notes thereto, contained herein.

     Results of Operations

            Summary of 1996 Compared to 1995

            Founders' net income for the year ended December 31, 1996 was $319,000 which compared to the $605,000 earned in 1995, represents a $286,000 or 47.3% decrease. On a per share basis, net income was $0.33 in 1996 vs. $0.64 in 1995, while the return on average equity fell to 4.48% from 9.31% in 1995.

            The performance level for the year ended December 31, 1996, was influenced by two major factors: first, the significant growth in Founders' loan portfolio and, second the increase in other expenses. With respect to the first factor, Founders' loan portfolio increased $23,579,000 or 46.1% in 1996 and was funded primarily by certificates of deposit and borrowings. This increase in the net interest-earning assets of the bank greatly contributed to an increase in Founders' net interest income of $492,000, an increase of 16.6% over 1995 levels. With respect to the second factor, other expenses increased by $978,000 or 43.3% in 1996 primarily due to the opening of Founders' first branch office in West Chester, Pennsylvania, staffing of a loan production office in Media, Pennsylvania, and expenses recorded in connection with the proposed merger with Susquehanna.

            Net Interest Income - Taxable Equivalent Basis

            The major source of operating revenues is net interest income which rose to a level of $3,457,000 in 1996, which is $492,000 or 16.6% above the $2,965,000 attained in 1995. The net interest margin, on a tax equivalent basis, for 1996 fell to 4.24% from the 4.37% attained during 1995.

            Net interest income is the income which remains after deducting the interest expense attributable to the acquisition of the funds required to support earning assets from total income generated by such earning assets. Income from earning assets includes income from loans, income from investment securities and income from short-term investments. The amount of interest income is dependent upon many factors including the volume of earning assets, the general level of interest rates, the dynamics of changing interest rates, and levels of nonperforming loans. The cost of funds varies with the amount of funds necessary to support earning assets, the rates paid to attract and hold deposits, rates paid on borrowed funds, and the levels of non-interest-bearing demand deposits and equity capital .

            Table 1 presents average balances, interest and yields earned or paid on these assets and liabilities of Founders. For purposes of calculating interest income on Table 1, tax-exempt interest has been adjusted using a marginal tax rate of 34% in order to equate the yield on tax-exempt securities to that of taxable interest rates. Net interest income as a percentage of net interest income and other income was 93%, 95%, and 91% for the twelve months ended December 31, 1996, 1995, and 1994, respectively.

            Table 2 illustrates that the growth in interest income in 1996 over 1995 was due to volume. The average growth in interest-earning assets of $16,836,000 in 1996 over 1995, to a large extent, was due to average loan growth of $14,737,000. As illustrated in Table 1, the tax equivalent yield on earning assets for 1996 remained constant at the 1995 level of 8.14%. This stability in the tax equivalent yield on interest earning assets was maintained despite the decrease in the yield on total loans from 9.35% in 1995 to 8.86% in 1996 which is attributable to the decrease in the prime rate in 1996, a proportionately higher volume of lower yielding indirect automobile loans and the competitive environment for commercial loans. The investment yields rose from a 5.90% average return in 1995 to 6.55% in 1996.

            Table 2 illustrates that the growth in interest expense in 1996 over 1995 was also due to volume. The average funding costs rose in 1996 to 4.65% from 4.62% in 1995. The rise in the average funding cost is due mainly to the increased reliance on higher cost certificates of deposit and borrowings. The significant rise in interest cost was due to volume used to fund the growth in the loan portfolio.

            Founders will be focusing on sustained growth not only in its loan portfolio, but also in low cost funding sources. Fluctuations in the net interest margin occur because it is not possible to exactly match the repricing of Founders' assets and liabilities. A further explanation of the impact of asset and liability repricing is found in the Asset/Liability Management section of this discussion.

            Provision and Allowance for Loan Losses

            Founders' provision for loan losses is based upon management's quarterly loan portfolio review. The purpose of the review, among other things, is to assess loan quality, identify impaired loans, analyze delinquencies, ascertain loan growth, evaluate potential charge-offs and recoveries, and assess general economic conditions in the markets it serves.

            Commercial and real estate loans are rated by loan officers and, periodically, by loan review personnel. Consumer and residential real estate loans are generally reviewed in the aggregate as they are of relatively small dollar size and homogeneous in nature.

            In addition to economic conditions, loan portfolio diversification, delinquency and historic loss experience, consideration is also given to examinations performed by the regulatory authorities.

            To determine the allowance and corresponding provision, the amount required for specific allocation is first determined. For all types of loans, this amount is based upon specific borrower data determined by reviewing individual non-performing, delinquent, or potentially troubled credits. In addition, all criticized loans are given a specific allocation based on the lowest quality loan rating assigned by loan officers, loan review or regulatory authorities.

            The unallocated portion of the allowance is the amount which, when added to these allocated amounts, brings the total to the amount deemed adequate by management at that time. This unallocated portion is available to absorb losses sustained anywhere within the loan portfolio. Table 10 presents this allocation.

            The loan portfolio represents loans made primarily within Founders' market area, which consists of Chester, Delaware and Montgomery Counties in southeastern Pennsylvania.

            Determining the level of the allowance for possible loan losses at any given time is difficult, particularly during deteriorating or uncertain economic periods. Management must make estimates using assumptions and information which is often subjective and subject to change. The review of the loan portfolio is a continuing event in light of a changing economy and the dynamics of the banking and regulatory environment. In management's opinion, the allowance for loan losses is adequate at December 31, 1996.
     As illustrated in Table 3, the provision for loan losses was $50,000 for 1996 compared to $61,000 in 1995. Net charge-offs, as seen in Table 3, were $8,000 for 1996 compared with a net recovery of $287,000 in 1995. As a result, the allowance for loan losses at December 31, 1996, was 1.77% of period-end loans, or $1,326,000, compared with 2.51% or $1,284,000 at December 31, 1995. The allowance for loan losses as a percentage of non-performing loans decreased from 571% at December 31, 1995, to 389% at December 31, 1996.

            Should the economic climate no longer continue to improve or should it begin to deteriorate, borrowers may experience difficulty, and the level of non-performing loans and assets, charge-offs, and delinquencies could rise and require further increase in the provision.

            In addition, regulatory authorities, as an integral part of their examinations, periodically review the allowance for possible loan losses. They may require additions to allowances based upon their judgments about information available to them at the time of examination.

            It is the policy of Founders not to renegotiate the terms of a loan simply because of its delinquency status. A loan is transferred to non-accrual status if it is not in the process of collection and is delinquent in payment of either principal or interest beyond 90 days. Interest income of $3,000 and $0 was received on non-performing loans in 1996 and 1995, respectively. Interest income which would have been recorded on these loans in 1996 and 1995 under the original terms was $37,000 and $29,000, respectively. At December 31, 1996, Founders had no outstanding commitments to advance additional funds with respect to these non-performing loans.

            Table 3 is an analysis of the provision levels as well as the activity in the allowance for loan losses for the past five years. Table 4 reflects the five-year history of non-performing assets and loans contractually past due 90 days and still accruing. The total non-performing assets at December 31, 1996 and 1995 were $341,000 and $225,000, respectively.

            Real estate acquired through foreclosure is carried at fair value minus estimated costs to sell at the time of foreclosure. Prior to foreclosure, the recorded amount of the loan is written-down, if necessary, to fair value by charging the allowance for loan losses. Subsequent to foreclosure, gains or losses on the sale of real estate acquired through foreclosure are recorded in operating income, and any losses determined as a result of periodic valuations are charged to other operating expense.

            There were no loans at December 31, 1996 with principal and/or interest delinquent 90 days or more which were still accruing interest, down from $61,000 at December 31, 1995. Although the economy seems to continue to improve, softness in some areas may adversely affect certain borrowers and may cause additional loans to become past due beyond 89 days or to be placed on non-accrual status because of uncertainty of receiving full payment of either principal or interest on these loans.

            Potential problem loans consist of loans which are performing, but for which potential credit problems have caused Founders' to place them on its internally monitored loan list. At December 31, 1996, such loans, not included in Table 4, amounted to $2,663,000. Depending upon the state of the economy and the impact thereon as to these borrowers, as well as future events such as regulatory examination assessment, these loans and others not currently so identified could be classified as non-performing assets in the future.

            Other Income

            Non-interest income, recorded as other income, consists of service charges on deposit accounts; mortgage referral fees; fees received for travelers' check sales and money orders; fees for trust referrals; gains and losses on security transactions; and other miscellaneous income. Other income as a percentage of net interest income and other income was 7%, 5%, and 9% for 1996, 1995, and 1994, respectively.

            Non-interest income increased $96,000 or 58.2% in 1996 over 1995. Service charges on deposit accounts were up $20,000 or 16.3%, reflecting the opening of the West Chester branch office and higher account volumes. All other income exceeded 1995 results by $76,000, primarily due to the $49,000 decrease in actual realized losses on the sale of securities available for sale.

            Other Expenses

            Non-interest expenses are categorized into seven main groupings: salaries and wages; employee benefits, which include fringe benefits and employment taxes; occupancy expenses, which include depreciation, rents, maintenance, utilities, and insurance; equipment expenses, which include depreciation, rents and maintenance; marketing and advertising; FDIC insurance premiums on deposits; and other operating expenses (described in Table 5) incurred in the operation of Founders' business.

            Along with normal recurring increases, the opening of a branch office in June of 1996 in West Chester, Pennsylvania, the staffing of a loan production office in Media, Pennsylvania, and merger-related expenses, were major influences on the growth of these expenses from 1995 to 1996. The salary and employee benefits expenses rose by $369,000 or 33.4% from 1995 to 1996, occupancy and equipment expenses were higher by $85,000 or 34.7%, marketing and advertising increased $43,000 or 50.6%, while other operating expenses increased $549,000 or 73.1%. Offsetting these increases was a decline in FDIC insurance premiums of $69,000 which resulted from a reduction in the Bank assessment to the statutory minimum of $2,000 in 1996.

            Other operating expenses (see Table 5) increased $549,000 or 73.1% from 1995 to 1996. Legal and professional fees increased $147,000 from 1995 to 1996, $115,000 of which increase is attributable to legal and consultant costs in connection with the anticipated merger with Susquehanna. The category of "All other" increased by $303,000 in 1996 over 1995, mainly due to loan processing expenses. Loan processing expenses increased $181,000 in 1996 compared to 1995 due to $130,000 of expenses incurred relating to one of the Bank's nonperforming loans in addition to a general increase in costs related to the increased size of the loan portfolio.

            Income Taxes

            Founders' effective tax rate for 1996 was 26.04% compared to 25.40% in 1995. This increase was primarily due to the non-deductibility of expenses related to the proposed merger with Susquehanna.

            Founders recognizes deferred tax liabilities for taxable temporary differences (the difference between financial and tax bases), and deferred tax assets for deductible temporary differences. Management believes the deferred tax assets, net of the valuation allowance, recognized at December 31, 1996, will be realized in future tax returns..

     Financial Condition

            Investment Securities

            Generally accepted accounting principles require the segregation of investment securities into three categories, each having a distinct accounting treatment.

            Securities identified as "held-to-maturity" continue to be carried at their amortized cost and, except for limited circumstances, may not be sold prior to maturity. Securities identified as "available-for-sale" must be reported at their market or "fair" value and the difference between that value and their amortized cost recorded in the equity section, net of taxes. Securities identified as "trading account securities" are marked-to-market with the change recorded in the income statement.

            In December of 1995, Founders' classified all of its investment securities as "available-for-sale" and has continued to record all subsequent investment security purchases as "available-for-sale". The upward movement in interest rates between December 31, 1995, and December 31, 1996, has caused the total equity of Founders' to be negatively impacted by $86,000 as the "unrealized losses on available-for-sale securities, net of taxes," increased from $201,000 to $287,000.

            Presently, Founders does not engage in trading activity, but does engage in active portfolio management. In order to provide Founders with maximum flexibility with regards to its investment portfolio, Founders has designated all of its securities as "available-for-sale" (see Table 6). Investment strategies employed by Founders address liquidity, capital adequacy, and net interest margin considerations. Table 7 illustrates the maturities of these security portfolios and the weighted averaged yields based upon amortized costs. Yields are shown on a tax equivalent basis assuming a 34% federal income tax rate. At December 31, 1996, Founders held no securities of one issuer, other than U. S. Government obligations, where the aggregate book value exceeded ten percent of stockholders' equity.

            Loans

            Table 8 presents the loans outstanding, by type of loan, for the past five years. Loan growth for 1996, was 46.1%, or $23,579,000. Commercial, real estate mortgage and consumer loans increased $8,952,000, $5,974,000 and $7,709,000, respectively. As noted in Table 8, Founders' loan portfolio contains no significant concentrations other than geographic as most of their loan customers are located in southeastern Pennsylvania.

            Founders' has historically reported a significant amount of loans secured by real estate, as depicted in Table 8. Many of these loans have real estate taken as collateral for additional security for business or personal purposes not related to the acquisition of the real estate pledged.

            Table 9 represents the maturity of commercial, financial, and agricultural loans as well as real estate construction loans at December 31, 1996. These loans, with maturities after 1997, have fixed rate pricing.

            Deposits

            Founders' deposit base is consumer-oriented, consisting of time deposits, primarily certificates of deposit with various terms; interest-bearing demand accounts; savings accounts; and demand deposits. The average amounts of deposits by type are summarized in Table 11. Table 12 presents a breakdown of maturities of time deposits of $100,000 or more as of December 31, 1996.

            On November 15, 1989, Founders entered into a depository relationship with a local business. The agreement provides for the business to maintain accounts at Founders with an aggregate minimum balance of $5 million in exchange for Founders providing certain financial services such as escrow agent duties and wire transfer services. The agreement is renewable annually. At December 31, 1996 and 1995, this local business had deposits of approximately $12.9 million and $16.1 million with Founders, representing 15% and 24% of the total deposits, respectively.

            Asset/Liability Management

            Liquidity and interest rate sensitivity are related but distinctly different from one another. The maintenance of adequate liquidity - Founders' ability to meet the cash requirements of its customers and other financial commitments - is a fundamental aspect of Founders' asset/liability management strategy. Founders' attempts to diversify its funding sources - deposit accounts and purchased funds using a mix of short-term and long-term maturities - allows it to avoid undue concentration in any single financial market and also to avoid heavy funding requirements within short periods of time.

            However, liquidity is not entirely dependent on increasing Founders' liability balances. Liquidity can also be generated from maturing or readily marketable assets. The carrying value of investment securities maturing within one year amounted to $588,000 at December 31, 1996. These maturing investments represent 2.4% of total investment securities. Short-term investments amounted to $224,000 and represent additional sources of liquidity. Moreover, all of Founders' investments are classified "available-for-sale" (see Table 6).

            Closely related to the management of liquidity is the management of rate sensitivity which focuses on maintaining stability in the net interest margin, an important factor in earnings growth. Interest rate sensitivity is the matching or mismatching of the maturity and rate structure of the interest-bearing assets and liabilities. It is the objective of management to control the difference in the timing of the rate changes for these assets and liabilities to preserve a satisfactory net interest margin. In doing so, Founders endeavors to maximize earnings in an environment of changing interest rates. However, there is a lag in maintaining the desired matching because the repricing of products occurs at varying intervals.

            Founders employs a variety of methods to monitor interest rate sensitivity. By dividing the assets and liabilities into three groups - fixed rate, floating rate, and those which reprice only at management's discretion - strategies are developed which are designed to minimize exposure to interest rate fluctuations. Management also utilizes gap analysis to evaluate rate sensitivity at a given point in time.

            Table 13 illustrates Founders' estimated interest rate sensitivity and periodic and cumulative gap positions as calculated at December 31, 1996. An institution with more assets repricing than liabilities over a given time frame is considered asset sensitive, and one with more liabilities repricing than assets is considered liability sensitive. An asset sensitive institution will generally benefit from rising rates, and a liability sensitive institution will generally benefit from declining rates. Founders' has had and will into the foreseeable future experience a negative gap position (liability sensitive).

            Capital Adequacy

            Risk-based capital ratios, based upon guidelines adopted by bank regulators in 1989, focus on credit risk. Assets and certain off-balance sheet items are segmented into one of four broad-risk categories and weighted according to the relative percentage of credit risk assigned by the regulatory authorities. Off-balance sheet instruments are converted into a balance sheet credit equivalent before being assigned to one of the four risk-weighted categories. To supplement the risk-based capital ratios, the regulators issued a minimum leverage ratio guideline (Tier 1 capital as a percentage of quarterly average assets less excludable intangibles).

            Capital elements are segmented into two tiers. Tier 1 capital represents shareholders' equity reduced by excludable intangibles, while total capital represents Tier 1 capital plus certain allowable long-term debt and the portion of the allowance for loan losses which does not exceed 1.25% of risk-adjusted assets.

            The maintenance of a strong capital base is an important aspect of Founders' philosophy. Founders is required to have minimum Tier 1 and total capital ratios of 4.00% and 8.00%, respectively, and a minimum Tier 1 leverage ratio of 4%. Founders' actual Tier 1 and total capital ratios at December 31, 1996 were 9.22% and 10.48%, respectively, and its leverage ratio was 7.90%. Therefore, Founders' has leverage and risk-weighted ratios in excess of regulatory minimums and is considered "well-capitalized" under regulatory guidelines.

Founders' Bank and subsidiary


TABLE 1 - DISTRIBUTION OF AVERAGE ASSETS, LIABILITIES, AND STOCKHOLDERS' EQUITY
Interest Rates and Interest Differential - Tax Equivalent Basis

---------------------------------------------------------------------------------------------------------------------------------

Dollars in thousands                              1996                           1995                            1994
--------------------------------------------------------------------------------------------------------------------------------

                                      Average                        Average                         Average
ASSETS                                Balance   Interest   Rate      Balance   Interest    Rate      Balance   Interest   Rate
---------------------------------------------------------------------------------------------------------------------------------
Short-term investments                $ 1,148     $   61    5.31%      $721        $42       5.83%    $3,015    $  148      4.91%
Investment securities:
        Taxable                        19,131      1,182    6.18     22,932      1,352       5.90     29,545     1,428      4.83
        Tax-advantaged                  5,509        431    7.83         36          3       8.33         0          0      0.00
---------------------------------------------------------------------------------------------------------------------------------
Total investment securities            24,640      1,613    6.55     22,968      1,355       5.90     29,545     1,428      4.83
Loans (net of unearned income):
        Taxable                        58,887      5,215    8.86     44,150      4,128       9.35     32,757     2,789      8.51
---------------------------------------------------------------------------------------------------------------------------------
Total interest-earning assets          84,675     $6,889    8.14%    67,839     $5,525       8.14%    65,317    $4,365      6.68%
=================================================================================================================================
Allowance for loan losses              (1,334)                       (1,161)                            (848)
All other non-earning assets            4,203                         3,464                            4,019
---------------------------------------------------------------------------------------------------------------------------------
Total assets                          $87,544                       $70,142                          $68,488
=================================================================================================================================
LIABILITIES & STOCKHOLDERS' EQUITY
---------------------------------------------------------------------------------------------------------------------------------
Deposits:
     Interest-bearing demand          $32,451    $ 1,276    3.93%   $28,642    $ 1,151       4.02%  $31,906       $925      2.90%
     Savings                            3,218         65    2.02      3,268         69       2.11     3,611         81      2.24
     Time                              27,871      1,539    5.52     20,428      1,155       5.65    15,082        615      4.08
Short-term borrowings                   6,068        334    5.50      3,018        184       6.10     5,063        198      3.91
Long-term debt                          1,361         86    6.31          0          0       0.00         0          0      0.00
---------------------------------------------------------------------------------------------------------------------------------
Total interest-bearing liabilities     70,969     $3,300    4.65%    55,356     $2,559       4.62%   55,662     $1,819      3.27%
---------------------------------------------------------------------------------------------------------------------------------
Demand deposits                         8,710                         7,536                           6,636
Other liabilities                         734                           750                             329
---------------------------------------------------------------------------------------------------------------------------------
Total liabilities                      80,413                        63,642                          62,627
---------------------------------------------------------------------------------------------------------------------------------
Stockholders' equity                    7,131                         6,500                           5,861
---------------------------------------------------------------------------------------------------------------------------------
Total liabilities & equity            $87,544                       $70,142                         $68,488
=================================================================================================================================
Net interest income/yield on
     average earning assets                       $3,589    4.24%               $2,966       4.37%              $2,546      3.90%
=================================================================================================================================

       For purposes of calculating loan yields, the average loan volume includes nonaccrual loans. For purposes of calculating yields on tax-advantaged interest income, the taxable equivalent is made to equate tax-advantaged interest on the same basis as taxable interest. The marginal tax rate is 34%.

Founders' Bank and subsidiary

--------------------------------------------------------------------------------------------------------------------------------
TABLE 2 - CHANGES IN NET INTEREST INCOME - TAX EQUIVALENT BASIS
--------------------------------------------------------------------------------------------------------------------------------
                                                    1996 Versus 1995                            1995 Versus 1994
                                                   Increase (Decrease)                         Increase (Decrease)
                                                    Due to Change in                            Due to Change in
--------------------------------------------------------------------------------------------------------------------------------
                                       Average           Average                    Average        Average
(Dollars in thousands)                 Volume             Rate            Total      Volume          Rate            Total
--------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Other short-term investments             $23              ($4)              $19      ($130)        $  24            ($106)
Investment securities:
      Taxable                          (233)                63            (170)       (355)          279              (76)
      Tax-advantaged                     428                 0              428           3            0                 3
--------------------------------------------------------------------------------------------------------------------------------
Total investment securities              195                63              258       (352)          279              (73)
Loans (net of unearned income):
      Taxable                          1,315             (228)            1,087       1,044          295             1,339
--------------------------------------------------------------------------------------------------------------------------------
Total interest-earning assets         $1,533            ($169)           $1,364        $562         $598            $1,160
================================================================================================================================

INTEREST EXPENSE
Deposits:
      Interest-bearing demand           $150             ($25)             $125      ($103)         $329              $226
      Savings                            (1)               (3)              (4)         (7)          (5)              (12)
      Time                               412              (28)              384         258          282               540
Short-term borrowings                    170              (20)              150        (99)           85              (14)
Long-term debt                            86                 0               86           0            0                 0
--------------------------------------------------------------------------------------------------------------------------------
Total interest-bearing liabilities      $817             ($76)             $741         $49         $691              $740
================================================================================================================================
Net interest margin                     $716             ($93)             $623        $513        ($93)              $420
================================================================================================================================

     Changes which are in part to volume and in part to rate are allocated in proportion to their relationship to the amounts of changes attributed directly to volume and rate.

Founders' Bank and subsidiary

TABLE 3 - PROVISION AND ALLOWANCE FOR LOAN LOSSES

(In thousands)                                          1996            1995           1994          1993      1992
                                                     -------         -------        -------     ---------   -------
Allowance for loan losses, January 1                 $ 1,284         $   936        $   740       $   812   $   641
Additions to provision for loan losses
  charged to operations                                   50              61            152           261       318
Loans charged off during the year:
  Commercial, financial, and agricultural                  5               3              0           463         0
  Real estate - mortgage                                   0               8              0            44       147
  Consumer                                                14               0              0             1         0
                                                     --------------------------------------------------------------

     Total charge-offs                                    19              11              0           508       147
                                                     --------------------------------------------------------------

Recoveries of loans previously charged-off:
  Commercial, financial, and agricultural                  4             298             24            23         0
  Real estate - mortgage                                   0               0             20           152         0
  Consumer                                                 7               0              0             0         0
                                                     --------------------------------------------------------------
     Total recoveries                                     11             298             44           175         0
                                                     --------------------------------------------------------------
     Net charge-offs/(recoveries)                          8            (287)           (44)          333       147
                                                     --------------------------------------------------------------

Allowance for loan losses, December 31               $ 1,326         $ 1,284        $   936       $   740   $   812
                                                     ==============================================================

Average loans outstanding                            $58,887         $44,150        $32,757       $32,544   $31,424
Period end loans                                      74,726          51,147         38,986        31,957    34,427

Net charge-offs as a percentage of average loans        0.01%          -0.65%         -0.13%         1.02%     0.47%

Allowance as a percentage of period-end loans           1.77            2.51           2.40          2.32      2.36

Founders' Bank and subsidiary

Founders' Bank and subsidiary

TABLE 4 - NON-PERFORMING ASSETS
(In thousands)                                   1996               1995                 1994               1993          1992
                                                -------            -------              -------           -------       --------
Loans contractually past due
  90 days and still accruing                         $0                $61                   $0                 $0            $0
                                               ==================================================================================

Non-performing assets:
  Nonaccrual loans:
     Commercial, financial, and
      agricultural                                 $341               $225                 $238               $225          $721
     Real estate - mortgage                           0                  0                    0                  0           240
  Other real estate owned                             0                  0                   59                 59           452
                                               ----------------------------------------------------------------------------------

Total non-performing assets                        $341               $225                 $297               $284        $1,413
                                               ==================================================================================
Total non-performing assets as a
  percentage of period-end loans and
  other real estate owned                          0.46%              0.44%                0.76%              0.89%         4.05%


TABLE 5 - ANALYSIS OF OTHER OPERATING EXPENSES

---------------------------------------------------------------------------------------------------------------
For the years ended December 31
Dollars in thousands                            1996                 1995                       1994
---------------------------------------------------------------------------------------------------------------
Audits and examinations                            $49                  $45                        $57

Communications                                      56                   43                         32

Directors' fees                                     21                    0                          0

Legal and professional                             176                   29                         28

Outside services                                   218                  192                        214

Taxes, other than income                            61                   56                         53

Postage                                             34                   30                         27

Stationery and supplies                             61                   35                         36

All other                                          624                  321                        268
---------------------------------------------------------------------------------------------------------------

Total                                           $1,300                $751                        $715
===============================================================================================================

Founders' Bank and subsidiary
--------------------------------------------------------------------------------------------------------------
TABLE 6 - Carrying Value of Investment Securities
--------------------------------------------------------------------------------------------------------------
Year Ended December 31                      1996                      1995                      1994
--------------------------------------------------------------------------------------------------------------
                                 Available-    Held-to-     Available-    Held-to-    Available-     Held-to-
(Dollars in thousands)            for-Sale     Maturity      for-Sale     Maturity     for-Sale      Maturity
--------------------------------------------------------------------------------------------------------------
U.S. Treasury                        $989       $    --       $4,997       $    --         $995        $1,987
U.S. Government agencies            5,873            --           --            --           --            --
State and municipal                 5,832            --        1,303            --           --            --
Other securities                       60            --          131            --          229            --
Mortgage-backed securities         10,161            --       13,907            --       14,788         6,595
Equity securities                   1,201            --          661            --          530            --
--------------------------------------------------------------------------------------------------------------

Total investment securities       $24,116        $   --      $20,999       $    --      $16,542        $8,582
==============================================================================================================

Founders' Bank and subsidiary

TABLE 7 - INVESTMENT SECURITIES

  The following table shows the maturities of investment securities at fair value and amortized cost as of December 31, 1996, and the weighted average yields of such securities. Yields are shown on a tax equivalent basis, assuming a 34% federal income tax rate.

                                                                       AVAILABLE-FOR-SALE
                                       -------------------------------------------------------------------------------------

(In thousands)                                       After 1       After 5 Years                                Available-
                                     Within         but Within       but Within          After                   For-Sale
                                     1 Year          5  Years        10 Years             10                       Total
                                    --------      ------------     -------------    --------------      ------------------
U.S. Treasury
         Fair value.............        $---              $989              $---              $---                    $989
         Amortized cost.........         ---               997               ---               ---                     997
         Yield..................         ---%              5.4%              ---%              ---%                    5.4%

U.S. Government agencies........
         Fair value.............        $---            $2,976            $2,897              $---                  $5,873
         Amortized cost.........         ---             3,000             3,000               ---                   6,000
         Yield..................         ---%              6.8%              6.6%              ---%                    6.7%

State & municipals
         Fair value.............        $---              $---              $---            $5,832                  $5,832
         Amortized cost.........         ---               ---               ---             5,905                   5,905
         Yield..................         ---%              ---%              ---%              7.8%                    7.8%
                                                                                             -----                   -----
Corporate debt securities
         Fair value.............        $---               $60              $---              $---                     $60
         Amortized cost.........         ---                61               ---               ---                      61
         Yield..................         ---%              4.5%              ---%              ---%                    4.5%

Mortgage-backed securities
         Fair value.............        $588              $750            $1,949            $6,874                 $10,161
         Amortized cost.........         588               763             1,986             7,050                  10,387
         Yield..................         4.6%              5.0%              5.0%              6.3%                    5.8%

Equity securities
         Fair value.............                                                                                    $1,201
         Amortized cost.........                                                                                     1,201
         Yield..................                                                                                       6.0%

TOTAL SECURITIES
         Fair value.............        $588            $4,775            $4,846           $12,706                 $24,116
         Amortized cost.........         588             4,821             4,986            12,955                  24,551
         Yield..................         4.6%              6.2%              6.0%              5.9%                    5.9%



Founders' Bank and subsidiary
----------------------------------------------------------------------------
TABLE 8 - LOAN PORTFOLIO
----------------------------------------------------------------------------

At December 31                     1996                   1995
----------------------------------------------------------------------------

                                       Percentage             Percentage
                                       of Loans to            of Loans to
 Dollars in thousands         Amount   Total Loans   Amount   Total Loans
----------------------------------------------------------------------------

Commercial, financial, and   $26,492      35.5%      $17,540      34.3%
 agricultural

Real estate - construction     5,791       7.7%        4,847       9.5%

Real estate - mortgage        26,463      35.4%       20,489      40.0%

Consumer                      15,980      21.4%        8,271      16.2%
----------------------------------------------------------------------------

  TOTAL                      $74,726     100.0%      $51,147     100.0%
============================================================================


---------------------------------------------------------------------------------------------------------------

At December 31                         1994                      1993                          1992
--------------------------------------------------------------------------------------------------------------

                                            Percentage                 Percentage                  Percentage
                                            of Loans to                of Loans to                 of Loans to
 Dollars in thousands            Amount     Total Loans     Amount     Total Loans      Amount     Total Loans
--------------------------------------------------------------------------------------------------------------

Commercial, financial, and      $10,920        28.0%       $13,957        43.7%        $13,221        38.4%
 agricultural

Real estate - construction        4,707        12.1%         1,706         5.3%          3,490        10.1%

Real estate - mortgage           17,173        44.0%        15,365        48.1%         16,587        48.2%

Consumer                          6,186        15.9%           929         2.9%          1,129         3.3%
--------------------------------------------------------------------------------------------------------------

  TOTAL                         $38,986       100.0%       $31,957       100.0%        $34,427       100.0%
==============================================================================================================

Founders' Bank and subsidiary
--------------------------------------------------------------------------------
TABLE 9 - LOAN MATURITY AND INTEREST SENSITIVITY
--------------------------------------------------------------------------------


(Dollars in thousands)
At December 31
---------------------------------------------------------------------------------------------------------
                                                  Under One      One to Five      Over Five
                Maturity                            Year            Years           Years          Total
---------------------------------------------------------------------------------------------------------
Commercial, financial, and agricultural           $20,673         $4,432            $1,387        $26,492
Real estate - construction                          5,134            657                 0          5,791
---------------------------------------------------------------------------------------------------------

                                                  $25,807         $5,089            $1,387        $32,283
=========================================================================================================

Rate sensitivity of loans with maturities greater than 1 year:            Variable rate                $0
                                                                          Fixed rate                6,476
---------------------------------------------------------------------------------------------------------

                                                                                                   $6,476
=========================================================================================================


TABLE 10 - ALLOCATION OF ALLOWANCE FOR LOAN LOSSES
--------------------------------------------------------------------------------

At December 31
--------------------------------------------------------------------------------


(Dollars in thousands)                      1996      1995       1994       1993       1992
---------------------------------------------------------------------------------------------
Commercial, financial, and agricultural     $181      $132       $119       $177       $384
Real estate - construction                    56        23         74         83        110
Real estate - mortgage                       321       273        249        264        227
Consumer                                      77        42         45         37         14
Unallocated                                  691       814        449        179         77
---------------------------------------------------------------------------------------------

        TOTAL                             $1,326    $1,284       $936       $740       $812
=============================================================================================

Founders' Bank and subsidiary
--------------------------------------------------------------------------------
TABLE 11 - AVERAGE DEPOSIT BALANCES
--------------------------------------------------------------------------------


(Dollars in thousands)

Year ended December 31                               1996           1995            1994
------------------------------------------------------------------------------------------
Demand deposits                                     $8,710         $7,536          $6,636
Interest-bearing demand deposits                    32,451         28,642          31,906
Savings deposits                                     3,218          3,268           3,611
Time deposits                                       27,871         20,428          15,082
------------------------------------------------------------------------------------------

Total                                              $72,250        $59,874         $57,235
==========================================================================================


               TABLE 12 - DEPOSIT MATURITY
               ------------------------------------------------------------------

               (Dollars in thousands)
               ------------------------------------------------------------------

               Maturity of time deposits of $100 or more at
               December 31, 1996
               ------------------------------------------------------------------
               Three months or less                                        $1,586
               Over three months through six months                         1,551
               Over six months through twelve months                        3,072
               Over twelve months                                           2,325
               ------------------------------------------------------------------

               Total                                                       $8,534
               ==================================================================

Founders' Bank and subsidiary

TABLE 13 -  INTEREST RATE SENSITIVITY
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
At December 31, 1996                         1-90        90-180        180-365       1 year
(Dollars in thousands)                       days         days           days        or more         TOTAL
------------------------------------------------------------------------------------------------------------
ASSETS
Short-term investments                         $224                                                     $224
Investments                                                               $588         $23,528        24,116
Loans, net of unearned income*               33,901       $1,517         3,211          35,756        74,385
------------------------------------------------------------------------------------------------------------

Total                                       $34,125       $1,517        $3,799         $59,284       $98,725
============================================================================================================

LIABILITIES
Interest-bearing demand                     $38,939                                                  $38,939
Savings                                       2,823                                                    2,823
Time                                          6,835       $6,062        $6,560          $8,458        27,915
Time in denominations of $100 or more         1,586        1,551         3,073           2,324         8,534
Short-term borrowings                         3,000                                                    3,000
Long-term debt                                                                           3,000         3,000
------------------------------------------------------------------------------------------------------------

Total                                       $53,183       $7,613        $9,633         $13,782       $84,211
============================================================================================================

INTEREST SENSITIVITY GAP:
     Periodic                              ($19,058)     ($6,096)      ($5,834)        $45,502
     Cumulative                                          (25,154)      (30,988)         14,514
Cumulative gap as a percentage of interest
     earning assets                           -19.3%       -25.5%        -31.4%           14.7%


* Does not include nonaccrual loans.

                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The following tables set forth certain pro forma combined condensed financial information of Susquehanna giving effect to the Merger as of January 1, 1996, accounted for as a pooling-of-interests.

     The information in the following tables is not necessarily indicative of the results that would have been achieved had such transaction been consummated on such dates and should not be construed as representative of future operations. Such information is subject to the assumptions set forth in the notes to these Unaudited Pro Forma Financial Statements and to the Susquehanna Pro Forma Schedules appearing elsewhere herein. The information presented should be read in conjunction with such notes, with the Susquehanna Pro Forma Schedules and with the historical financial statements, including the notes thereto, of Susquehanna and Founders incorporated by reference or appearing elsewhere in this Proxy Statement/Prospectus.

Pro Forma Combined Condensed Balance Sheet as of December 31, 1996

     The following unaudited pro forma combined condensed balance sheet combines the historical consolidated balance sheets of Susquehanna restated to include the historical balance sheets of ATCORP, Inc. and Farmers Banc Corp. ("1997 Acquisitions"), and Founders as of December 31, 1996 assuming the Merger was effective on such date and was accounted for as a pooling-of-interests. For more information regarding the adjustments made for such transaction, see the Footnotes to Pro Forma Combined Condensed Balance Sheet on page 85 of this Proxy Statement/Prospectus.

                                            PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                                      As of December 31, 1996
                                                             Unaudited
($ in thousands)
                                                                                        Founders
                                 Susquehanna              1997          ----------------------------------------        Pro Forma
    ASSETS                       As Reported          Acquisitions        As  Reported              Pro Forma            Combined
                                ------------       -----------------    -------------------  -------------------     --------------
Cash & due from banks            $    98,519                $  8,328               $  3,556                              $  110,403
Other short-term investments          96,107                   7,137                    224                                 103,468
Investment securities                561,601                  97,169                 24,116                                 682,886
Loans, net of unearned income      2,173,081                 176,695                 74,726                               2,424,502
Less: Allowance for loan losses       31,941                   1,859                  1,326                                  35,126
                                 -----------------------------------    ----------------------------------------     --------------
Net loans                          2,141,140                 174,836                 73,400                               2,389,376
Premises & equipment, net             38,548                   5,383                    564                                  44,495
Other assets                         102,536                   4,130                  1,343                                 108,009
                                 -----------------------------------    ----------------------------------------     --------------

      TOTAL ASSETS                $3,038,451                $296,983               $103,203                   $0         $3,438,637
                                 ===================================    ========================================     ==============


    LIABILITIES

Deposits                          $2,493,504                $260,614               $ 88,515                              $2,842,633
Short-term borrowings                 94,150                   6,500                  3,000                                 103,650
Long-term debt                       115,368                   5,000                  3,000                                 123,368
Other liabilities                     42,749                   4,093                  1,115                                  47,957
                                 --------------------------------------------------------------------------------------------------

      TOTAL LIABILITIES            2,745,771                 276,207                 95,630                               3,117,608

    EQUITY
Preferred stock                                                                         272                 (272)[A]              0
Common stock                          26,403                   2,928                  1,708               (1,708)[A]         30,195
                                                                                                             864 [B]

Surplus                               78,529                   6,636                  5,638               (5,638)[A]         91,919
                                                                                                           6,754 [B]

Retained earnings                    186,785                  11,273                    242                                 198,300


Unrealized gains and (losses) for
  available-for-sale securities,
  net of tax                           1,118                     (61)                  (287)                                    770
Less:  Treasury stock at cost            155                                                                                    155
                                ------------       -----------------    ----------------------------------------     --------------

TOTAL EQUITY                         292,680                  20,776                  7,573                    0            321,029
                                ------------       -----------------    ----------------------------------------     --------------

TOTAL LIABILITIES & EQUITY        $3,038,451                $296,983               $103,203                   $0         $3,438,637
                                ============       =================    ========================================     ==============


See footnotes to combined condensed balance sheet on page 85.

Pro Forma Combined Condensed Statement
of Income for the Year Ended December 31, 1996


        The following unaudited pro forma combined condensed statement of income includes the historical consolidated income statement of Susquehanna for the year ended December 31, 1996 restated to include the historical operations of Fairfax, as well as ATCORP, Inc. and Farmers Banc Corp. (referred to as the 1997 Acquisitions), as if those mergers had been effective January 1, 1996. This statement also includes Founders for the fiscal year ended December 31, 1996 on the assumption that the Merger had been effective at January 1, 1996, both individually and combined.


                                         PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                               For the year ended December 31, 1996
($ in thousands)                                            Unaudited

                         Susquehanna     Fairfax        1997        Pro Forma   Susquehanna      Founders     Pro Forma    Pro Forma
                         As Reported    Pro Forma   Acquisitions  Adjustments    Pro Forma     As Reported   Adjustments   Combined
                        -------------  -----------  ------------  -----------   -----------    ------------  -----------  ---------
Interest income              $231,835       $3,017       $21,355                  $256,207           $6,757                $262,964

Interest expense              103,138        1,900         9,915                   114,953            3,300                 118,253
                        -----------------------------------------------------------------------------------------------------------

Net interest income           128,697        1,117        11,440            0      141,254            3,457            0    144,711
Provision for loan and
 lease losses                   4,599          502           208                     5,309               50                   5,359
                        -----------------------------------------------------------------------------------------------------------
Net interest income after
 provision for loan and
 leases losses                124,098          615        11,232            0      135,945            3,407            0    139,352

Other income                   21,344          488           817                    22,649              261                  22,910

Other expense:
     Salaries and benefits     50,311          615         4,796                    55,722            1,476                  57,198
     Occupancy and equipment   11,652           93         1,559                    13,304              330                  13,634
     Other                     38,853          (8)         3,395       (1,145)[5]   41,095            1,430         (115)[5] 42,410

                        -----------------------------------------------------------------------------------------------------------
Income before income taxes     44,626          403         2,299        1,145       48,473              432          115     49,020
Applicable taxes               14,650          268           799                    15,717              113                  15,830
                        -----------------------------------------------------------------------------------------------------------
Net income from operations   $ 29,976       $  135       $ 1,500       $1,145     $ 32,756           $  319        $ 115   $ 33,190
                        ===========================================================================================================

Earnings per share              $2.28                                                $2.24            $0.33                   $2.20

Average shares outstanding     13,161            2[1]      1,464 [2]                14,627              965         (965)[3] 15,059
                                                                                                                     432 [4]
                        ===========================================================================================================

See footnotes to combined condensed statements of income on page 85.

Pro Forma Combined Condensed Statement of Income for the Years Ended December 31, 1995 and 1994

        The following unaudited pro forma combined condensed statements of income combine the historical consolidated income statements of Susquehanna restated to include the historical operations of the 1997 Acquisitions, as if those mergers took place on January 1, 1994, for the years ended December 31, 1995 and 1994 and of Founders for the fiscal years ended December 31, 1995 and 1994 on the assumption that the Merger had been effective as of January 1, 1995 and 1994, respectively.

                                         PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                               For the year ended December 31, 1995
($ in thousands)                                            Unaudited

                                   Susquehanna        1997          Susquehanna      Founders       Pro Forma      Pro Forma
                                   As Reported    Acquisitions       Pro Forma      As Reported    Adjustments     Combined
                                  -------------  --------------    -------------   -------------  -------------   -----------
Interest income                        $189,827         $16,723         $206,550          $5,524                     $212,074

Interest expense                         82,618           7,226           89,884           2,559                       92,403
                                  -------------------------------------------------------------------------------------------

Net interest income                     107,209           9,497          116,706           2,965              0       119,671
Provision for loan and
  lease losses                            4,994             170            5,164              61                        5,225
                                  -------------------------------------------------------------------------------------------
Net interest income after
  provision for loan and
  leases losses                         102,215           9,327          111,542           2,904              0       114,446

Other income                             16,080           1,056           17,136             165                       17,301

Other expense:
    Salaries and benefits                42,235           3,835           46,070           1,106                       47,176
    Occupancy and equipment               9,755           1,185           10,940             245                       11,185
    Other                                28,921           2,385           31,306             907                       32,213
                                  -------------------------------------------------------------------------------------------
Income before income taxes               37,384           2,978           40,362             811              0        41,173
Applicable taxes                         11,367             743           12,110             206                       12,316
                                  -------------------------------------------------------------------------------------------
Net income from operations             $ 26,017         $ 2,235         $ 28,252          $  605             $0      $ 28,857
                                  ===========================================================================================
Earnings per share                        $2.23                            $2.15           $0.64                        $2.13

Average shares outstanding               11,674           1,464[2]        13,138             944           (944)[3]    13,570
                                                                                                            432 [4]


See footnotes to combined condensed statements of income on page 85.
-------------------------------------------------------------------

                                         PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                               For the year ended December 31, 1994
($ in thousands)                                            Unaudited

                                Susquehanna        1997        Susquehanna     Founders       Pro Forma      Pro Forma
                                As Reported    Acquisitions     Pro Forma     As Reported    Adjustments      Combined
                               -------------  --------------  -------------  -------------  -------------   -----------
Interest income                     $150,633         $13,404       $164,037         $4,365                    $ 168,402

Interest expense                      56,488           4,635         61,123          1,819                       62,942
                               ----------------------------------------------------------------------------------------
Net interest income                   94,145           8,769        102,914          2,546              0       105,460
Provision for loan and
  lease losses                         3,987             260          4,247            152                        4,399
                               ----------------------------------------------------------------------------------------
Net interest income after
  provision for loan and
   leases losses                      90,158           8,509         98,667          2,394              0       101,061

Other income                          15,098           1,029         16,127            251                       16,378
Other expense:
     Salaries and benefits            36,227           3,390         39,617            948                       40,565
     Occupancy and equipment           8,774           1,058          9,832            224                       10,056
     Other                            27,709           2,322         30,031            886                       30,917
                               ----------------------------------------------------------------------------------------
Income before income taxes            32,546           2,768         35,314            587              0        35,901
Applicable taxes                       9,718             769         10,487             34                       10,521
                               ----------------------------------------------------------------------------------------
Net income from operations          $ 22,828         $ 1,999       $ 24,827         $  553             $0     $  25,380
                               ========================================================================================
Earnings per share                     $1.96                          $1.90          $0.60                        $1.88

Average shares outstanding            11,634           1,464 [2]     13,098            926           (926)[3]    13,530
                                                                                                      432 [4]

See footnotes to combined condensed statements of income on page 85.
--------------------------------------------------------------------

FOOTNOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEETS

[A]   To eliminate Founders Preferred Stock and Founders Common Stock.
[B] To reflect the issuance of 432,188 shares of Susquehanna Common Stock for all of the outstanding shares of Founders Common Stock and Founders Preferred Stock.


FOOTNOTES TO PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME

[1] To reflect the average effect from the issuance of 195,000 shares of Susquehanna Common Stock to acquire Fairfax Savings, FSB.
[2] To reflect the issuance of 1,464,000 shares of Susquehanna Common Stock for all the outstanding shares of ATCORP, Inc. and Farmers Banc Corp.
[3] To eliminate all the outstanding shares of Founders Common Stock and Founders Preferred Stock.
[4] To reflect the issuance of 432,188 shares of Susquehanna Common Stock for all the outstanding shares of Founders Common Stock and Founders Preferred Stock.
[5] To eliminate non-recurring merger related expenses with regard to Founders and the 1997 Acquisitions.

                          ADJOURNMENT OF THE MEETING

      Approval of the Merger Agreement requires the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Founders Capital Stock entitled to vote at the Meeting. If there is an insufficient number of votes cast in person or by proxy at the Meeting to approve the Merger Agreement, the Founders Board of Directors intends to adjourn the Meeting to a later date to permit further solicitation of votes in favor of the Merger Agreement and the transactions contemplated thereby. The affirmative vote of a majority of the shares represented and voting at the Meeting is required in order to approve any such adjournment. The place and date to which the Meeting would be adjourned would be announced at the Meeting. Under Founders Bylaws it shall not be necessary to give any notice of the time and place of the adjourned meeting other than the announcement at the Meeting.

      The Founders Board of Directors recommends that shareholders vote "FOR" the proposal to adjourn the Meeting if necessary to permit further solicitation of proxies to approve the Merger Agreement and the transactions contemplated thereby.


                            INDEPENDENT ACCOUNTANTS

      Susquehanna has engaged Coopers & Lybrand L.L.P., independent accountants, to audit its financial statements for the year ended December 31, 1996. Susquehanna expects to engage Coopers & Lybrand L.L.P. as its independent accountants for the year ending December 31, 1997.

      Founders has engaged Beard & Company, Inc., independent accountants, to audit its consolidated financial statements for the year ended
December 31, 1996.


                                    EXPERTS

Susquehanna

      The consolidated balance sheets of Susquehanna as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996, incorporated by reference in this Proxy Statement/Prospectus, have been incorporated herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given upon the authority of that firm as experts in accounting and auditing.

Founders

      The consolidated balance sheets of Founders as of December 31, 1996 and 1995 and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, included in this Proxy Statement/Prospectus, have been included herein in reliance on the report of Beard & Company, Inc., independent accountants, given upon the authority of said firm as experts in accounting and auditing.


                                LEGAL OPINIONS

      The legality of the Susquehanna Common Stock to be issued in connection with the Merger is being passed upon by Morgan, Lewis & Bockius LLP, Harrisburg, Pennsylvania, counsel to Susquehanna. Certain legal matters relating to Founders will be passed upon at the Effective Time by Schnader, Harrison, Segal & Lewis, Philadelphia, Pennsylvania, counsel to Founders.

                             C O N T E N T S


                                                                     Page

INDEPENDENT AUDITOR'S REPORT                                         F-2


 Consolidated balance sheets, December 31, 1996 and 1995             F-3
 Consolidated statements of income for the Years Ended
   December 31, 1996 and 1995                                        F-4
 Consolidated statements of stockholders' equity for the Years
   Ended December 31, 1996 and 1995                                  F-5
 Consolidated statements of cash flows for the Years Ended
   December 31m 1996 and 1995                                        F-6
 Notes to consolidated financial statements                          F-7


                           INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Founders' Bank
Bryn Mawr, Pennsylvania


     We have audited the accompanying consolidated balance sheets of Founders' Bank and its wholly-owned subsidiary, Old Lancaster Corporation, as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Founders' Bank and subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



                                           /s/ Beard & Company, Inc.



Reading, Pennsylvania
January 31, 1997, except for Note 16 as to which the date is February 11, 1997

FOUNDERS' BANK
AND ITS WHOLLY-OWNED SUBSIDIARY,
OLD LANCASTER CORPORATION
CONSOLIDATED BALANCE SHEETS


------------------------------------------------------------------------
December 31,                                   1996             1995
------------------------------------------------------------------------

              ASSETS
Cash and due from banks                   $    3,555,936   $   4,230,526
Interest bearing deposits in banks               224,027         141,713
                                        --------------------------------

     Total cash and cash equivalents           3,779,963       4,372,239


Securities available for sale                 24,116,077      20,999,212
Loans receivable, net of allowance for
 loan losses 1996 $ 1,326,516; 1995
 $ 1,284,460                                  73,399,575      49,862,517

Premises and equipment, net                      563,998         203,311
Accrued interest receivable and other
 assets                                        1,343,707       1,070,249
                                        --------------------------------
     Total assets                         $  103,203,320   $  76,507,528
                                        ================================

  LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Deposits:
     Demand, non-interest bearing         $   10,304,063   $   7,656,888
     Demand, interest bearing                 38,938,979      34,347,225
     Savings                                   2,823,330       2,740,235
     Time, $100,000 and over                   8,533,637       3,474,565
     Time, other                              27,914,898      18,152,325
                                        --------------------------------
                                              88,514,907      66,371,238
  Securities sold under agreements to
   repurchase                                  3,000,000               -
  Other borrowed funds                                 -       2,250,000
  Long-term debt                               3,000,000               -
  Accrued interest payable and other
   liabilities                                 1,114,937         897,700
                                        --------------------------------
       Total liabilities                      95,629,844      69,518,938
                                        --------------------------------

STOCKHOLDERS' EQUITY
  Preferred stock, par value $2.00
    per share; authorized, issued and
      outstanding 136,055 shares                 272,110         272,110
  Common stock, par value $2.00 per share;
    authorized 1,863,945 shares;
     issued and outstanding 1996 854,067
     shares; 1995 651,412 shares               1,708,134       1,302,824
  Surplus                                      5,637,772       5,690,820
  Retained earnings (deficit)                    242,675         (76,567)
  Net unrealized depreciation
    on securities available for
    sale, net of taxes                          (287,215)       (200,597)
                                        --------------------------------
        Total stockholders' equity             7,573,476       6,988,590
                                        --------------------------------
        Total liabilities and
           stockholders' equity           $  103,203,320   $  76,507,528
                                        ================================

See Notes to Consolidated Financial Statements.


FOUNDERS' BANK
AND ITS WHOLLY-OWNED SUBSIDIARY,
OLD LANCASTER CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

---------------------------------------------------------------------
Years Ended December 31,                      1996           1995
---------------------------------------------------------------------

Interest income:
 Loans receivable, including fees         $  5,214,974   $  4,128,136
 Securities:
      Taxable                                1,242,919      1,394,304
      Tax-exempt                               299,459          1,842
                                        -----------------------------
           Total interest income             6,757,352      5,524,282
                                        -----------------------------

Interest expense:
 Deposits                                    2,880,243      2,374,959
 Borrowed funds:
      Short-term                               333,961        184,317
      Long-term                                 85,845              -
                                        -----------------------------
           Total interest expense            3,300,049      2,559,276
                                        -----------------------------
           Net interest income               3,457,303      2,965,006

Provision for loan losses                       50,400         60,960
                                        -----------------------------
           Net interest income after
            provision for loan losses        3,406,903      2,904,046
                                        -----------------------------

Other income:
 Service fees                                  261,522        215,074
 Net realized loss on sale of
  securities available for sale                 (1,000)       (49,739)
                                        -----------------------------
           Total other income                  260,522        165,335
                                        -----------------------------

Other expenses:
 Salaries and wages                          1,220,989        935,678
 Employee benefits                             254,514        170,723
 Occupancy                                     153,413        122,241
 Equipment                                     176,783        122,956
 Marketing and advertising                     127,941         85,186
 Federal deposit insurance premiums              2,000         70,745
 Other operating expenses                    1,300,143        750,843
                                        -----------------------------
           Total other expenses              3,235,783      2,258,372
                                        -----------------------------
           Income before income taxes          431,642        811,009

Federal income taxes                           112,400        206,000
                                        -----------------------------
           Net income                     $    319,242   $    605,009
                                        =============================

See Notes to Consolidated Financial Statements.

FOUNDERS' BANK
AND ITS WHOLLY-OWNED SUBSIDIARY,
OLD LANCASTER CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

--------------------------------------------------------------------------------
Years Ended December 31, 1996 and 1995
--------------------------------------------------------------------------------

                                                                                                 Net Unrealized
                                                                                                 (Depreciation)
                                               Capital Stock                         Retained     On Securities
                                        --------------------------
                                          Preferred      Common                      Earnings       Available
                                            Stock        Stock         Surplus      (Deficit)       For Sale          Total
                                        --------------------------------------------------------------------------------------
Balance, December 31, 1994                $  272,110  $  1,302,824  $  5,690,820   $  (681,576)   $    (391,699)  $  6,192,479
  Net income                                       -             -             -       605,009                -        605,009
  Net change in unrealized
    (depreciation) on securities
     available  for sale, net of taxes             -            -              -            -           191,102        191,102
                                        --------------------------------------------------------------------------------------
Balance, December 31, 1995                   272,110     1,302,824     5,690,820       (76,567)        (200,597)     6,988,590
  Net income                                       -             -             -       319,242                -        319,242
  6-for-5 stock split in the
    form of a 20% stock dividend and
     cash paid in lieu of fractional shares        -       314,980      (315,005)            -                -            (25)

  Common stock issued under stock option
     plans                                         -        90,330       261,957             -                -        352,287

  Net change in unrealized (depreciation)
     on securities available for sale,
      net of taxes                                 -             -             -             -          (86,618)       (86,618)
                                        --------------------------------------------------------------------------------------
Balance, December 31, 1996                $  272,110  $  1,708,134  $  5,637,772   $   242,675    $    (287,215)  $  7,573,476
                                        ======================================================================================

See Notes to Consolidated Financial Statements.


FOUNDERS' BANK
AND ITS WHOLLY-OWNED SUBSIDIARY,
OLD LANCASTER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

--------------------------------------------------------------------------------
Years Ended December 31,                       1996             1995
--------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                             $      319,242   $      605,009
   Adjustments to reconcile net income
     to net cash provided by operating
     activities:
       Provision for loan losses                  50,400           60,960
       Provision for depreciation                132,295           81,110
       Net amortization of                       118,165          151,382
        securities premiums and discounts
       Deferred income taxes                     (69,364)         (29,054)
       Net realized loss on sale of
         securities                                1,000           49,739
       (Increase) in accrued interest
         receivable and other assets            (159,491)        (101,370)
       Increase in accrued interest
         payable and other liabilities           217,237          441,773
                                        ---------------------------------
             Net cash provided by
              operating activities               609,484        1,259,549
                                        ---------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
       Purchases of securities available
         for sale                            (15,200,844)      (4,428,836)
       Proceeds from maturities of
         and principal repayments on
          securities available for sale        9,834,593        3,729,857
       Proceeds from maturities of and
         principal repayments on
           securities held to maturity                 -        1,052,748
       Proceeds from sales of securities
         available for sale                    1,999,000        3,859,470
       Net increase in loans receivable      (23,587,458)     (11,874,321)
       Purchases of bank premises and
         equipment                              (492,982)         (76,441)
                                        ---------------------------------
           Net cash used in investing
             activities                      (27,447,691)      (7,737,523)
                                        ---------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Net increase in demand and savings
     deposits                                  7,322,024        2,289,349
   Net increase in time deposits              14,821,645        2,998,338
   Net increase in securities sold under
     agreements to repurchase                  3,000,000                -
   Net increase (decrease) in other
     borrowed funds                           (2,250,000)       2,150,000
   Proceeds from issuance of long-term
     debt                                      3,000,000                -
   Net proceeds from issuance of common
     stock under stock option plans              352,287                -

   Cash paid in lieu of fractional shares            (25)               -
                                            ---------------------------------

           Net cash provided by financing
             activities                       26,245,931        7,437,687
                                            ---------------------------------
           Increase (decrease) in cash and
             cash equivalents                   (592,276)         959,713

Cash and cash equivalents:
           Beginning                           4,372,239        3,412,526
                                            ---------------------------------
           Ending                         $    3,779,963   $    4,372,239
                                            =================================

Cash payments for:
           Interest                       $    3,073,689   $    2,293,573
                                            =================================
           Income taxes                   $      490,500   $       43,954
                                            =================================

See Notes to Consolidated Financial Statements.

FOUNDERS' BANK
AND ITS WHOLLY-OWNED SUBSIDIARY,
OLD LANCASTER CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1
--------------------------------------------------------------------------------
SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation:

 The consolidated financial statements include the accounts of Founders' Bank (the Bank) and its wholly-owned subsidiary, Old Lancaster Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.

Nature of operations:

 The Bank operates under a state bank charter and provides full banking services. As a state bank, the Bank is subject to regulation of the Pennsylvania Department of Banking and the Federal Reserve Bank. The area served by the Bank is principally Montgomery, Delaware and Chester Counties of Pennsylvania.

Estimates:

 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Presentation of cash flows:
 For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and interest-bearing demand deposits.

Securities:

 Securities classified as available for sale are those debt securities that the Bank intends to hold for an indefinite period of time, but not necessarily to maturity and equity securities. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. Unrealized appreciation and depreciation are reported as increases or decreases in stockholders' equity, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income using the interest method over the period to maturity. Equity securities are principally comprised of stock in the Federal Home Loan Bank and Federal Reserve Bank.

 Securities classified as held to maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, over their contractual lives.

 Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date.

Loans receivable:

 Loans generally are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Bank is generally amortizing these amounts over the contractual life of the loan.

FOUNDERS' BANK
AND ITS WHOLLY-OWNED SUBSIDIARY,
OLD LANCASTER CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1
--------------------------------------------------------------------------------
SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loans receivable (continued):

 A loan is generally considered impaired when it is probable the Bank will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. The accrual of interest is generally discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management's judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

Allowance for loan losses:

 The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

 The allowance for loan losses related to impaired loans that are identified for evaluation is based on discounted cash flows using the loan's initial effective interest rate or the fair value, less selling costs, of the collateral for certain collateral dependent loans. By the time a loan becomes probable of foreclosure, it has been charged down to fair value, less estimated costs to sell.

 The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change.

Premises and equipment:

 Leasehold improvements and furniture and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally on the straight-line method over the estimated useful lives of the related assets.

Profit-sharing plan:

 The Bank has a defined contribution profit-sharing plan for those employees who meet the eligibility requirements as set forth in the plan. Substantially all of the Bank's full-time employees are covered by the plan. The amount of the annual contribution to the plan is at the discretion of the Bank's Board of Directors. The amount charged to expense was $ 24,409 and $ 9,927 for the years ended December 31, 1996 and 1995 respectively.

Advertising:

 The Bank follows the policy of charging the production cost of advertising to expense as incurred.

FOUNDERS' BANK
AND ITS WHOLLY-OWNED SUBSIDIARY,
OLD LANCASTER CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1

SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
--------------------------------------------------------------------------------
Income taxes:

    Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for temporary differences and operating loss and tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted through the provision for income taxes for the effects of changes in tax laws and rates on the date of enactment.

    The Bank's income tax expense differs from the tax which would result from applying the statutory tax rates to pre-tax income primarily due to tax exempt interest income, travel and entertainment, non-deductible merger costs and the change in the valuation allowance on deferred tax assets.

    The Bank and its subsidiary file a consolidated federal income tax return.

Off-balance sheet financial instruments:

    In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit and letters of credit. Such financial instruments are recorded in the consolidated financial statements when they are funded.


2
--------------------------------------------------------------------------------
SECURITIES

The amortized cost and fair value of securities at December 31 were as follows:


                                                                       Gross                Gross
                                                     Amortized       Unrealized           Unrealized          Fair
                                                        Cost        Appreciation        Depreciation         Value
                                                 -----------------------------------------------------------------------

    Securities available for sale:
       December 31, 1996:
          U.S. Treasury and agency securities       $  6,997,063      $      -         $   (135,363)   $   6,861,700
          State and political subdivisions             5,904,565         2,051              (74,194)       5,832,422
          Mortgage-backed securities                  10,388,141         1,456             (228,479)      10,161,118
          Asset-backed securities                         60,781             -                 (644)          60,137
          Equity securities                            1,200,700             -                    -        1,200,700
                                                 -----------------------------------------------------------------------

                                                    $ 24,551,250      $  3,507         $   (438,680)   $  24,116,077
                                                 =======================================================================

       December 31, 1995:
          U.S. Treasury securities                  $  4,999,292      $      -         $     (2,292)   $   4,997,000
          State and political subdivisions             1,298,697         3,937                   (7)       1,302,627
          Mortgage-backed securities                  14,211,185         2,095             (305,890)      13,907,390
          Asset-backed securities                        132,890             -               (1,795)         131,095
          Equity securities                              661,100             -                    -          661,100
                                                 -----------------------------------------------------------------------

                                                    $ 21,303,164      $  6,032         $   (309,984)   $  20,999,212
                                                 =======================================================================

FOUNDERS' BANK
AND ITS WHOLLY-OWNED SUBSIDIARY,
OLD LANCASTER CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



2
--------------------------------------------------------------------------------
SECURITIES (CONTINUED)

In December 1995, the Bank reevaluated the appropriateness of all securities held and transferred $ 7,389,258 of securities from held to maturity to available for sale in accordance with the "Guide to Implementation of Statement No. 115" issued by the FASB. The securities were transferred at their fair value on the date of transfer which was $ 43,833 less than the amortized cost of the securities. The transfer represented the Bank's entire securities held to maturity portfolio at the date of transfer.

The amortized cost and fair value of securities as of December 31, 1996, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because the securities may be called or prepaid with or without prepayment penalties.


                                                       Available For Sale
                                                 -------------------------------
                                                   Amortized Cost   Fair Value
                                                 -------------------------------

     Due from one to five years                  $    3,997,063  $   3,965,600
     Due from five to ten years                       3,000,000      2,896,100
     Due after ten years                              5,904,565      5,832,422
     Mortgage-backed securities                      10,388,141     10,161,118
     Asset-backed securities                             60,781         60,137
     Equity securities                                1,200,700      1,200,700
                                                 -------------------------------

                                                 $   24,551,250  $  24,116,077
                                                 ===============================

Gross losses of $ 1,000 and $ 49,739 were realized on sales of securities available for sale in 1996 and 1995 respectively.

Securities with an amortized cost of $ 3,000,000 and $ 1,250,000 at December 31, 1996 and 1995 respectively were pledged as collateral to secure public deposits and for other purposes as required or permitted by law.

FOUNDERS' BANK
AND ITS WHOLLY-OWNED SUBSIDIARY,
OLD LANCASTER CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



3
--------------------------------------------------------------------------------
LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES

The composition of net loans receivable was as follows:


                                                        December 31,
                                                    1996            1995
                                              --------------------------------

    Real estate loans:
        Commercial mortgage                    $  20,322,971   $  15,268,149
        Personal mortgage                            931,199         799,196
        Construction and land
            development                            5,790,755       4,847,144
                                              -------------------------------

                                                  27,044,925      20,914,489
                                              -------------------------------

    Commercial loans:
        Term                                      11,108,833       8,657,521
        Demand                                     6,406,204       5,400,107
        Credit lines                               8,421,572       3,613,510
                                              -------------------------------

                                                  25,936,609      17,671,138
                                              -------------------------------

    Consumer loans:
        Installment                               17,713,803       9,072,122
        Credit lines                               4,089,913       3,586,489
                                              -------------------------------

                                                  21,803,716      12,658,611
                                              -------------------------------

    Net deferred loan origination fees               (59,159)        (97,261)
    Allowance for loan losses                     (1,326,516)     (1,284,460)
                                              -------------------------------

                                               $  73,399,575   $  49,862,517
                                              ===============================

Changes in the allowance for loan
 losses were as follows:

                                                  Years Ended December 31,
                                                    1996            1995
                                              -------------------------------

    Balance, beginning                         $   1,284,460   $     936,466
           Provision for loan losses                  50,400          60,960
           Recoveries                                 10,776         298,568
           Loans charged off                         (19,120)        (11,534)
                                              -------------------------------

    Balance, ending                            $   1,326,516   $   1,284,460
                                              ===============================


FOUNDERS' BANK
AND ITS WHOLLY-OWNED SUBSIDIARY,
OLD LANCASTER CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



3
--------------------------------------------------------------------------------
LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

The recorded investment in impaired loans, not requiring an allowance for loan losses, was $ 340,970 and $ -0- at December 31, 1996 and 1995 respectively. The recorded investment in impaired loans requiring an allowance for loan losses was $ -0- and $ 224,525 at December 31, 1996 and 1995 respectively. At December 31, 1995, the related allowance for loan losses associated with those loans was $ 44,905. For the years ended December 31, 1996 and 1995, the average recorded investment in these impaired loans was $ 340,970 and $ 224,525 and the interest income recognized on these impaired loans was $ 3,528 and $ -0- respectively.


4
--------------------------------------------------------------------------------
BANK PREMISES AND EQUIPMENT

Components of bank premises and equipment were as follows:


                                                           December 31,
                                                        1996         1995
                                                   --------------------------

    Leasehold improvements                          $    421,668  $  233,635
    Bank furniture and equipment                         921,090     636,282
                                                   --------------------------
                                                       1,342,758     869,917
    Less accumulated depreciation                        778,760     666,606
                                                   --------------------------

                                                    $    563,998  $  203,311
                                                   ==========================

Certain bank facilities and equipment are leased under various operating leases. Rental expense for these leases was approximately $ 151,100 and $ 121,943 respectively for the years ended December 31, 1996 and 1995. Future minimum rental commitments under noncancellable leases are as follows:


    1997                                                          $  232,533
    1998                                                             240,203
    1999                                                             199,302
    2000                                                             116,106
    2001                                                              93,183
    Thereafter                                                         6,681
                                                                  ------------

                                                                  $  888,008
                                                                  ============

FOUNDERS' BANK
AND ITS WHOLLY-OWNED SUBSIDIARY,
OLD LANCASTER CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



5
--------------------------------------------------------------------------------
TIME DEPOSITS

At December 31, 1996, the scheduled maturities of time deposits are as follows:


    1997                                                      $  25,666,182
    1998                                                          2,025,010
    1999                                                            271,851
    2000                                                            378,369
    2001                                                          8,107,123
                                                              ---------------

                                                              $  36,448,535
                                                              ===============

6
--------------------------------------------------------------------------------
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Information concerning securities sold under agreements to repurchase is summarized as follows:


                                                      1996           1995
                                                 ------------------------------

    Average balance during the year               $   5,527,241   $    986,301
    Average interest rate during the year                  5.50%          5.81%
    Maximum month-end balance during the          $  12,000,000   $  3,000,000
     year

Securities sold under agreements to repurchase generally mature within seven days from the transaction date. The securities underlying the agreements were under the Bank's control.


7
--------------------------------------------------------------------------------
OTHER BORROWED FUNDS AND LONG-TERM DEBT

The Bank has a line of credit commitment from the Federal Home Loan Bank (FHLB) of Pittsburgh whereby it can borrow up to $ 1,897,000 at December 31, 1996. Borrowings under this line of credit, which expires on March 25, 1997, were $ -0-and $ 2,250,000 at December 31, 1996 and 1995 respectively, with interest payable at a variable rate.

Long-term debt consisted of an advance from the Federal Home Loan Bank of Pittsburgh bearing interest at 6.33% and which matures July 2001. All advances from the FHLB are collateralized by certain qualifying assets of the Bank.

FOUNDERS' BANK
AND ITS WHOLLY-OWNED SUBSIDIARY,
OLD LANCASTER CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



8
--------------------------------------------------------------------------------
INCOME TAXES

The provision for federal income taxes consisted of the following:


                                                     Years Ended December 31,
                                                         1996          1995
                                                    ---------------------------

    Current                                          $    181,760   $  235,054
    Deferred                                              (69,360)     (29,054)
                                                    ---------------------------

                                                     $    112,400   $  206,000
                                                    ===========================

Net deferred tax assets consisted of
 the following:

                                                            December 31,
                                                         1996         1995
                                                    ---------------------------

    Deferred tax assets:
      Allowance for loan losses                      $    252,030   $  234,894
       Deferred loan fees                                   9,483       12,644
       Furniture and equipment                             20,491       15,780
       Unrealized depreciation on securities              147,958      103,354
        available for sale
                                                    ---------------------------
                                                          429,962      366,672
       Less valuation allowance                           147,929      157,908
                                                    ---------------------------

             Total deferred tax assets,                   282,033      208,764
               net of valuation allowance

    Deferred tax liability, partnership                     3,761       44,456
      equity
                                                    ---------------------------

             Net deferred tax assets                 $    278,272   $  164,308
                                                    ===========================


9
--------------------------------------------------------------------------------
CONVERTIBLE PREFERRED STOCK

Each share of preferred stock can be converted into one share of common stock in the event certain conditions are met, as defined in the Bank's Articles of Incorporation.

FOUNDERS' BANK
AND ITS WHOLLY-OWNED SUBSIDIARY,
OLD LANCASTER CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



10
--------------------------------------------------------------------------------
STOCK OPTIONS

Options to purchase 116,965 shares of common stock in the Bank were issued in connection with the organization of the Bank at an exercise price of $ 7.80 per share ("organizer options"), and options to purchase 18,288 shares of common stock in the Bank were issued in connection with the sale of preferred stock in the Bank, on October 19, 1993, at the same exercise price per share as applied under the organizer options ("purchaser group options"). Included in the options were anti-dilution provisions designed to adjust the exercise price of the options and the number of shares purchasable under the options for certain events involving the Bank's issuance of additional stock, rights or options to purchase stock, securities which may be converted or exchanged for stock and stock dividends. In addition, the options give the option holders certain rights with respect to liquidating dividends, subdivisions or combinations of stock and any reorganization, reclassification, consolidation, merger or sale of the Bank. Both the organizer and purchaser group options expired in July 1996.

In March 1996, the Board of Directors approved a non-qualified stock option plan for certain executives of the Bank. Under this non-qualified plan, the executives are entitled to receive up to 10,000 options to purchase shares of the Bank's common stock, provided certain target performance levels have been achieved. During 1996, no options were granted under the non-qualified stock option plan.

Stock option transactions under the plans were as follows:

                                          Years Ended December 31,
                                              1996         1995
                                        ---------------------------

Options outstanding at beginning of year      135,253       135,253
Options exercised at $ 7.80 per share         (45,165)            -
Options forfeited                             (90,088)            -
                                        ---------------------------

Options outstanding at end of year                  -       135,253
                                        ===========================

11
--------------------------------------------------------------------------------
REGULATORY MATTERS

The Bank is required to maintain average cash reserve balances in vault cash or with the Federal Reserve Bank. The total of those reserve balances was approximately $ 399,000 and $ 386,000 at December 31, 1996 and 1995 respectively.

The Bank is subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

FOUNDERS' BANK
AND ITS WHOLLY-OWNED SUBSIDIARY,
OLD LANCASTER CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



11
--------------------------------------------------------------------------------
REGULATORY MATTERS (CONTINUED)

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 1996, the most recent notification from the Federal Reserve Bank categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank's category.

The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                          To Be Well
                                                                    For Capital       Capitalized Under
                                                                     Adequacy         Prompt Corrective
                                                 Actual              Purposes         Action Provisions
                                        ----------------------------------------------------------------
                                                                  Minimum    Minimum   Minimum   Minimum
                                             Amount     Ratio      Amount     Ratio     Amount    Ratio
                                        ----------------------------------------------------------------

As of December 31, 1996:
 Total capital (to risk weighted assets)  $  8,929,192  10.48%  $  6,816,177  8.00%  $  8,520,221  10.00%
 Tier I capital (to risk weighted
  assets)                                    7,860,691   9.22      3,410,282  4.00      5,115,424   6.00
 Tier I capital (to average assets)          7,860,691   7.90      3,980,102  4.00      4,975,127   5.00

As of December 31, 1995:
 Total capital (to risk weighted assets)  $  7,927,884  13.54%  $  4,684,126  8.00%  $  5,855,158  10.00
 Tier I capital (to risk weighted
  assets)                                    7,189,187  12.28      2,341,755  4.00      3,512,632   6.00
 Tier I capital (to average assets)          7,189,187   9.67      2,973,811  4.00      3,717,263   5.00

Under the Pennsylvania Business Corporation Law, the Bank may pay dividends only if it is solvent and would not be rendered insolvent by the dividend payment and only to the extent of unrestricted and unreserved earned (and, under some circumstances, capital) surplus, as defined. There are also restrictions set forth in the Pennsylvania Banking Code of 1965 (the "Banking Code") and in the Federal Deposit Insurance Act concerning the payment of dividends by the Bank. Under the Banking Code, no dividends may be paid except from "accumulated net earnings" (generally retained earnings).


12
--------------------------------------------------------------------------------
TRANSACTIONS WITH EXECUTIVE OFFICERS, DIRECTORS, PRINCIPAL STOCKHOLDERS AND OTHER RELATED PARTIES

Old Lancaster Associates is a partnership which owns the building in which the Bank's offices are located. The Bank's wholly-owned subsidiary, Old Lancaster Corporation, is a partner in Old Lancaster Associates and has a 16-2/3% equity interest therein. During the first quarter of 1994, the Bank contributed
$ 120,000 to the capital of Old Lancaster Corporation which, in turn, advanced such sum to Old Lancaster Associates. This amount represented Old Lancaster Corporation's pro rata share (16-2/3%) of amounts required in order for Old Lancaster Associates to meet its cash flow needs, including a $ 400,000 reduction in Old Lancaster Associates' mortgage debt and approximately $ 220,000 for capital improvements to the building.

FOUNDERS' BANK
AND ITS WHOLLY-OWNED SUBSIDIARY,
OLD LANCASTER CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



12
--------------------------------------------------------------------------------
TRANSACTIONS WITH EXECUTIVE OFFICERS, DIRECTORS, PRINCIPAL STOCKHOLDERS AND OTHER RELATED PARTIES (CONTINUED)

The mortgage indebtedness of Old Lancaster Associates is approximately
$ 4,486,500 at December 31, 1996. The Bank's indirect cash investment, through Old Lancaster Corporation, in Old Lancaster Associates presently is $ 406,444, which includes an initial investment of $ 290,000 and the $ 120,000 additional advance described in the preceding paragraph, net of repayments on the advance of $ 3,556. Principal and interest repayments from Old Lancaster Associates of approximately $ 48,000 are in arrears as of January 31, 1997. In addition, all partners in Old Lancaster Associates jointly and severally guarantee $ 340,000 of the mortgage debt, and the Bank has guaranteed Old Lancaster Corporation's obligation in that regard. The mortgagee's recourse to the partners of Old Lancaster Associates and to the Bank for payment of the existing mortgage debt is limited to the guaranteed portion, or $ 340,000 in the aggregate.

The Bank has entered into an operating lease for office space with Old Lancaster Associates which commenced September 1989. The annual rental is $ 129,100 and future minimum lease payments are $ 344,265. Rental expense under this lease, including certain operating costs, was $ 123,929 and $ 121,943 for the years ended December 31, 1996 and 1995 respectively.

The Bank has had banking transactions in the ordinary course of business with its executive officers, directors, principal stockholders and their related interests on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. The aggregate dollar amount of loans to such related parties was $ 2,127,914 and $ 1,651,558 at December 31, 1996 and 1995 respectively. During 1996, $ 1,652,497 of new loans were made and repayments totaled $ 1,176,141.

As of December 31, 1996 and 1995, the Bank had an outstanding letter of credit of $ -0- and $ 47,620 respectively to a director of the Bank. In addition, the Bank was committed, as of December 31, 1996 and 1995, to advance $ 200,292 and $ 169,483 respectively on real estate and $ 100,860 and $ 131,339 respectively on other commercial credit lines to certain directors and officers of the Bank and companies with which they are associated.

During each of the years ended December 31, 1996 and 1995, the Bank expensed legal fees of $ 289,039 and $ 59,661 respectively to a law firm in which a director of the Bank is a partner. Management believes the fees charged were comparable to fees that would have been charged by an unrelated firm.


13
--------------------------------------------------------------------------------
FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuation in interest rates. These financial instruments include commitments to extend credit and letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

FOUNDERS' BANK
AND ITS WHOLLY-OWNED SUBSIDIARY,
OLD LANCASTER CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



13
--------------------------------------------------------------------------------
FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (CONTINUED)

A summary of the Bank's financial instrument commitments at December 31, 1996 and 1995 is as follows:

                                     1996           1995
                               ------------------------------
Commitments to extend credit     $  16,596,727  $  10,643,403
Outstanding letters of credit        1,821,809      1,489,004

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include personal or commercial real estate, accounts receivable, inventory and equipment.

Outstanding letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Bank holds collateral supporting those commitments for which collateral is deemed necessary.


14
--------------------------------------------------------------------------------
CONCENTRATIONS OF CREDIT AND DEPOSIT RISK

The Bank grants commercial, residential and consumer loans to customers primarily located in Montgomery, Delaware and Chester Counties of Pennsylvania. The concentrations of credit by type of loan are set forth in Note 3. Although the Bank has a diversified loan portfolio, its debtors' ability to honor their contracts is influenced by the region's economy. The Bank generally requires loan-to-value ratios on real estate loans of 75%. General collateral requirements on loans are determined on a case-by-case basis based on management's credit evaluations of the respective borrowers.

On November 15, 1989, the Bank entered into a depository agreement with a local business. This agreement provides for the business to maintain five active deposit accounts at the Bank with an aggregate minimum balance in these accounts of $ 5.0 million. In exchange, the Bank will provide certain financial services to the business, such as escrow agent duties, wire transfer services and the purchase and sale of U.S. government securities. The agreement is renewable annually. At December 31, 1996 and 1995, this local business had deposits of approximately $ 12.9 million and $ 16.1 million with the Bank, representing 15% and 24% of total deposits respectively.

FOUNDERS' BANK
AND ITS WHOLLY-OWNED SUBSIDIARY,
OLD LANCASTER CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



15
--------------------------------------------------------------------------------
FAIR VALUES OF FINANCIAL INSTRUMENTS

Management uses its best judgment in estimating the fair value of the Bank's financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Bank could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year ends, and have not been reevaluated or updated for purposes of these consolidated financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year end.

The following information should not be interpreted as an estimate of the fair value of the entire Bank since a fair value calculation is only provided for a limited portion of the Bank's assets. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Bank's disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of the Bank's financial instruments at December 31, 1996 and 1995:

  Financial instruments valued at carrying value:

          The carrying amounts of cash and cash equivalents approximate their fair value. The carrying amounts of securities sold under agreements to repurchase and other borrowed funds maturing within 90 days approximate their fair values. The carrying amounts of accrued interest approximate their fair values.

  Securities:

          Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

  Loans receivable:

          For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for fixed rate loans are estimated using discounted cash flow analyses using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

  Deposit liabilities:

          The fair values disclosed for demand, savings and interest-bearing demand deposits are, by definition, equal to the amount payable on demand at the reporting date. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates with similar expected maturities.

  Long-term debt:

          The estimated fair value was determined using a discounted cash flow analysis, based on current market rates of similar maturity debt securities to discount cash flows.

  Off-balance sheet instruments:

          The fair value of commitments to extend credit and for outstanding letters of credit is estimated using the fees currently charged to enter similar agreements.

FOUNDERS' BANK
AND ITS WHOLLY-OWNED SUBSIDIARY,
OLD LANCASTER CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



15
--------------------------------------------------------------------------------
FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

A summary of the estimated fair values of the Bank's financial instruments at December 31, 1996 and 1995 were follows:

                                                      1996                          1995
                                        ------------------------------------------------------------
                                            Carrying         Fair         Carrying         Fair
                                             Amount          Value         Amount          Value
                                        ------------------------------------------------------------
Financial assets:
           Cash and cash equivalents      $   3,779,963  $   3,779,963  $   4,372,239  $   4,372,239
           Securities                        24,116,077     24,116,077     20,999,212     20,999,212
           Loans, net of allowance           73,399,575     73,349,925     49,862,517     49,922,256
           Accrued interest receivable          731,095        731,095        458,954        458,954

Financial liabilities:
           Deposits                          88,514,907     88,539,705     66,371,238     66,370,135
           Securities sold under
           agreement to repurchase            3,000,000      3,000,000              -              -
           Other borrowed funds                       -              -      2,250,000      2,250,000
           Long-term debt                     3,000,000      3,074,400              -              -
           Accrued interest payable             799,840        799,840        573,480        573,480

Off-balance sheet financial instruments:
           Commitments to extend credit               -              -              -              -
           Standby letters of credit                  -              -              -              -

16
--------------------------------------------------------------------------------
MERGER AGREEMENT

On February 11, 1997, the Bank entered into an Agreement to merge with Susquehanna Bancshares, Inc. (SBI) of Lititz, PA. Under the terms of the Agreement, which is subject to stockholder and regulatory approvals, all 990,122 issued and outstanding shares of common and preferred stock of the Bank would be exchanged for newly issued common stock of SBI at an exchange multiple that equates the market value of SBI common stock to two times the Bank's book value at September 30, 1996 ($ 7,484,000) as long as SBI's common stock market price is between $ 34.00 and $ 40.00 per share for the period which determines the closing price. The effective date of the merger is expected to occur in the third quarter of 1997.

                                   APPENDIX A

                                MERGER AGREEMENT

================================================================================



                       AGREEMENT AND PLAN OF AFFILIATION

                   DATED AS OF THE 11th DAY OF FEBRUARY, 1997

                                  BY AND AMONG

                         SUSQUEHANNA BANCSHARES, INC.,

                            SUSQUEHANNA INTERIM BANK

                                      AND

                                 FOUNDERS' BANK



================================================================================

                               TABLE OF CONTENTS

                                                                               Page(s)
                                                                               -------

ARTICLE I  THE PLAN OF MERGER.....................................................   1
      SECTION 1.1  The Merger; Closing; Effective Time............................   1
      SECTION 1.2  Effect on Outstanding Shares...................................   2
      SECTION 1.3  Surrender and Exchange of Bank Certificates....................   2
      SECTION 1.4  Dissenters' Rights.............................................   3
      SECTION 1.5  Other Matters..................................................   3
      SECTION 1.6  Bank Options...................................................   4

      ARTICLE II  CONDUCT PENDING THE MERGER......................................   4
      SECTION 2.1  Conduct of Bank's Businesses Prior to the Effective Time.......   4
      SECTION 2.2  Forbearance by Bank............................................   4
      SECTION 2.3  Cooperation....................................................   5
      SECTION 2.4  Conduct of SBI's Business Prior to the Effective Time..........   5

ARTICLE III  REPRESENTATIONS AND WARRANTIES.......................................   5
      SECTION 3.1  Representations and Warranties of Bank.........................   5
      SECTION 3.2  Representations and Warranties of SBI and its Material
                   Subsidiaries...................................................  15

ARTICLE IV  COVENANTS.............................................................  20
      SECTION 4.1  Acquisition Proposals..........................................  20
      SECTION 4.2  Securities Registration and Disclosure.........................  21
      SECTION 4.3  Employees......................................................  21
      SECTION 4.4  Access and Information.........................................  22
      SECTION 4.5  Certain Filings, Consents and Arrangements.....................  23
      SECTION 4.6  Takeover Statutes..............................................  23
      SECTION 4.7  Additional Agreements..........................................  24
      SECTION 4.8  Publicity......................................................  24
      SECTION 4.9  Meeting........................................................  24
      SECTION 4.10  Notification of Certain Matters...............................  24
      SECTION 4.11  Insurance.....................................................  24
      SECTION 4.12  Dividends.....................................................  24

ARTICLE V  CONDITIONS TO CONSUMMATION.............................................  24
      SECTION 5.1  Conditions to Closing..........................................  24
      SECTION 5.2  Conditions to Obligations of SBI and Interim Bank..............  26
      SECTION 5.3  Conditions to the Obligations of Bank..........................  27

ARTICLE VI  TERMINATION...........................................................  27
      SECTION 6.1  Termination....................................................  27
      SECTION 6.2  Effect of Termination..........................................  28
      SECTION 6.3  Expenses.......................................................  28

ARTICLE VII  OTHER MATTERS........................................................  29
      SECTION 7.1  Certain Defined Terms..........................................  29
      SECTION 7.2  Survival.......................................................  32
      SECTION 7.3  Parties in Interest............................................  32
      SECTION 7.4  Waiver and Amendment...........................................  32


SECTION 7.5  Counterparts...................................................  32
SECTION 7.6  Governing Law..................................................  32
SECTION 7.7  Expenses.......................................................  32
SECTION 7.8  Notices........................................................  32
SECTION 7.9  Entire Agreement; Etc..........................................  33

       AGREEMENT AND PLAN OF AFFILIATION dated as of the 11th day of February, 1997 (this "Plan" or this "Agreement"), is entered into by and among Susquehanna Bancshares, Inc., a Pennsylvania corporation ("SBI"), Susquehanna Interim Bank, a Pennsylvania state chartered bank ("Interim Bank"), and Founders' Bank, also a Pennsylvania state chartered bank ("Bank").

                                   RECITALS:

       WHEREAS, SBI is a multi-state, multi-institution bank holding company;
and

       WHEREAS, Interim Bank will be a wholly-owned bank subsidiary of SBI created solely for the purpose of facilitating the transactions described in this Agreement; and

       WHEREAS, Bank is an independent financial institution with a strong record of performance; and

       WHEREAS, the boards of directors of SBI and Bank have each determined that it is in the best interest of their respective shareholders for SBI to acquire Bank by means of a merger of Interim Bank with and into Bank (the "Merger") as a result of which Bank will become a wholly-owned subsidiary of SBI, all upon the terms and subject to the conditions set forth herein; and

       WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and to set forth the conditions to the Merger; and

       WHEREAS, Bank and SBI desire to merge in the manner provided for herein and to adopt this Agreement as a plan of reorganization and to consummate such plan in accordance with the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

       NOW, THEREFORE, in consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:


                                   ARTICLE I
                               THE PLAN OF MERGER

       SECTION 1.1  The Merger; Closing; Effective Time.
                    -----------------------------------

       (a) Subject to the terms and conditions of this Agreement and in accordance with the applicable laws of the Commonwealth of Pennsylvania, at the Effective Time (as defined in Section 1.1(c)), Interim Bank shall be merged with and into Bank and the separate corporate existence of Interim Bank shall thereupon cease. Bank shall be the surviving bank in the Merger (sometimes hereinafter referred to as the "Surviving Bank") and shall continue to be governed by the laws of the Commonwealth of Pennsylvania and shall continue to be a Pennsylvania state chartered commercial bank, and the separate corporate existence of Bank with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The name of the Surviving Bank shall be "Founders' Bank." The Merger shall have the effects specified in the Pennsylvania Banking Code of 1965, as amended ("Banking Code") and the Pennsylvania Business Corporation Law of 1988, as amended ("PBCL").

       (b) The closing of the Merger (the "Closing") shall take place at such place and time and on such date (but not after July 30, 1997), following three
(3) business days' notice to Bank, as shall be agreed upon by all parties, which date shall not be later than the 30th business day after (i) the last approval of required governmental authorities is granted and any related waiting periods expire, (ii) the lifting, discharge or dismissal of any stay of any such governmental approval or of any injunction against the Merger and (iii) all shareholder approvals required by the parties hereunder are received.

       (c) Immediately following the Closing, and provided that this Agreement has not been terminated or abandoned pursuant to Article VI hereof, Interim Bank and Bank will request that the Pennsylvania Department of Banking ("Banking Department") cause the articles of merger (the "Articles of Merger") to be delivered and properly filed with the Department of State of the Commonwealth of Pennsylvania (the "Department of State"). The Merger shall become effective at the time specified by the Department of Banking in its transmittal to the Department of State, which at the request of SBI, shall be at 12:01 a.m. on the business day following the Closing (the "Effective Time"). The "Effective Date" when used herein means the day on which the Effective Time for the Merger occurs.

       (d) At the Effective Time, the articles of incorporation and bylaws of Interim Bank in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws of the Surviving Bank. At the Effective Time, the directors and officers of Bank immediately prior to the Effective Time shall be and become the directors and officers of the Surviving Bank with such additions or deletions as SBI, in its sole discretion, may determine.

       SECTION 1.2  Effect on Outstanding Shares.
                    ----------------------------

       (a) At the Effective Time, by virtue of the Merger, automatically and without any action on the part of the holder thereof, subject to the provisions of Section 1.3 hereof with respect to the payment of fractional shares in cash and Section 1.4 hereof with respect to dissenters' rights, if any, each share of common stock, par value $2.00 per share, of Bank (the "Bank Common Stock") and each share of convertible preferred stock, par value $2.00 per share, of Bank (the "Bank Preferred Stock") (collectively, the "Bank Capital Stock") issued and outstanding at the Effective Time (other than (i) shares the holders of which (each a "Dissenting Stockholder") are exercising appraisal rights pursuant to the PBCL (the "Dissenters' Shares"), if any, and (ii) shares held directly or indirectly by SBI, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall become and be converted into the right to receive shares of Common Stock par value $2.00 per share, of SBI ("SBI Common Stock") determined in conformity with the Exchange Ratio set forth at Schedule 1.2 hereof (such SBI Common Stock, determined on the basis of the Exchange Ratio, as to each Bank shareholder and, collectively, to all Bank shareholders is the "Merger Consideration"). As of the Effective Time, each share of Bank Capital Stock held directly or indirectly by SBI, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be canceled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

       (b) The shares of common stock of Interim Bank issued and outstanding immediately prior to the Effective Time, by virtue of and after the Merger, shall be converted into and thereafter constitute the issued and outstanding shares of the capital stock of the Surviving Bank.

       (c) If prior to the Effective Time, the number of outstanding shares of SBI Common Stock shall have been increased or decreased through a reclassification, stock dividend, stock split or reverse stock split, or other similar change, appropriate adjustment shall be made to the Exchange Ratio.

       SECTION 1.3  Surrender and Exchange of Bank Certificates.
                    -------------------------------------------

       (a) Within five (5) business days after the Effective Time, SBI shall cause to be sent to each person who immediately prior to the Effective Time was a holder of record of Bank Capital Stock transmittal materials and instructions for surrendering certificates for Bank Capital Stock ("Old Certificates") in exchange for a certificate for the number of whole shares of SBI Common Stock to which such person is entitled under Section 1.2 hereof.

       (b) No certificates for fractional shares of SBI Common Stock shall be issued in connection with the Merger. In lieu thereof, SBI shall issue to any holder of Bank Capital Stock certificates otherwise entitled to a fractional share, upon surrender of such certificates in accordance with the instructions furnished by SBI, a check for an amount of cash equal to the fraction of a share of SBI Common Stock represented by the certificates so surrendered multiplied by the Average Closing Price, as defined in Section 7.1, per share of SBI Common Stock as determined in conformity with Schedule 1.2.

       (c) If the record date of any dividend on SBI Common Stock occurs after the Effective Time, the declaration shall include dividends on all whole shares of SBI Common Stock into which shares of Bank Capital Stock have been converted under this Agreement, but no former holder of Bank Capital Stock shall be entitled to receive payment of any such dividend until surrender of the shareholder's Old Certificates shall have been effected in accordance with the instructions furnished by SBI. Upon surrender for exchange of a shareholder's Old Certificates, such shareholder shall be entitled to receive from SBI an amount equal to all such dividends, without interest thereon and less the amount of taxes, if any, which may have been imposed or paid thereon, declared, and for which the payment date has occurred, on the whole shares of SBI Common Stock into which the shares represented by such Old Certificates have been converted.

       (d) After the Effective Time, there shall be no transfer on the stock transfer books of Bank or SBI of shares of Bank Capital Stock. If Old Certificates are presented for transfer after the Effective Time, they shall be canceled and certificates representing whole shares of SBI Common Stock (and a check in lieu of any fractional share) shall be issued in exchange therefor as provided herein.

       (e) In the event that any Old Certificates have not been surrendered for exchange in accordance with this Section on or before the second anniversary of the Effective Time, SBI may at any time thereafter, with or without notice to the holders of record of such Old Certificates, sell for the accounts of any or all of such holders any or all of the shares of SBI Common Stock which such holders are entitled to receive under Section 1.2 hereof (the "Unclaimed Shares"). Any such sale may be made by public or private sale or sale at any broker's board or on any securities exchange in such manner and at such times as SBI shall determine. If, in the opinion of counsel for SBI, it is necessary or desirable, any Unclaimed Shares may be registered for sale under the Securities Act of 1933, as amended (the "Securities Act") and applicable state laws. SBI shall not be obligated to make any sale of Unclaimed Shares if it shall determine not do so, even if notice of sale of the Unclaimed Shares has been given. The net proceeds of any such sale of Unclaimed Shares shall be held for holders of the unsurrendered Old Certificates whose Unclaimed Shares have been sold, to be paid to them upon surrender of the Old Certificates. From and after any such sale, the sole right of the holders of the unsurrendered Old Certificates whose Unclaimed Shares have been sold shall be the right to collect the net sale proceeds held by SBI for their respective accounts, and such holders shall not be entitled to receive any interest on such net sale proceeds held by SBI.

       (f) If outstanding certificates for shares of Bank Capital Stock are not surrendered prior to the date on which such certificates would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of SBI (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither SBI nor its agents or any other person shall be liable to any former holder of Bank Capital Stock for any property delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

       (g) In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by SBI, the posting by such person of a bond in such amount as SBI may direct as indemnity against any claim that may be made against it with respect to such Certificate, SBI will issue in exchange for such lost, stolen or destroyed Old Certificate, the shares of SBI Common Stock into which such Old Certificates has been converted pursuant to this Agreement.

       SECTION 1.4  Dissenters' Rights.  In accordance with the provisions of
                    ------------------
Sections 1607 and 1222 of the Banking Code and Section 1571 of the PBCL, the Bank shareholders are entitled to exercise dissenters rights.

       SECTION 1.5  Other Matters.
                    -------------

       (a) Notwithstanding any term of this Agreement to the contrary, SBI may, in its discretion at any time prior to the Effective Time, designate a direct or indirect wholly-owned subsidiary to substitute for Interim Bank as a constituent corporation in the Merger by written notice to Bank so long as the exercise of this right does not materially, adversely affect the interests of the Bank shareholders or cause a material delay in consummation of the transactions contemplated herein. SBI shall also have the right to cause Interim Bank or such substitute to be the Surviving Bank of the Merger described at Section 1.1(a), so long as the exercise of such right does not have a material adverse effect on the interests of the holders of the capital stock of Bank or cause a material delay in, or otherwise adversely affect, consummation of the transactions contemplated herein; if such right is exercised, this Agreement shall be deemed to be modified to accord such change.

       (b) Immediately prior to or at the Effective Time, all of the capital stock of Interim Bank will be transferred by SBI to its wholly owned subsidiary, Susquehanna Bancshares East, Inc. ("SBI East"), with the effect that after the Effective Time, the Surviving Corporation will be a direct, wholly owned subsidiary of SBI East and an indirect, wholly owned subsidiary of SBI.

       (c) Subject to Section 5.3, nothing in this Agreement shall be deemed to restrict the ability of SBI or any of its subsidiaries to merge with or with and into another entity so long as such other transaction shall not materially, adversely affect the parties' ability to consummate the Merger or cause a material delay in, or otherwise adversely affect, consummation of the transactions contemplated herein.

       SECTION 1.6  Bank Options.  There are no options to acquire Bank Capital
                    ------------
Stock ("Bank Options") outstanding on the date hereof and there will be no Bank Options outstanding at the Effective Time. From and after the date of this Agreement, no Bank Options of any kind shall be granted by Bank, or any of its respective subsidiaries, under any benefit plan described at Annex 3.1(m) or otherwise.


                                   ARTICLE II
                           CONDUCT PENDING THE MERGER

       SECTION 2.1  Conduct of Bank's Businesses Prior to the Effective Time.
                    --------------------------------------------------------
Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, Bank shall (and the word "it" in this Article II refers to Bank and each subsidiary of Bank) (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use reasonable efforts to maintain and preserve intact in all material respects its business organization, assets, leases, properties, employees and advantageous business relationships and use its reasonable efforts to retain the services of its officers and key employees, and (iii) not knowingly take any action that is reasonably likely to have a Material Adverse Effect (as defined in Section 7.1 hereof) on Bank.

       SECTION 2.2  Forbearance by Bank.  During the period from the date of
                    -------------------
this Agreement to the Effective Time, Bank shall not, without the prior written consent of SBI:

       (a) other than in the ordinary course of business consistent with past practice in all material respects, (i) make any advance or loan, (ii) incur any indebtedness for borrowed money, except in replacement of existing or maturing debt, or (iii) assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual, corporation or other person;

       (b) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend other than the regular quarterly dividend referred to in
Section 4.12 or make any distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock (except upon conversion of Bank Preferred Stock) or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant, sell or issue to any individual, corporation or other person any shares of its capital stock (other than upon conversion of Bank Preferred Stock or in connection with the exercise of options granted pursuant to the Bank Stock Option Plan) or any right to acquire, or securities evidencing a right to convert into or acquire any shares of its capital stock;

       (c) other than in the ordinary course of business, consistent with past practice and pursuant to policies, if any, currently in effect, (i) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leasehold interests or assets which are material to Bank or its subsidiaries, to any individual, corporation or other entity, (ii) cancel, release or assign any indebtedness of any such person, or (iii) assign any contracts or agreements as in force at the date of this Agreement;

       (d) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by law or by any existing plan or agreement to any such employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, other than general or individual increases in compensation in the ordinary course of business consistent with past practice not in excess of 3%, on an aggregated basis, in any 12-month period, and payment of bonuses in the ordinary course, or voluntarily accelerate the vesting of any stock options or other compensation or benefit;

       (e) amend its articles of incorporation, or its bylaws, except as expressly contemplated by this Agreement or required by law or regulation, in each case as concurred in by its counsel;

       (f) except as set forth in Annex 2.2(f) hereto, change its method of accounting as in effect at December 31, 1995, except as required by changes in generally accepted accounting principles or required by law or regulation, in each case, as concurred in by its independent auditors; or

       (g) permit or allow its direct or indirect ownership of the capital stock of any subsidiary described in the annex hereto to be less than 100% of their respective total capital stock.

       SECTION 2.3  Cooperation.  Bank shall cooperate with SBI and SBI shall
                    -----------
cooperate with Bank in completing the transactions contemplated hereby and each shall not knowingly take, or cause to be taken, or knowingly agree or make any commitment to take, any action (i) that would cause any of the representations or warranties of it that are set forth in Article III hereof not to be true and correct in all material respects, or (ii) in the case of Bank, that is inconsistent with or prohibited by Section 2.1 or Section 2.2.

       SECTION 2.4  Conduct of SBI's Business Prior to the Effective Time.
                    -----------------------------------------------------
Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, SBI shall not knowingly take any action and shall not knowingly cause or permit its subsidiaries (as hereinafter defined) to take any action that is reasonably likely to have a Material Adverse Effect on SBI, on a consolidated basis.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

       SECTION 3.1  Representations and Warranties of Bank.  Bank represents and
                    --------------------------------------
warrants to SBI (and the word "it" in this Article III refers to Bank and each subsidiary of Bank), that, except as specifically disclosed in the Annex of disclosure schedules included herewith, to the best of its knowledge:

       (a) Corporate Organization and Qualification. Bank is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by Bank requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Material Adverse Effect on Bank and its subsidiaries, taken as a whole. Bank is a Pennsylvania state chartered bank and is a member of the Federal Reserve System. Bank has the requisite corporate and other power and authority (including all federal, state, local and foreign governmental authorizations) to carry on its businesses as now being conducted and to own its properties and assets. Bank has made available to SBI a complete and correct copy of the articles of incorporation and bylaws of Bank and such articles and bylaws are in full force and effect as of the date hereof.

       (b) Authorized Capital. The authorized capital stock of Bank consists of 1,863,945 shares of Bank Common Stock, of which approximately 854,067 shares of Bank Common Stock were issued and outstanding as of the date of this Agreement, and 136,055 shares of Bank Preferred Stock, all of which are issued and outstanding as of the date of this Agreement. All of the outstanding shares of capital stock of Bank have been duly authorized and are validly issued, fully
paid and nonassessable.   Bank does not have any shares of capital stock
reserved for issuance except pursuant to the conversion privileges of the Bank Preferred Stock. Bank does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or, except for the Bank Preferred Stock, convertible into or exercisable for securities having the right to vote) with shareholders on any matter. The outstanding shares of capital stock of Bank have not been issued in violation of any preemptive rights. Except as set forth in Annex 3.1(b) or in Annex 3.1(m), there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of Bank. After the Effective Time neither SBI nor Interim Bank will have any obligation to issue, transfer or sell any shares of capital stock pursuant to any Employee Plan (as defined in Section 3.1(m).

       (c) Subsidiaries. The only subsidiaries of Bank are as listed and described at Annex 3.1(c).

       Each such subsidiary is duly organized and existing as a corporation, is in good standing under the laws of the jurisdiction in which it was organized, and has adequate corporate power to carry on its business as now conducted. All of the outstanding capital stock of all such subsidiaries has been validly issued, is fully paid and nonassessable and is owned by Bank, free and clear of all liens, security interests and encumbrances. All such subsidiaries are organized under Pennsylvania law and make no use of fictitious names in the conduct of their respective businesses.

       (d) Corporate Authority. Subject only to approval of this Agreement by the holders of the number of votes required by Bank's articles of incorporation or bylaws cast by all holders of Bank Capital Stock (without any minority, class or series voting requirement), and, subject to the regulatory approvals specified in Section 5.1(b) hereof, Bank has the requisite corporate power and authority, and legal right, and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions applicable to Bank contemplated hereby. This Agreement has been duly and validly executed and delivered by Bank and constitutes the valid and binding obligations of Bank, enforceable against Bank in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditors' rights or the application by a court of equitable principles.

       (e) No Violations. The execution, delivery and performance of this Agreement by it does not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) subject to receipt of the required regulatory approvals specified in Section 5.1(b), a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, to which it (or any of its respective properties) is subject, which breach, violation or default would have a Material Adverse Effect on it, or enable any person to enjoin the Merger, (ii) a breach or violation of, or a default under Bank's articles of incorporation or bylaws,
(iii) a breach of any duty owed by Bank to any person holding an interest in Bank, or (iv) except as disclosed in Annex 3.1(e), a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result (other than as contemplated by
Section 4.3) in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of it under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which it is a party, or to which any of their respective properties or assets may be bound or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on it or enable any person to enjoin the Merger; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers of governmental authorities referred to in Section 5.1(b) and (ii) the approval of its shareholders referred to in
Section 3.1(d), (iii) any such approval, consent or waiver that already has been obtained and (iv) any other approvals, consents or waivers, the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on it or enable any person to enjoin the Merger.

       (f)  Reports.

          i. Bank's consolidated statement of financial condition as of and for the year ended December 31, 1995, and as of and for the nine-month period ended September 30, 1996, previously provided to SBI and each statement of financial condition provided after the date hereof to SBI (including in each case any related notes and schedules) as required by Section 4.4 hereof fairly presents or will fairly present the financial position of Bank and its subsidiary as of its date and each of the consolidated statements of income and stockholders' equity and of cash flows provided therewith (including in each case any related notes and schedules), fairly presents or will fairly present the results of operations, stockholders' equity and cash flows, as the case may be, of Bank and its subsidiary for the periods set forth therein (subject, in the case of unaudited interim statements, to year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

          ii. Except as set forth in Annex 3.1(f), it has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 1993 with (A) the Banking Department, (B) the Federal Deposit Insurance Corporation (the "FDIC"), (C) the Board of Governors of the Federal Reserve System (the "Board"), and (D) any other regulatory authority (collectively, the "Bank Regulatory Agencies"), and all other material reports and statements required to be filed by it since January 1, 1993, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States or any Bank Regulatory Agency and has paid all fees and assessments due and payable in connection therewith, and no such report, registration or statement contains any material misstatement or omission or is otherwise in material noncompliance with any law, regulation or requirement.

       (g) Absence of Certain Changes or Events. Except as set forth in Annex 3.1(g), since January 1, 1996, to the date hereof, it has not incurred any material liability, except in the ordinary course of its business consistent with past practice, nor has there been any change in the financial condition, properties, assets, business, results of operations or prospects of it which, individually or in the aggregate, has had, or might reasonably be expected to result in, a Material Adverse Effect on it.

       (h) Taxes. Its federal income tax returns have been examined and closed or otherwise closed by operation of law through December 31, 1992. All federal, state, local and foreign tax returns required to be filed by it or on its behalf have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and, to the knowledge of management, all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, and all taxes required to be shown on returns for which extensions have been granted, have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles) other than those taxes which are being contested in appropriate forums in proceedings which are being diligently pursued. Adequate provision has been made on its balance sheet (in accordance with generally accepted accounting principles consistently applied) for all federal, state, local and foreign tax liabilities for periods subsequent to those for which returns have been filed. There is no audit examination, deficiency, or refund litigation pending or, to the knowledge of Bank, threatened, with respect to any taxes that could result in a determination that would have a Material Adverse Effect on it. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles). It has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

       (i) Litigation and Liabilities. Except as set forth in Annex 3.1(i), there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings before any court, governmental agency or otherwise pending or, to the knowledge of management, threatened against it or
(ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including, without limitation, those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which its management is aware that could reasonably be expected to result in any claims against or obligations or liabilities of it, that, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect on it or to hinder or delay, in any material respect, consummation of the transactions contemplated by this Agreement.

       (j) Absence of Regulatory Actions. It is not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities, including, without limitation, the Bank Regulatory Agencies, charged with the supervision or regulation of financial or depository institutions or engaged in the insurance of bank deposits nor has it been advised by any Bank Regulatory Agency that such body is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolution or similar undertaking.

       (k)  Agreements.

            i. Except as set forth in Annex 3.1(k) attached hereto, as of the date of this Agreement it is not a party to, or bound by, any oral or written:

                    (A) "material contract" as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the Securities and Exchange Commission (the "SEC");

                    (B) consulting agreement not terminable on thirty (30) days' or less notice involving the payment of more than $10,000 per annum, in the case of any such agreement;

                    (C) agreement with any officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement;

                    (D) agreement with respect to any officer providing any term of employment or compensation guarantee extending for a period longer than one year or for a payment in excess of $75,000;

                    (E) agreement or plan, including any stock option plan, stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                    (F) agreement containing covenants that limit its ability to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, it may carry on its business (other than as may be required by law or any regulatory agency);

                    (G) agreement, contract or understanding, other than this Agreement, regarding the capital stock of Bank or committing to dispose of some or all of the capital stock or substantially all of the assets of Bank; or

                    (H) collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization.

          ii. It is not in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject, other than such defaults or violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on it.

       (l) Labor Matters. Except as disclosed in Annex 3.1(l), it is not the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving it pending or threatened.

       (m) Employee Benefit Plans. Annex 3.1(m) contains a complete list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other employee incentive and welfare contracts and plans, and all trust agreements related thereto, that it maintains or to which it contributes for any of its present or former directors, officers, or other employees (hereinafter referred to collectively as the "Employee Plans").

          i. All of the Employee Plans comply in all material respects with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws; it has not engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan which is likely to result in any material penalties, taxes or other events under Section 502(i) of ERISA or Section 4975 of the Code which would have a Material Adverse Effect on it.

          ii. No Employee Plan is subject to Title IV of ERISA and there is no "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained by it or any entity which is considered one employer with Bank under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate").

          iii. Neither it nor any ERISA Affiliate has contributed to any "multi-employer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

          iv. Each Employee Plan of it which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Qualified Plan") is covered by a favorable opinion from the Internal Revenue Service ("IRS") covering the requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Retirement Equity Act of 1984 and the Deficit Reduction Act of 1984 and the Tax Reform Act of 1986; it is not aware of any circumstances likely to result in revocation of any such favorable opinion; and each Qualified Plan has complied at all relevant times in all material respects with all applicable requirements of Section 401(a) of the Code.

          v. No Qualified Plan is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code).

          vi. Neither it nor any ERISA Affiliate has committed any act or omission or engaged in any transaction that has caused it to incur, or created a material risk that it may incur, liability for any excise tax under Sections 4971 through 4980B of the Code, other than excise taxes which heretofore have been paid and fully reflected in its financial statements.

          vii. There is no pending or threatened litigation, administrative action or proceeding relating to any Employee Plan other than routine claims for benefits.

                  viii. Except as disclosed in Annex 3.1(m), there has been no announcement or legally binding commitment by it to create an additional Employee Plan, or to amend an Employee Plan except for amendments required by applicable law which do not materially increase the cost of such Employee Plan, and it does not have any obligations for retiree health and life benefits under any Employee Plan except as required to be maintained by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

                  ix. Except a disclosed in Annex 3.1(m), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by Bank to any person which is an "excess parachute payment" (as defined in Section 280G of the Code) under any Employee Plan, increase any benefits payable under any Employee Plan, or accelerate the time of payment or vesting of any such benefit.

                  x. Except as disclosed in Annex 3.1(m), all required annual reports have been filed timely with respect to each Employee Plan, and it has made available to SBI a true and correct copy of (A) reports on the applicable form of the Form 5500 series filed with the IRS for plan years beginning after 1987, (B) such Employee Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such Employee Plan, including amendments thereto, (D) the most recent summary plan description for such Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, and (E) the most recent opinion letter issued by the IRS if such Employee Plan is a Qualified Plan.

         (n) Title to Assets. Except as disclosed in Annex 3.1(n), it has good and marketable title to its properties and assets (other than property as to which it is lessee), except for (i) such items shown in the Bank consolidated financial statements or notes thereto; (ii) liens on real property for current real estate taxes not yet delinquent or (iii) such defects in title which would not, individually or in the aggregate, have a Material Adverse Effect on it. With respect to any property leased by it, there are no defaults by it, or any of the other parties thereto, or any events which, with the giving of notice or lapse of time or both, would become defaults by it or any of the other parties thereto, under any of such leases, except for such defaults or events which would not, individually or in the aggregate, have a Material Adverse Effect on it; and all such leases are in full force and effect and are enforceable against it, as the case may be, and there is no circumstance existing as of the date of this Agreement which causes or would cause such leases to be unenforceable against any of the other parties thereto except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally as well as principles of equity to the extent enforcement by a court of equity is required.

         (o) Compliance with Laws. It has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted and the absence of which could, individually or in the aggregate, have a Material Adverse Effect on it; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened.

         (p) Fees. Except as set forth in Annex 3.1(p) attached hereto, neither it nor any of its respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it in connection with the Agreement or the transactions contemplated hereby.

         (q)      Environmental Matters.

                  i.    Except as disclosed in Annex 3.1(q):

                        (A) It, its Participation Facilities and its Loan Properties (each as defined at subparagraph (ii) below) are, and have been, in material compliance with all Environmental Laws (as defined below), except where non-compliance would, either individually or in the aggregate, not have a Material Adverse Effect on Bank or any of its subsidiaries taken as a whole. There are no Participation Facilities or other real estate owned ("OEO") located in the States of New Jersey, California, Connecticut, Rhode Island, Vermont, Massachusetts, New Hampshire, or Maine.

                        (B) It, its Participation Facilities and its Loan Properties hold all permits, licenses, registrations and other authorizations (the "Environmental Permits") necessary under the Environmental Laws, and all such Environmental Permits are currently in effect. The Environmental Permits for properties owned or leased by it and for its Participation Facilities are listed in Annex 3.1(q)(B), and any thereof that will expire or terminate as a result of the transactions contemplated by this Agreement are so designated. It, its Participation Facilities and its Loan Properties are in material compliance with all the terms and conditions of such Environmental Permits and have not materially violated any of them. Neither it, its Participation Facilities nor its Loan Properties have received any notice of any proposal to amend, revoke, reissue or replace any Environmental Permit, nor have any events occurred (other than a change in applicable law) that could form a reasonable basis for any such action. It, its Participation Facilities, and its Loan Properties have filed timely and complete applications for renewal of any such Environmental Permits that are required prior to the Closing.

                        (C) There is no suit, claim, action, demand, penalty, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum against it or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at or on a site owned, leased or operated by it or any Participation Facility.

                        (D) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or it in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at or on a site owned, leased or operated by any Loan Property, except as to such matters which, either individually or in the aggregate, would not have a Material Adverse Effect on Bank and any of its subsidiaries taken as a whole.

                        (E) There is no reasonable basis for any suit, claim, action, demand, executive or administrative order, directive or proceeding of a type described in Section 3.1(q)(i)(D) or (C).

                        (F) The properties currently or formerly owned or operated (including, without limitation, in a fiduciary capacity) by it (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) do not contain any Hazardous Material other than as permitted under applicable Environmental Law (provided, however, that with respect to properties formerly owned or operated by it, such representation is limited to the period it owned or operated such properties).

                        (G) It has not received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law.

                        (H) There are no underground storage tanks on, in or under, and during the period of its ownership and operation no underground storage tanks have been closed or removed from, any properties or Participation Facility which are or have been in its ownership.

                        (I) During the period of (l) its ownership or operation (including without limitation in a fiduciary capacity) of any of its respective current properties, (m) its participation in the management of any Participation Facility, or (n) its holding of a security interest in a Loan Property, there has been no release of Hazardous Material or oil in, on, under or affecting such properties, except as permitted under applicable Environmental

Law. Prior to the period of (x) its ownership or operation of any of its respective current properties, (y) its participation in the management of any Participation Facility, or (z) its holding of a security interest in a Loan Property, there was no release of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except as permitted under applicable Environmental Law.

                        (J) There has not been and is not any Environmental Condition (as hereinafter defined) at or relating to any property at which wastes have been deposited or disposed by or at the behest or direction of it, its Participation Facilities or its Loan Properties, nor has it, its Participation Facilities or its Loan Properties received written notice of any such Environmental Condition. For purposes of this Agreement the term "Environmental Condition" means any condition or circumstance, that (i) requires abatement or remediation under any Environmental Law currently in effect, (ii) gives rise to any civil or criminal liability under any Environmental Law currently in effect, or (iii) constitutes a public or private nuisance based on the presence of Hazardous Materials, under laws applicable on the date of Closing.

                        (K) There are no environmental liens on any properties owned or leased by it or on its Loan Properties ("Properties") and no government actions which could subject the Properties to such liens have been taken, are pending, or threatened.

                        (L) No notice or restriction relating to the presence of Hazardous Materials is required to be placed in the deed to any property subject to this Agreement and no property subject to this Agreement has such a notice or restriction in its deed.

                        (M) The only Loan Properties or Participation Facilities in which it participates in management are those described in Annex 3.1(q) hereto.

                 ii.    The following definitions apply for purposes of this
Section 3.1(q): (a) "Loan Property" means any property in which it holds a security interest, as to which property all representations in this Section 3.1(q) are given to the best knowledge, without inquiry, and where required by the context, include the owner or operator of such property, but only with respect to such property; (b) "Participation Facility" means any facility in which it participates in the management (including all property on which it conducts operations of its business, or which is held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (c) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (A) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect; "Environmental Law" includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal Act and the federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, the Federal Hazardous Materials Transportation Act, or any so-called "Superfund" or "Superlien" law enacted by any state having jurisdiction over any Loan Property or Participation Facility, each as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; and (d) "Hazardous Material" means any substance which is detrimental to human health or safety or to the environment, currently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyls, any of which is regulated by, or subject to regulation under, any Environmental Law.

       (r) Allowance. The allowance for loan and lease losses shown on Bank's consolidated statement of financial condition as of December 31, 1995 was, and the allowance for loan and lease losses shown on Bank's consolidated statement of financial condition for periods ending after the date of this Agreement and before the Closing Date will be, in the opinion of management of Bank, adequate, as of the date thereof, under generally accepted accounting principles applicable to commercial banks and all other applicable regulatory requirements for all losses reasonably anticipated in the ordinary course of business as of the date thereof based on information available as of such date. It has disclosed to SBI in writing prior to the date hereof the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of it that it has classified internally as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" or words of similar import, and it shall promptly after the end of each quarter after the date hereof and on the Effective Date inform SBI of the amount of each such classification. The OEO and in-substance foreclosures included in any of its non-performing assets are carried net of reserves at the lower of cost or market value based on current independent appraisals or current management appraisals.

       (s) Anti-takeover Provisions Applicable. The provisions of Chapter 25 of the PBCL relating to protection of shareholders do not apply to Bank, this Agreement, the Merger and the transactions contemplated hereby.

       (t) Material Interests of Certain Persons. Except as noted in Annex 3.1(t), none of its respective officers or directors, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to its business.

       (u) Insurance. It is presently insured, and has been insured, in the amounts, with the companies and since the periods set forth in Annex 3.1(u).
All of the insurance policies and bonds maintained by it are in full force and effect, it is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the judgment of its management, such insurance coverage is adequate.

       (v) Dividends. The only dividends or other distributions which it has made on its capital stock since January 1, 1994 are set forth in Annex 3.1(v).

       (w) Books and Records. Its books and records have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

       (x) Board Action. Its board of directors (at a meeting duly called and held) has been duly convened and by the requisite vote of all directors (a) determined that the Merger is advisable and in the best interests of it and its shareholders, (b) approved this Agreement and the transactions contemplated hereby and thereby and (c) directed that the Agreement be submitted for consideration by its shareholders at the Bank Meeting (as hereafter defined).

       (y) Fairness Opinions. Its board of directors has received a written opinion, a copy of which has been furnished to SBI, to the effect that the consideration to be received by its shareholders pursuant to this Agreement, as of December 2, 1996, is fair to such holders from a financial point of view.

       (z)     INTENTIONALLY OMITTED.

       (aa) Fidelity Bonds. Since at least January 1, 1994, Bank has continuously maintained fidelity bonds insuring it against acts of dishonesty by its employees in such amounts as is customary for a bank of its size. Since January 1, 1994, the aggregate amount of all potential claims under such bonds has not exceeded $10,000 and Bank is not aware of any facts which would reasonably form the basis of a claim under such bonds. It has no reason to believe that its fidelity coverage will not be renewed by its carrier on substantially the same terms as its existing coverage.

       (bb) Condition of Tangible Assets. Except as set forth in Annex 3.1(bb), in all material respects: (i) all buildings, structures and improvements on the real property owned or leased by it are in good condition, ordinary wear and tear excepted, and are free from structural defects, and (ii) the equipment, including heating, air conditioning and ventilation equipment owned by it, is in good operating condition, ordinary wear and tear excepted. The operation and use of the property in the business conform in all material respects to all applicable laws, ordinances, regulations, permits, licenses and certificates.

       (cc) Loans by Bank. Since January 1, 1993, and except as shown on Annex 3.1(cc), in the aggregate, the loans by Bank have been lawfully made, constitute valid debts of the obligors, have been incurred in the ordinary course of business (other than in connection with loans to subsidiaries), are subject to the terms of payment as shall have been agreed upon between Bank and each customer and Bank does not know of any applicable setoff or counterclaim which in the aggregate would have a Material Adverse Effect on it. A list of all loans thirty (30) days past due, as of November 30, 1996, has been delivered to SBI. No part of the amount collectible under any loan is contingent upon performance by Bank of any obligation and no agreement for participation, in which Bank has relinquished or agreed to share control with a participation in management of the facility, or agreement providing for deductions or discounts have been made with respect to any part of such debts, except as expressly disclosed in Annex 3.1(cc). Except as disclosed in Annex 3.1(cc), Bank does not know of any pending, threatened or expected actions in connection with any material loans or commitments presently or previously made by Bank relating to claims based on theories of "lenders' liability" or any other basis.

       (dd) Regulatory Compliance - Banking Department. Bank is in compliance in all material respects with the applicable rules and regulations of the Banking Department, except as noted in Annex 3.1(dd) and except where the failure to comply would not have a Material Adverse Effect on Bank.

       (ee) Regulatory Compliance - FDIC. Except as noted on Annex 3.1(ee) hereto and except where the failure to comply would not have a Material Adverse Effect on it, it is in compliance in all material respects with the rules and regulations of the FDIC to the extent such rules and regulations are deemed applicable by regulatory determination.

       (ff) Capital Compliance. As of December 31, 1995, Bank was in compliance with the minimum capital requirements applicable to a Pennsylvania chartered commercial bank, including as to leverage ratio requirements, tangible capital requirements and risk based capital requirements.

       (gg)    INTENTIONALLY OMITTED.

       (hh) Investments. Except as may be noted on Annex 3.1(hh) hereto, Bank does not, either directly or through a subsidiary, hold any corporate debt security not of investment grade, as defined in Section 222 of the Financial Institution Reform, Recovery and Enforcement Act of 1989 ("FIRREA"); provided, further, Bank is in compliance with applicable divestiture requirements established by the FDIC as to any such investments noted as exceptions on Annex 3.1(hh).

       (ii)    INTENTIONALLY OMITTED.

       (jj) Default. It has not been advised by appropriate regulatory authorities that it is in "default" or "in danger of default" (as those terms are defined in FIRREA Sections 204(x)(1) and (2)).

       (kk)    INTENTIONALLY OMITTED.

       (ll)    INTENTIONALLY OMITTED.

       (mm) Assessments Fully Paid. All payments, fees and charges assessed by appropriate state and federal agencies against Bank, and due on or prior to the date of this Agreement, have been paid in full. Bank's assessment category with the FDIC is 1A.

       (nn) Annual Reports and Financial Statements. Bank has delivered to SBI (i) Bank's Annual Report for Bank's fiscal year ended December 31, 1995, containing consolidated balance sheets of Bank at December 31, 1995 and December 31, 1994 and consolidated statements of earnings, changes in shareholders' equity and cash flows of Bank for the three years ended December 31, 1995, 1994 and 1993 and such financial statements have been certified by independent public accountants, and (ii) Bank's Quarterly Reports for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 containing unaudited consolidated balance sheets of Bank as at such dates and unaudited consolidated statements of earnings and cash flows of Bank for the three, six and nine-month periods reflected therein. All such reports (collectively, the "Bank Reports") (i) comply in all material respects with the requirements of the rules and regulations of the Board, (ii) do not contain any untrue statement of a material fact and (iii) do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No documents to be filed by Bank with the Board or any regulatory agency in connection with this Agreement, or the transactions contemplated hereby will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents which Bank is responsible for filing with the Board or any regulatory agency in connection with the Merger will comply as to form in all material respects with the requirements of applicable law.

       (oo) Proxy Statement/Prospectus, Etc. Except for information relating to SBI and its subsidiaries and pro forma financial information reflecting the combined operations of SBI and Bank, neither (i) the Proxy Statement/Prospectus (as defined hereinafter at Section 4.2) or any amendment or supplement thereto, at the time it is filed with the SEC, at the time the Registration Statement (as defined hereinafter at Section 4.2) is declared effective, at the time the Proxy Statement/Prospectus is mailed to the shareholders of Bank or at the date of the Bank Shareholders' Meeting to consider this Agreement nor (ii) any other documents to be filed by Bank with the FDIC or any regulatory agency in connection with this Agreement, or the transactions contemplated hereby will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

       SECTION 3.2  Representations and Warranties of SBI and its Material
                    ------------------------------------------------------
Subsidiaries.  SBI represents and warrants to Bank (and the word "it" in this
------------
Article III refers to SBI and each of its Material Subsidiaries, as that term is defined at Section 3.2(d) hereof), that, except as specifically disclosed in the Annex of disclosure schedules included herewith, to the best of its knowledge:

       (a) Corporate Organization and Qualification. SBI is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by SBI requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Material Adverse Effect on SBI. It has the requisite corporate and other power and authority (including all federal, state, local and foreign governmental authorizations) to carry on its business as now conducted and to own its properties and assets. SBI owns, or will own at Closing, directly or indirectly, all of the outstanding shares of capital stock of Interim Bank and SBI East. SBI has made available to Bank complete and correct copies of the articles of incorporation and bylaws of SBI and will make available to Bank complete and correct copies of the articles of incorporation and bylaws of Interim Bank and the charter and bylaws of SBI East; such articles and bylaws of SBI are in full force and effect as of the date hereof.

       (b) Corporate Authority. Subject only to approval of this Agreement by the holders of two-thirds of the votes cast by all holders of SBI Common Stock (without any minority, class or series voting requirement), if deemed applicable by the management of SBI, and, subject to the regulatory approvals specified in Section 5.1(b) hereof, SBI has the requisite corporate power and authority, and legal right, and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions applicable to SBI contemplated hereby. This Agreement has been duly and validly executed and delivered by SBI and constitutes the valid and binding obligations of SBI, enforceable against SBI in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditors' rights or the application by a court of equitable principles.

       (c) Capitalization. In furtherance of the provisions of Section 1571(b) of the PBCL, SBI Common Stock is held of record by more than 2,000 shareholders. The authorized capital stock of SBI consists as of the date of this Agreement of 32,000,000 shares of SBI Common Stock, of which approximately 13,181,020 shares are issued and outstanding (an additional 20,303 shares are held as treasury stock) and 5,000,000 shares of Preferred Stock, no par value per share, of which none are outstanding. Sufficient shares of authorized, but unissued, shares of SBI Common Stock to effect the transactions herein contemplated will be reserved by SBI for such purpose. Except as disclosed in SBI's Proxy Statement for its 1996 Annual Meetings, there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of SBI.

       (d) Bank Subsidiaries. SBI owns, directly, all of the issued and outstanding shares of capital stock of Farmers First Bank, a bank and trust company organized under the laws of the Commonwealth of Pennsylvania; Farmers & Merchants Bank and Trust, a bank organized under the laws of the State of Maryland; Citizens National Bank of Southern Pennsylvania, a national banking association with headquarters in Greencastle, Pennsylvania; First National Trust Bank, a national banking association with headquarters in Sunbury, Pennsylvania; and Williamsport National Bank, a national banking association with headquarters in Williamsport, Pennsylvania (collectively the "Bank Subsidiaries"). All of the issued and outstanding capital stock of the Bank Subsidiaries is duly and validly authorized and issued, fully paid and nonassessable (other than as provided at 12 U.S.C.A. (S) 55 with respect to national banks) and is owned by SBI free and clear of any liens, security interests, encumbrances, restrictions on transfer or other rights of any third person with respect thereto. SBI owns, directly or indirectly, all of the issued and outstanding shares of capital stock of Atlantic Federal Savings Bank, Fairfax Savings, F.S.B. and Reisterstown Federal Savings Bank, each a federal savings bank operating in Maryland (collectively, the "Savings Bank Subsidiaries"). All of the issued and outstanding capital stock of the Savings Bank Subsidiaries is duly and validly authorized and issued, free and clear of any liens, security interests, encumbrances, restrictions on transfer or other rights of any third person with respect thereto other than rights of account holders to liquidation accounts maintained by the Savings Bank Subsidiaries in accordance with the rules of the Office of Thrift Supervision ("OTS"). The Bank Subsidiaries, the Savings Bank Subsidiaries, SBI East and Susquehanna Bancshares South, Inc. are all of the subsidiaries which are material to SBI and its subsidiaries, taken as a whole, and are the "Material Subsidiaries." All of the issued and outstanding shares of capital stock of SBI East and Susquehanna Bancshares South, Inc. are duly and validly authorized and issued, and are owned directly by SBI free and clear of any liens, security interests, encumbrances, restrictions on transfer or other rights of any third party with respect thereto. There are no options, calls, warrants, conversion privileges or other agreements obligating any Material Subsidiary at present or upon the occurrence of any event to issue or sell any shares of its capital stock. Each of Farmers First Bank and Farmers & Merchants Bank and Trust is a bank and trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and the State of Maryland, respectively, and is duly authorized to engage in the banking and trust business as an insured bank under the Federal Deposit Insurance Act, as amended. Each of Citizens National Bank of Southern Pennsylvania, First National Trust Bank, and Williamsport National Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States and is duly authorized to engage in the banking and trust business as an insured bank under the Federal Deposit Insurance Act, as amended. Each of Atlantic Federal Savings Bank, Fairfax Savings, F.S.B. and Reisterstown Federal Savings Bank is a federal savings and loan association, duly organized, validly existing and in good standing under the laws of the United States and is duly authorized to engage in the savings and loan business under the Federal Deposit Insurance Act, as amended. Each Material Subsidiary has corporate power and legal authority and governmental authorizations which are material to its respective operations and to transact the respective businesses in which it is presently engaged.

       (e) No Violations. The execution, delivery and performance of this Agreement by SBI and Interim Bank does not, and the consummation of the transactions contemplated hereby by SBI and Interim Bank will not, constitute
(i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument to which SBI or Interim Bank (or any of SBI's respective properties or assets) is subject, which breach, violation or default would have a Material Adverse Effect on SBI on a consolidated basis, or enable any person to enjoin the Merger, (ii) a breach or violation of, or a default under, SBI's or Interim Bank's certificate or articles of incorporation or bylaws or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of SBI's properties or assets under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which it is a party, or to which any of SBI's properties or assets may be bound or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on SBI, on a consolidated basis; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers of governmental authorities referred to in Section 5.1(b), (ii) the approval of shareholders referred to in Section 3.2(b), (iii) the approval of SBI as the sole shareholder of Interim Bank; and
(iv) any such approval, consent or waiver that already has been obtained and
(iv) any other approvals, consents or waivers the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on SBI, on a consolidated basis, or enable any person to enjoin the Merger.

       (f) Required Consents. SBI has no reason to believe that it will be unable to obtain consents and approvals, including without limitation all such consents and approvals of governmental authorities and its shareholders, necessary to consummate the transactions contemplated by this Agreement by 30 June, 1997 or that any such consents or approvals would contain any condition or requirement that would result in a Material Adverse Effect on SBI.

       (g) Board and Shareholder Action. SBI's board of directors (at a meeting duly called and held) has been duly convened and by the requisite vote of all directors (a) determined that the Merger is advisable and in the best interests of it and its shareholders, and (b) approved this Agreement and the transactions contemplated hereby.

       (h)     Interim Bank.

               i. Interim Bank is a commercial bank in organization under the laws of the Commonwealth of Pennsylvania. At Closing, all of the outstanding shares of capital stock of Interim Bank will be validly issued, fully paid and nonassessable and owned directly by SBI free and clear of any lien, charge or other encumbrance. Interim Bank possesses no assets nor is subject to any liabilities and will not acquire assets or incur liabilities prior to the Effective Time. Interim Bank will not engage in any activities other than in connection with the consummation of the Merger or as expressly contemplated by this Agreement.

               ii. All of the authorized capital stock of Interim Bank will consist solely of 100 shares of common stock, $.01 par value per share.

               iii. SBI will, as the sole shareholder of Interim Bank, vote to approve this Agreement and the Merger.

        (i) SBI Reports. SBI has furnished to Bank true and complete copies of (i) all of its annual reports on Form 10-K filed with the SEC since January 1, 1994 and its annual reports to shareholders for each of the three years ended December 31, 1995, 1994 and 1993, respectively; (ii) all of its quarterly reports on Form 10-Q and current reports, if any, on Form 8-K filed with the SEC since January 1, 1996;
(iii) each final registration statement, prospectus or offering circular which SBI has used in connection with the sale of securities since January 1, 1994; and (iv) each definitive proxy statement distributed by SBI to its shareholders since January 1, 1994. All such reports (i) comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, (ii) do not contain any untrue statement of a material fact and
(iii) do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


       (j) SBI Benefit Plans. SBI has furnished to Bank true, correct and complete copies of all of SBI's bonus, deferred compensation, pension, profit-sharing, retirement, medical, group life, disability income, stock purchase, stock option, other "employee benefit plans" (as that term is used within the meaning of Section 3(3) of ERISA) or any other fringe benefit plan, agreement, arrangement or practice, all amendments thereto and all summary plan descriptions thereof, or, in the alternative, SBI has provided materials generally descriptive of the foregoing, and in such case, SBI will provide such specific additional information as may reasonably be requested. The foregoing are collectively referred to as the "SBI Benefit Plans."

       (k) Financial Reports. Each of SBI and its subsidiaries has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 1994 with (A) the Board, (B) the FDIC, (C) the Office of the Comptroller of the Currency (the "OCC"), (D) the SEC, (E) the OTS, (F) the Banking Department, or (G) the Maryland Banking Commissioner (the regulatory agencies listed at (A) through (G) are, collectively, the "SBI Regulatory Agencies") and all other material reports and statements required to be filed by it since January 1, 1994, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States or any regulatory agency and has paid all fees and assessments due and payable in connection therewith, and no such report, registration or statement contains any material misstatement or omission or is otherwise in material noncompliance with any law, regulation or requirement.

       (l) SBI's Balance Sheets. SBI's consolidated balance sheets as of December 31, 1995 and September 30, 1996 previously provided to Bank and each consolidated balance sheet provided after the date hereof to Bank (including in each case any related notes and schedules) fairly presents or will fairly present SBI and its subsidiaries' financial position as of the dates thereof and each of the consolidated statements of income and shareholders' equity and of cash flows provided therewith (including in each case any related notes and schedules), fairly presents or will fairly present the results of operations, shareholders' equity and cash flows, as the case may be, of SBI and its subsidiaries for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved.

       (m) Absence of Certain Changes or Events. Since September 30, 1996, neither SBI nor any of its Material Subsidiaries has incurred any material liability, except in the ordinary course of its business consistent with past practice, nor has there been any change in the financial condition, properties, assets, business, results of operation or prospects of SBI or any of its subsidiaries which, individually or in the aggregate, has had, or might reasonably be expected to result in, a Material Adverse Effect on SBI and its subsidiaries, taken as a whole.

       (n) Fees. Neither SBI nor any of its officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it in connection with the Agreement or the transactions contemplated hereby.

       (o) Registration Statement, Etc. Except for information relating to Bank, neither (i) the Registration Statement, the Proxy Statement/Prospectus or any amendment or supplement thereto, or any other registration statement filed with the SEC during the term of this Agreement, at the time it is filed with the SEC, at the time it is declared effective, at the time the Proxy Statement/Prospectus is mailed to the shareholders of Bank or at the date of the Bank Shareholders' Meeting to consider the approval of this Agreement nor (ii) any other documents to be filed by SBI with the SEC or any regulatory agency in connection with this Agreement or the transactions contemplated thereby will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents which SBI is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the requirements of applicable law.

       (p) Compliance with Laws. It has the permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental authorities, including regulatory agencies that are required in order to permit it to carry on its business as it is presently conducted and the absence of which would, individually or in the aggregate, have a Material Adverse Effect on SBI, on a consolidated basis; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened.

       (q) Absence of Regulatory Actions. It is not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities, including, without limitation, any of the SBI Regulatory Agencies, charged with the supervision or regulation of banks or bank holding companies or savings and loan holding companies or engaged in the insurance of bank and/or savings and loan deposits nor has it been advised by any SBI Regulatory Agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

       (r) Litigation and Liabilities. Except as set forth in Annex 3.2(r), there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings before any court, governmental agency or otherwise pending or, to the knowledge of management, threatened against it or
(ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including, without limitation, those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which its management is aware that could reasonably be expected to result in any claims against or obligations or liabilities of it, that, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect on SBI, on a consolidated basis, or to hinder or delay, in any material respect, consummation of the transactions contemplated by this Agreement.

       (s) Environmental Matters. SBI is unaware of any activity or conditions on or in any property owned, occupied, leased, or held as security by SBI or a Material Subsidiary which would subject SBI or any Material Subsidiary to damages, penalties, injunctive relief or cleanup costs under any Environmental Law.

       (t) Taxes. SBI's federal income tax returns have been examined and closed or otherwise closed by operation of law through December 31, 1992. All federal, state, local and foreign tax returns required to be filed by it or on its behalf have been timely filed or requests for extensions have been timely filed and any such extensions shall have been granted and not have expired, and, to the knowledge of management, all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, and all taxes required to be shown on returns for which extensions have been granted, have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles) other than those taxes which are being contested in appropriate forums in proceedings which are being diligently pursued. Adequate provision has been made on its balance sheet (in accordance with generally accepted accounting principles consistently applied) for all federal, state, local and foreign tax liabilities for periods subsequent to those for which returns have been filed. There is no audit examination, deficiency, or refund litigation pending or, to its knowledge, threatened with respect to any taxes that could result in a determination that would have a Material Adverse Effect on SBI and its subsidiaries, taken as a whole. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles). It has not executed an extension or waiver of any statute of limitations or the assessment or collection of any tax due that is currently in effect.

       (u) Agreements. It is not in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject, other than such defaults or violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on SBI.

       (v) Regulatory Compliance--State Banking Departments. SBI and its state-chartered bank subsidiaries are in compliance in all material respects with the applicable rules and regulations of the Banking Department, in the case of Farmers First Bank, and the Maryland Banking Commission, in the case of Farmers & Merchants Bank and Trust, the Material Subsidiaries which are national banks are in compliance in all material respects with applicable rules and regulations of the Office of the Comptroller of the Currency and the Material Subsidiaries which are federally chartered thrifts are in compliance in all material respects with applicable rules and regulations of the OTS, except where the failure to comply would not have a Material Adverse Effect on SBI and its subsidiaries, taken as a whole.

       (w) Capital Compliance. As of December 31, 1996, SBI and its Material Subsidiaries were in compliance with the minimum capital requirements applicable to them under state and federal laws, including as to leverage ratio requirements, tangible capital requirements and risk-based capital requirements.

       (x) Assessments Fully Paid. All payments, fees and charges assessed by appropriate state and federal agencies against SBI and its Material Subsidiaries, and due on or prior to the date of this Agreement, have been paid in full.

       (y) Regulatory Compliance--FDIC. Except where the failure to comply would not have a Material Adverse Effect on SBI and its subsidiaries, taken as a whole, SBI and its Material Subsidiaries are in compliance in all material respects with the rules and regulations of the FDIC to the extent such rules and regulations are deemed applicable by regulatory determination.



                                   ARTICLE IV
                                   COVENANTS

       SECTION 4.1  Acquisition Proposals.  Bank agrees that it and its officers
                    ---------------------
and directors shall not, and that it shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, consolidation or similar transaction involving, or any purchase, sale or other disposition of all or any significant portion of the assets or any equity securities of, Bank (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, except to the extent legally required for the discharge by its board of directors of its fiduciary duties as determined upon consultation with counsel, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Bank agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Bank agrees that it will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken by each of them in this Section 4.1. Bank agrees that it will notify SBI immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations, or discussions are sought to be initiated or continued with, it.

       SECTION 4.2  Securities Registration and Disclosure.  Bank shall
                    --------------------------------------
cooperate with SBI in the preparation, in accordance with the requirements of the proxy rules under the Exchange Act and the rules and regulations of the Board, of the Proxy Statement/Prospectus and the filing thereof as part of the Registration Statement. Following the date hereof, SBI will prepare and file with the SEC under the Securities Act a registration statement for the registration of the shares of SBI Common Stock to be issued pursuant hereto (the "Registration Statement"), and Bank will file with the Board the preliminary form of the Proxy Statement/Prospectus included in the Registration Statement, and each party shall be responsible for providing all information concerning itself and its subsidiaries required to be included therein. SBI shall take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of shares of SBI Common Stock pursuant to this Agreement and Bank shall furnish SBI all information concerning Bank and its shareholders as SBI may reasonably request in connection with any such action. Bank on a timely basis shall request Janney Montgomery Scott, Inc. for an update to its opinion to the effect that the Merger consideration is fair to Bank's shareholders from a financial point of view (dated as of a date no later than the date the Proxy Statement/Prospectus is mailed to the Bank Shareholders) and SBI shall cooperate with Bank in such process.

       At least five (5) business days prior to its filing with the SEC, SBI shall provide a copy of the Registration Statement to Bank and its counsel for review. Each party will promptly provide the other with copies of all correspondence, comment letters, notices or other communications to or from the SEC or the Board relating to the Registration Statement, the Proxy Statement/Prospectus or any amendment or supplement thereto, and SBI will advise Bank promptly after it receives notice thereof, of the effectiveness of the Registration Statement, of the issuance of any stop order with respect to the effectiveness thereof, of the suspension of the qualification of the SBI Common Stock issuable in connection herewith for offering or sale in any jurisdiction, or the initiation or threat of any proceeding for any such purpose.

       Bank will take appropriate action to call the Bank Shareholders' Meeting, to be held not more than forty-five (45) days following the effective date of the Registration Statement (which meeting may be the Annual Meeting of Shareholders of Bank), to consider approval of this Agreement and, except to the extent legally required for the discharge by Bank's board of directors of its fiduciary duties and subject to receipt of an updated fairness opinion from its financial advisor dated on or immediately prior to the date of the Proxy Statement, will use its best efforts to secure such approval. In connection with the Bank Shareholders' Meeting, Bank will duly solicit, in compliance with the proxy rules of the FDIC, the vote of its shareholders by mailing or delivering to each such shareholder, as soon as practicable after the effectiveness of the Registration Statement, the Proxy Statement/Prospectus, and as soon as practicable thereafter, any amendments or supplements thereto as may be necessary to assure that at the date of the Bank Shareholders' Meeting the Proxy Statement/Prospectus shall conform to the requirements of Sections 3.1(oo) and 3.2(o) hereof.

       Bank will furnish to SBI a list of all persons known to Bank who at the date of the Bank Shareholders' Meeting may be deemed to be "affiliates" of Bank within the meaning of Rule 145 under the Securities Act. Bank will use its best efforts to cause each such person identified in its list to deliver at or prior to the Closing a written agreement providing that such person will not sell, pledge, transfer or otherwise dispose of the shares of SBI Common Stock to be received by such person hereunder except (i) in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder and
(ii) after such time as financial results covering at least thirty (30) days of post-merger combined operations have been published within the meaning of
Section 201.01 of the SEC's Codification of Financial Reporting Policies.

       SECTION 4.3  Employees.
                    ---------

       (a) SBI and any of its affiliates shall have the right (but not the obligation) to employ, as officers and employees of SBI, the Surviving Bank, Bank or other affiliates of SBI immediately following the Effective Time, any persons who are officers and employees of Bank immediately before the Effective Time. Notwithstanding the foregoing, SBI will enter into an employment agreement with Robert Whalen in the form attached as Schedule 4.3 hereto. It shall be a condition to employment by SBI or any of its affiliates that any former officer or employee of Bank agrees to cancel any existing employment contract, agreement or understanding between him or herself and Bank, including without limitation all benefits related to severance arrangements upon a change of control or otherwise, prior to accepting such new employment and without accepting any of the severance benefits or other benefits or payments associated with such contract, agreement or understanding.

       (b) Each person employed by Bank prior to the Effective Time who remains an employee of the Surviving Bank, Bank or other SBI subsidiary following the Effective Time (each a "Continued Employee") shall be entitled, as an employee of SBI or an SBI subsidiary, to participate in whatever employee benefit plans, as defined in Section 3(3) of ERISA, or whatever stock option, bonus or incentive plans or other fringe benefit programs that may be in effect generally for employees of SBI or SBI's subsidiaries from time to time ("SBI's Plans"), if such Continued Employee shall be eligible or selected for participation therein and otherwise shall not be participating in a similar plan which continues to be maintained by the Surviving Bank or Bank for such employee. All such participation shall be subject to such terms of such plans as may be in effect from time to time provided, further that Continued Employees will be eligible to participate in SBI's plans on the same basis as similarly situated employees of SBI or SBI's subsidiaries. Such Continued Employees will receive credit for past service with Bank for purposes of eligibility and vesting, but not benefit accrual, under SBI's Plans. In addition, the split-dollar policies for Robert Whalen and Phillip Walter shall be continued by SBI or an SBI subsidiary, pursuant to which contributions will be continued until age sixty-five (65) for Mr. Whalen, and to age seventy (70) for Mr. Walter, unless their employment is terminated prior thereto due to death, cause (as defined in employment agreements referred to above) or their voluntary quit.

       (c) Bank shall take all timely and necessary action to cease participation or accrual of benefits, effective as of the Effective Time, by each person employed by Bank prior to the Effective Time in each Employee Plan (as defined in Section 3.1(m)), including timely notice to all participants under Section 204(h) of ERISA, if applicable, and to terminate each Employee Plan, other than an Employee Plan containing a cash or deferred arrangement qualified under Section 401(k) of the Code ("Employee 401(k) Plan") and other than those specified in Annex 4.3(c), effective as of the Effective Time; provided that SBI may, in its sole discretion, give notice to Bank not less than twenty (20) days (sixty-one (61) days in the case of any employment contract or other employee plan which by its terms requires thirty (30) or more days' advance notice of termination) prior to the Effective Time, that any Employee Plan shall not be terminated and/or participation or accrual of benefits thereunder shall not cease pursuant to this Section 4.3(c). At the sole discretion of SBI, any Employee 401(k) Plan shall be merged with any similar such plan maintained and designated by SBI, effective at or after the Effective Time, as elected by SBI, and Bank shall take any and all timely and necessary action to effect such merger.

       SECTION 4.4  Access and Information.
                    ----------------------

       (a) Upon reasonable notice, and subject to applicable laws relating to the exchange of information, Bank shall afford to SBI and its representatives (including, without limitation, directors, officers and employees of SBI and its affiliates, and counsel, accountants and other professionals retained) such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and such other information as SBI may reasonably request (other than reports or documentation which are not permitted to be disclosed under applicable law); provided, however, that no investigation pursuant to this Section 4.4 shall affect or be deemed to modify any representation or warranty made herein. SBI will not, and will cause its representatives not to, use any information obtained pursuant to this Section 4.4 or Section 3.1 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and in no event will SBI directly or indirectly use such information for any competitive or commercial purpose. Subject to the requirements of law, SBI will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 4.4 and Section 3.1 unless such information (i) was already known to SBI or an affiliate of SBI, (ii) becomes available to SBI or an affiliate of SBI from other sources not known by such person to be bound by a confidentiality agreement, (iii) is disclosed with the prior written approval of Bank (iv) is or becomes readily ascertainable from published information or trade sources or (v) was already publicly available. Without in any way limiting the foregoing, Bank shall provide to SBI within forty-five (45) days of the end of each calendar quarter consolidated financial statements (including a balance sheet and income statement) as of the end of, and for, such period that are in conformance with generally accepted accounting principles and the representation set forth in
Section 3.1(f). In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise not be consummated, each party shall, if so requested, promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto (or an affiliate of any party hereto) to be returned to the party which furnished the same. This Section 4.4 supersedes and terminates any agreement between the parties relating to the confidentiality of information which may have been exchanged (the "Confidentiality Agreement").

       (b) During the period from the date of this Agreement to the Effective Date, SBI shall provide to Bank the following documents and information:

              i. As soon as reasonably available, but in no event more than forty-five (45) days after the end of each fiscal quarter of SBI ending after the date of this Agreement, SBI will deliver to Bank its quarterly report on Form 10-Q as filed with the SEC.

              ii. As soon as reasonably available, but in no event more than ninety (90) days after the end of each fiscal year of SBI ending after the date of this Agreement, SBI will deliver to Bank its annual report on Form 10-K as filed with the SEC.

              iii. SBI will deliver to Bank, contemporaneously with its being filed with the SEC, a copy of each current report on Form 8-K filed by SBI after the date of this Agreement.

              iv. At least five (5) business days prior to submission, SBI will furnish to Bank the portions which describe the transactions (including any financial information or pro forma financial information of, or including, Bank) contemplated herein of (A) registration statements, prospectuses or offering circulars used by SBI in connection with the sale of securities after the date of this Agreement, (B) proxy statements distributed by SBI to its shareholders after the date of this Agreement, and (C) all other publicly-available reports, statements or other documents which are either distributed to shareholders or filed by SBI or any of its subsidiaries with the SEC. Any comments timely received by SBI from Bank in connection with the foregoing will be reviewed and considered in good faith, but SBI shall not be bound to comply with the recommendations set forth in such comments. SBI also shall furnish Bank with copies of the foregoing in the form filed with the SEC or otherwise distributed to shareholders.

              v. SBI will promptly notify Bank of any material changes to the SBI Benefit Plans.

       SECTION 4.5  Certain Filings, Consents and Arrangements.  SBI shall use
                    ------------------------------------------
all reasonable efforts to obtain all necessary approvals required to carry out the transactions contemplated by this Agreement and to consummate the Merger. Bank shall cooperate with SBI in connection therewith, including without limitation furnishing all information concerning Bank as may be reasonably requested by SBI in connection with any such action. SBI shall use all reasonable efforts to provide, five (5) days prior to submission, Bank with copies of all material applications, notices, petitions or other filings or submissions prepared by SBI in connection with consummation of the Merger. Any comments timely received by SBI from Bank in connection with the foregoing will be reviewed and considered in good faith, but SBI shall not be bound to comply with the recommendations set forth in such comments. SBI will consult with Bank with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental authorities necessary or advisable to consummate the transactions contemplated by this Agreement and SBI will keep Bank apprised of the status of matters relating to completion of the transactions contemplated hereby. SBI shall promptly furnish Bank with copies of applications to any governmental authority in respect of the transactions contemplated hereby.

       SECTION 4.6  Takeover Statutes.  No "fair price," "moratorium," or other
                    -----------------
form of anti-takeover statute or regulation or any similar provision of Bank's articles of incorporation are applicable to the transactions contemplated by this Agreement and, if any such statute, regulation or provisions shall become applicable to the transactions contemplated by this Agreement, Bank and the members of its board of directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such statute or regulation or provision on the transactions contemplated hereby and thereby.

       SECTION 4.7   Additional Agreements.  Subject to the terms and conditions
                     ---------------------
herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental authorities, or other entities, effecting all necessary registrations, applications and filings and obtaining any required contractual consents and regulatory approvals.

       SECTION 4.8   Publicity.  INTENTIONALLY OMITTED.
                     ---------

       SECTION 4.9   Meeting.  INTENTIONALLY OMITTED.
                     -------

       SECTION 4.10  Notification of Certain Matters.  Each party shall give
                     -------------------------------
prompt notice to the others of: (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses, results of operations or prospects of it to which it is a party or is subject; and (b) any material adverse change in its financial condition, properties, business, or results of operations taken as a whole or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such change. Each party shall give prompt notice to the other parties of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

       SECTION 4.11  Insurance.  Bank shall use its best efforts to retain no
                     ---------
less than the level of insurance coverage presently held by it as of the date hereof.

       SECTION 4.12  Dividends.  Bank shall not declare, pay or set aside any
                     ---------
dividend or other distribution in respect of its capital stock.


                                   ARTICLE V
                           CONDITIONS TO CONSUMMATION

       SECTION 5.1   Conditions to Closing.  The respective obligations of the
                     ---------------------
parties to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

       (a) The Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of Bank and SBI (if applicable) in accordance with applicable law.

       (b) All of the required approvals, consents or waivers of governmental authorities with respect to this Agreement (including the Merger) and the transactions contemplated hereby including, without limitation, the approvals, notices to, consents or waivers of (i) the Board, and (ii) the Banking Department (together with the Bank Regulatory Agencies and the SBI Regulatory Agencies, the "Regulatory Agencies") shall have been obtained and shall remain in full force and effect, and all applicable statutory waiting periods (including without limitation all applicable statutory waiting periods relating to the Merger) shall have expired; and the parties shall have procured all other regulatory approvals, consents or waivers of governmental authorities that are necessary or appropriate to the consummation of the transactions contemplated by this Agreement except those approvals, consents or waivers, if any, for which failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on SBI or Bank (after giving effect to the transaction contemplated hereby); provided, however, that no approval, consent or waiver referred to in this Section 5.1(b) shall be deemed to have been received if it shall include any condition or requirement that reasonably would result in a Material Adverse Effect on SBI.

       (c) All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

       (d) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger, or any other transaction contemplated by this Agreement, and no litigation or proceeding shall be pending against any of the parties herein or any of their subsidiaries brought by any governmental agency seeking to prevent consummation of the transactions contemplated hereby.

       (e) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger, or any other transaction contemplated by this Agreement.

       (f) The Merger shall as of the date of the Closing meet the requirements for pooling-of-interests accounting treatment under generally accepted accounting principles and under the accounting rules of the SEC, and SBI shall have received a letter from Coopers & Lybrand L.L.P. in form and substance reasonably satisfactory to SBI as to the matters specified in this
Section 5.1(f).

       (g) The Registration Statement shall have been filed (the date of which is referred to herein as the "Filing Date") by SBI with the SEC under the Securities Act, and shall have been declared effective prior to the time the Proxy Statement/ Prospectus is first mailed to the shareholders of Bank, and no stop order with respect to the effectiveness of the Registration Statement shall have been issued; the SBI Common Stock to be issued pursuant to this Agreement shall be duly registered or qualified under the securities or "blue sky" laws of all states in which such action is required for purposes of the initial issuance of such shares and the distribution thereof to the shareholders of Bank entitled to receive such shares.

       (h) SBI and Bank shall have received a ruling from the IRS or an opinion of Morgan, Lewis & Bockius LLP, counsel to SBI and Interim Bank, to the effect that:

              i. The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and Bank and SBI will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

              ii. No gain or loss will be recognized by Bank or SBI by reason of the Merger;

              iii. Except for cash received in lieu of fractional shares, no gain or loss will be recognized by the shareholders of Bank who receive solely SBI Common Stock upon the exchange of their shares of Bank Capital Stock for shares of SBI Common Stock;

              iv. The basis of the SBI Common Stock to be received by the Bank shareholders will be, in each instance, the same as the basis of the Bank Capital Stock surrendered in exchange therefor;

              v. The holding period of the SBI Common Stock received by a Bank shareholder receiving SBI Common Stock will include the period during which the Bank Capital Stock surrendered in exchange therefor was held; and

              vi. Cash received by a Bank shareholder in lieu of a fractional share interest of SBI Common Stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of SBI Common Stock which he would otherwise be entitled to receive and will qualify as capital gain or loss.

              In case a ruling from the IRS is sought, Bank and SBI shall cooperate and each shall furnish to the other and to the IRS such information and representations as shall, in the opinion of counsel for SBI and Bank, be necessary or advisable to obtain such ruling.

       (i) All litigation pending against Bank which, individually or in the aggregate, would have a Material Adverse Effect on Bank's consolidated operations, shall have been settled or otherwise resolved on terms satisfactory to SBI and Bank.

       (j)    INTENTIONALLY OMITTED.

       SECTION 5.2  Conditions to Obligations of SBI and Interim Bank.  The
                    -------------------------------------------------
obligations of SBI and Interim Bank to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

       (a) Each of the representations and warranties of Bank contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Bank shall have performed each of its covenants and agreements, which are material to its operations and prospects, contained in this Agreement; and SBI and Interim Bank shall have received certificates signed by the Chief Executive Officer and the Controller of the Bank, dated the Closing Date, to the foregoing effect.

       (b) Beard & Company, Inc., or such other accounting firm as is acceptable to the parties, shall have furnished to SBI an "agreed upon procedures" letter, dated the Closing Date, in form and substance satisfactory to SBI to the effect that, based upon a procedure performed with respect to the financial condition of Bank for the period from December 31, 1995 to a specified date not more than five (5) days prior to the date of such letter, including but not limited to (a) their inspection of the minute books of Bank, (b) inquiries made by them of officers and other employees of Bank and affiliates responsible for financial and accounting matters as to transactions and events during the period, as to consistency of accounting procedures with prior periods and as to the existence and disclosure of any material contingent liabilities, and (c) of other specified procedures and inquiries performed by them, nothing has come to their attention that would indicate that (A) during the period from December 31, 1995 to a specified date not more than five (5) days prior to the date of such letter, there was any change in the capitalization of Bank on a consolidated basis, or (B) any material adjustments would be required to the audited financial statements for the period ended December 31, 1995 in order for them to be in conformity with generally accepted accounting principles applied on a consistent basis with that of prior periods.

       (c) SBI shall have received an opinion or opinions dated as of the Closing Date, from Schnader Harrison Segal & Lewis (or Schnader Harrison Segal & Lewis LLP), counsel to Bank, substantially in the form attached hereto as Exhibit A.

       (d) There shall not have occurred any change in the financial condition, properties, assets, liabilities (including contingent liabilities), business or results of operation of Bank which, individually or in the aggregate, has had or might reasonably be expected to result in a Material Adverse Effect on Bank other than such changes resulting from (i) changes in banking laws or regulations, or (ii) changes in generally accepted accounting principles, or interpretations thereof, that affect the banking or thrift industries.

       (e) SBI shall have received from each of the persons identified by Bank pursuant to Section 4.2 hereof an executed counterpart of an affiliate's agreement in the form contemplated by such Section.

       (f) Except as otherwise provided in this Agreement, prior to Closing all issued and outstanding options, warrants or rights to acquire Bank Common Stock or any capital stock of Bank shall have been cancelled, other than the conversion privileges, preemptive rights and other rights of holders of Bank Preferred Stock which will terminate at the Effective Time. No compensation or other rights will be payable or exchangeable in the Merger in respect of any such rights which remain unexercised at the Effective Time.

       SECTION 5.3  Conditions to the Obligations of Bank.  The obligations of
                    -------------------------------------
Bank to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

       (a) Each of the representations, warranties and covenants of SBI contained in this Agreement shall be true and correct in all material respects on the Closing Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); SBI shall have performed each of its covenants and agreements, which are material to its operations and prospects, contained in this Agreement; and Bank shall have received certificates signed by the President or Vice President and Secretary of SBI, dated the Closing Date, to the foregoing effect.

       (b) Bank shall have received an opinion dated as of the Closing Date, from Morgan, Lewis & Bockius LLP, Harrisburg, Pennsylvania, counsel to SBI and Interim Bank, substantially in the form attached hereto as Exhibit B.

       (c) There shall not have occurred any change in the financial condition, properties, assets, liabilities (including contingent liabilities), business or results of operation of SBI which, individually or in the aggregate, has had or might reasonably be expected to result in a Material Adverse Effect on SBI other than such changes resulting from (i) change in banking laws or regulations or (ii) changes in generally accepted accounting principles, or interpretations thereof, that affect the banking or thrift industries.

       (d) Bank shall have received an updated opinion from Janney, Montgomery Scott Inc. dated as of a date no later than the date of the Proxy Statement/Prospectus mailed to the Bank shareholders in connection with the Merger and not subsequently withdrawn, to the effect that the Merger Consideration is fair to Bank's shareholders from a financial point of view.

       (e) The shares of SBI Common Stock to be issued in the Merger shall have been authorized to be listed for quotation on the NASDAQ National Market Issues System.

       (f) No transaction or event involving SBI or any subsidiary of SBI shall have occurred or be pending which would result in a change in the nature of the securities as the same are described in SBI Articles of Incorporation as in effect on the date of this Agreement or in the issuer of the securities to be issued in the Merger to holders of Bank Capital Stock or which would result in SBI's ceasing to own any Material Subsidiary.


                                   ARTICLE VI
                                  TERMINATION

       SECTION 6.1  Termination.  This Agreement may be terminated, and the
                    -----------
Merger abandoned, prior to the Effective Date, either before or after its approval by the shareholders of Bank:

       (a) by the mutual, written consent of Bank and SBI if the board of directors of each so determines by a vote of a majority of the members of the entire board;

       (b) by Bank if (i) by written notice to SBI that there has been a material breach by SBI of any representation, warranty, covenant or agreement contained herein and such breach is not cured or not curable within thirty (30) days after written notice of such breach is given to SBI by Bank, (ii) by written notice to SBI that any condition precedent to Bank's obligations as set forth in Article V of this Agreement has not been met or waived by Bank at such time as such condition can no longer be satisfied, (iii) the board of directors of Bank fails to make, withdraws or modifies or changes the favorable recommendation described at
Section 4.2, or (iv) the board of directors of Bank recommends to the stockholders of Bank that an Acquisition Proposal is likely to be more favorable, from a financial point of view, to the stockholders of Bank than the Merger;

       (c) by SBI by written notice to the other parties, in the event (i) of a material breach by Bank of any representation, warranty, covenant or agreement contained herein and such breach is not cured or not curable within thirty (30) days after written notice of such breach is given to Bank by SBI or (ii) any condition precedent to SBI's obligations as set forth in Article V of this Agreement has not been met or waived by SBI at such time as such condition can no longer be satisfied.

       (d) by SBI or Bank by written notice to the other, in the event that the Merger is not consummated by 30 July, 1997, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate; provided, however, that such date may be extended by the written agreement of the parties hereto.

       (e) by Bank, whether before or after approval of the Merger by the Founders' shareholders, by giving written notice of such election to Susquehanna within one (1) business day following determination of the Average Closing Price per share of SBI Common Stock before Closing if such Average Closing Price is less than $24.00 per share, provided, however, that if the Average Closing Price is less than $24.00 per share and Bank fails to exercise its termination rights hereunder, the Exchange Ratio shall be .476; and (ii) by Susquehanna, whether before or after approval of the Merger by the Founders' shareholders, by giving written notice of such election to Bank within one (1) business day following determination of the Average Closing Price per share of SBI Common Stock before Closing if such Average Closing Price is greater than $40.00 per share, provided, however, that if the Average Closing Price is greater than $40.00 per share and Susquehanna fails to exercise its termination rights hereunder, the Exchange Ratio shall be .377.

       SECTION 6.2  Effect of Termination.  In the event of the termination of
                    ---------------------
this Agreement, as provided above, this Agreement shall thereafter become void and have no effect, except that the provisions of Sections 3.1(p) and 3.2(n)
(Fees), 4.4 (relating to confidentiality and return of documents), 4.8 (Publicity) and 6.3 and 7.7 (Expenses) of this Agreement shall survive any such termination and abandonment.

       SECTION 6.3  Expenses.  Any termination of this Agreement pursuant to
                    --------
Section 6.1(a), 6.1(d) or 6.1(e) hereof shall be without cost, expense or liability on the part of any party to the others. Any termination of this Agreement pursuant to clause (iii) of Section 6.1(b) shall be without cost, expense or liability on the part of Bank to any other party, if the board of directors of Bank failed to make, withdrew, modified or changed its favorable recommendation described in Section 4.2 as a result of a material adverse change in SBI's financial condition, properties, assets, liabilities (including contingent liabilities), business or results of operations, or failed to make such favorable recommendation due to its financial advisor's failure to update its fairness opinion as contemplated by Section 4.2. Any termination of this Agreement pursuant to Section 6.1(b)(i) or (ii) or 6.1(c) hereof shall also be without cost, liability or expense on the part of any party to the others, unless the breach of a representation or warranty or covenant is caused by the willful conduct or gross negligence of a party, in which event said party shall be liable to the other parties for all out-of-pocket costs and expenses, including without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by such other party in connection with their entering into this Agreement and their carrying out of any and all acts contemplated hereunder ("Expenses").

       So long as SBI shall not have breached its obligations hereunder, if this Agreement is terminated by Bank pursuant to clause (iv) of Section 6.1(b) hereof, or pursuant to clause (iii) of Section 6.1(b) other than as a result of a material adverse change in SBI's financial condition, properties, assets, liabilities (including contingent liabilities), business or results of operations and other than as a result of the failure of Bank's financial advisor to update its fairness opinion as contemplated by Section 4.2, Bank shall promptly, but in no event later than two (2) business days after such termination, pay SBI a fee of $500,000 which amount shall be payable by wire transfer of same day funds. If Bank fails to promptly pay the amount due pursuant to this Section 6.3, and, in order to obtain such payment, SBI commences a suit which results in a judgment against Bank for all or a substantial portion of the fee set forth in this Section 6.3, Bank shall pay to SBI all costs and expenses (including reasonable attorneys' fees) incurred by SBI in connection with such suit.

                                  ARTICLE VII
                                 OTHER MATTERS

       SECTION 7.1  Certain Defined Terms.  As used in the Agreement, the
                    ---------------------
following terms shall have the meanings indicated:

       "Acquisition Proposal" shall be defined as at Section 4.1.

       "Articles of Merger" shall be defined as at Section 1.1(c).

       "Average Closing Price" means the average closing price per share of SBI Common Stock as determined in Conformity with Schedule 1.2; and shall be defined as at Section 1.3(b).

       "Bank" or "Surviving Bank" is Founders' Bank, a Pennsylvania State chartered bank, and shall be defined as at Section 1.1(a).

       "Bank Capital Stock" shall be defined as at Section 1.2(a).

       "Bank Common Stock" shall be defined as at Section 1.2(a).

       "Bank Options" and "Bank Stock Option Plans" shall be defined as at
Section 1.6; and identified on Annex 3.1(m).

       "Bank Preferred Stock" shall be defined as at Section 1.2(a).

       "Bank Regulatory Agencies" shall be defined as at Section 3.1(f)(ii).

       "Bank Reports" shall be defined as at Section 3.1(nn).

       "Bank Subsidiaries" shall be defined as at Section 3.2(d).

       "Banking Code" is the Pennsylvania Banking Code of 1965, as amended and defined as at Section 1.1(a).

       "Banking Department" is the Pennsylvania Department of Banking and defined as at Section 1.1(c).

       "Board" is the Board of Governors of the Federal Reserve System and shall be defined as at Section 3.1(f)(ii).

       "COBRA" is the Consolidated Omnibus Budget Reconciliation Act of 1985 and shall be defined as at Section 3.1(m)(xiii).

       "Closing" shall be defined as at Section 1.1(b).

       "Code" is Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

       "Continued Employee" shall be defined as at Section 4.3(b).

       "corporate affiliate" shall mean, with respect to a person, any other corporation controlling, controlled by, or under common control with, such person.

       "Department of State" is the Pennsylvania Department of State and shall be defined as at Section 1.1(c).

       "Dissenters' Rights" shall be defined as at Section 1.4.

       "Dissenters' Shares" shall be defined as at Section 1.2(a).

       "Dissenting Stockholder" shall be defined as at Section 1.2(a).

       "ERISA" is the Employee Retirement Income Security Act and defined as at
Section 3.1(m)(i).

       "ERISA Affiliate" shall be defined as at Section 3.1(m)(ii).

       "Effective Date" is the day in which the Effective Time for the Merger occurs and shall be defined as at Section 1.1(c).

       "Effective Time" is at 12:01 a.m. on the business day following the Closing and defined as at Section 1.1(c).

       "Employee 401(k) Plan" shall be defined as at Section 4.3(c).

       "Environmental Condition" shall be defined as at Section 3(q)(J).

       "Environmental Laws" shall be defined as at Section 3.1(q)(M)(ii).

       "Environmental Permits" shall be defined as at Section 3(q)(B) and identified on Annex 3.1(q)B.

       "Exchange Act" is the Securities Exchange Act of 1934 and defined as at
Section 3.1(t).

       "Exchange Ratio" shall be described on Schedule 1.2 hereof.

       "FDIC" is the Federal Deposit Insurance Corporation and shall be defined as at Section 3.1(f)(ii).

       "Filing Date" shall be defined as at Section 5.1(g).

       "Hazardous Material" shall be defined as at Section 3(q)(M)(ii).

       "IRS" is the Internal Revenue Service and shall be defined as at Section 3.1(m)(vii).

       "Interim Bank" shall be Susquehanna Interim Bank, a Pennsylvania chartered bank.

       "Loan Properties" shall be defined as at Section 3.1(q)(ii) and identified on Annex 3.1(q).

       "material" means material to the party in question (as the case may be) and its respective subsidiaries, taken as a whole.

       "Material Adverse Effect," with respect to a person, means any condition, event, change or occurrence that has or results in a material adverse effect upon (A) the financial condition, properties, assets, liabilities (including contingent liabilities), business or results of operations of such person and its subsidiaries and corporate affiliates, taken as a whole, or (B) the ability of such person to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. In the case of Bank, receipt of a CAMEL rating in connection with a safety and soundness examination which is lower than the rating given to Bank in connection with the safety and soundness examination most recently reported prior to the date of this Agreement shall be deemed to have a "Material Adverse Effect" on Bank.

       "Material Subsidiaries" shall be defined as at Section 3.2(d).

       "Merger" shall be the acquisition by Susquehanna Bancshares, Inc. of Founders' Bank by means of a merger with and into Susquehanna Interim Bank.

       "Merger Consideration" shall be determined on the basis of the Exchange Ratio set forth at Schedule 1.2 hereof, and shall be defined as at Section 1.2(a).

       "OCC" is the Office of the Comptroller of the Currency and defined as at
Section 3.2(k).

       "OEO" is other real estate owned and shall be defined as at Section 3.1(q)(A).

       "OTS" is the Office of Thrift Supervision and shall be defined as at
Section 3.2(d).

       "Old Certificates" shall be defined as at Section 1.3(a).

       "Participation Facilities" shall be defined as at Section 3.1(q)(ii) and identified on Annex 3.1(q).

       "Pension Plan" is an employee benefit plan subject to Title IV of ERISA and shall be defined as at Section 3.1(m)(ii).

       "person" includes an individual, corporation, partnership, association, trust or unincorporated organization.

       "Plan" or "Agreement" shall be this Agreement and Plan of Affiliation dated as of the 11th day of February, 1997 by and Among Susquehanna Bancshares, Inc., Susquehanna Interim Bank and Founders' Bank.

       "Properties" shall be defined as at Section 3.1(q)(i)(K).

       "Qualified Plan" shall be defined as at Section 3.1(m)(vi).

       "Registration Statement" shall be defined as at Section 4.2.

       "Regulatory Agencies" shall be defined as at Section 5.1(b).

       "SBI" shall be Susquehanna Bancshares, Inc., a Pennsylvania Corporation and a multi-state, multi-institutional bank holding Company.

       "SBI Benefit Plans" shall be defined as at Section 3.2(j).

       "SBI Common Stock" shall be defined as at Section 1.2(a).

       "SBI East" is Susquehanna Bancshares East, Inc. and shall be defined as at Section 1.5(b).

       "SBI Plans" shall be defined as at Section 4.3(b).

       "SBI Regulatory Agencies" shall be defined as at Section 3.2(k).

       "SEC" is the Securities and Exchange Commission and shall be defined as at Section 3.1(i)(A).

       "Savings Bank Subsidiaries" shall be defined as at Section 3.2(d).

       "Securities Act" is the Securities Act of 1933, as amended, and shall be defined as at Section 1.3(e).

       "subsidiary" with respect to a person, means any other person controlled by such person.

       "Unclaimed Shares" shall be defined as at Section 1.3(e).

When a reference is made in this Agreement to Sections, Annexes or Schedules, such reference shall be to a Section of, or Annex or Schedule to, this Agreement unless otherwise indicated. The table of contents, tie sheet and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural and any plural term the singular.

       SECTION 7.2  Survival.  The representations, warranties and agreements of
                    --------
the parties set forth in this Agreement shall not survive the Effective Time, and shall be terminated and extinguished at the Effective Time, and from and after the Effective Time none of the parties hereto shall have any liability to the other on account of any breach or failure of any of those representations, warranties and agreement; provided, however, that the foregoing clause shall not
                          --------  -------
(i) apply to agreements of the parties which by their terms are intended to be performed either in whole or in part after the Effective Time, and (ii) shall not relieve any person of liability for fraud, deception or intentional misrepresentation.

       SECTION 7.3  Parties in Interest.  This Agreement shall be binding upon
                    -------------------
and inure solely to the benefit of each party hereto and their respective successors and assigns, and, other than the right to receive the consideration payable in the Merger pursuant to Article I hereof, is not intended to and shall not confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

       SECTION 7.4  Waiver and Amendment.  Prior to the Effective Time, any
                    --------------------
provision of this Agreement may be: (i) waived by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto approved by their respective boards of directors, except that no amendment or waiver may be made that would change the form or the amount of the Merger Consideration or otherwise have the effect of prejudicing the Bank shareholders' interest in the Merger Consideration following the Bank Shareholders' Meeting.

       SECTION 7.5  Counterparts.  This Agreement may be executed in
                    ------------
counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

       SECTION 7.6  Governing Law.  This Agreement shall be governed by, and
                    -------------
interpreted in accordance with, the laws of the Commonwealth of Pennsylvania, or, to the extent it may control, federal law, without reference to the choice of law principles thereof.

       SECTION 7.7  Expenses.  Subject to the provisions of Section 6.3 hereof,
                    --------
each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, that all filing and other fees (other than federal and state income taxes) required to be paid to any governmental agency or authority in connection with the consummation of the transactions contemplated hereby shall be paid by SBI.

       SECTION 7.8  Notices.  All notices, requests, acknowledgments and other
                    -------
communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

       If to Bank, to:

            Founders' Bank
            101 Bryn Mawr Avenue
            Bryn Mawr, PA  19010
            Attention:  Robert F. Whalen, President

            With copies to:

                  Schnader Harrison Segal & Lewis
                  1600 Market Street
                  Philadelphia, PA  19103-4252
                  Attention:  David S. Petkun, Esquire

       If to SBI, to:

            Susquehanna Bancshares, Inc.
            26 North Cedar Street
            Lititz, PA  17543
            Attention:  Robert S. Bolinger, President and Chief Executive
            Officer

            With copies to:

                  Morgan, Lewis & Bockius LLP
                  One Commerce Square
                  417 Walnut Street
                  Harrisburg, PA  17101-1904
                  Attention:  Charles L. O'Brien, Esquire

       If to Interim Bank, to:

            Susquehanna Interim Bank
            c/o Susquehanna Bancshares, Inc.
            26 North Cedar Street
            Lititz, PA  17543
            Attention:  Robert S. Bolinger, President and Chief Executive
            Officer

            With copies to:

                  Morgan, Lewis & Bockius LLP
                  One Commerce Square
                  417 Walnut Street
                  Harrisburg, PA  17101-1904
                  Attention:  Charles L. O'Brien, Esquire

       SECTION 7.9  Entire Agreement; Etc.  This Agreement, together with such
                    ---------------------
other agreements as are executed by the parties in connection herewith, on the date hereof, represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersede any and all other oral or written agreements heretofore made, including without limitation the Confidentiality Agreement. All terms and provisions of this Agreement, together with such other agreements as are executed by the parties in connection herewith, on the date hereof, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except as expressly provided.

       IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their duly authorized officers as of the day and year first above written.

                            SUSQUEHANNA BANCSHARES, INC.



                            By: /s/ Robert S. Bolinger
                               ------------------------------
                               Title:

                            SUSQUEHANNA INTERIM BANK



                            By: /s/ Robert S. Bolinger
                               ------------------------------
                               Title:

                            FOUNDERS' BANK



                            By: /s/ Robert F. Whalen
                               ------------------------------
                               Title:

                                  SCHEDULE 1.2


                              Exchange Provisions
                              -------------------

                                 SCHEDULE 1.2

                                Exchange Ratio

All outstanding shares of Founders' Bank will be exchanged for shares of SBI Common Stock in conformity with the following schedule.



If the average price per share of       Then the following number of           The applicable exchange rate used to
--                                      ----
SBI Common Stock is:                    shares of SBI Common Stock will        determine
                                        be exchanged for all of the            the number of shares of SBI Common Stock
                                        outstanding shares of Founders'        exchanged (the "Exchange Ratio")
                                        Capital Stock

         24.000                                    471,298                                    0.476

         24.125                                    470,308                                    0.475

         24.250                                    469,318                                    0.474

         24.375                                    468,328                                    0.473

         24.500                                    467,338                                    0.472

         24.625                                    466,347                                    0.471

         24.750                                    465,357                                    0.470

         24.875                                    464,367                                    0.469

         25.000                                    463,377                                    0.468

         25.125                                    462,387                                    0.467

         25.250                                    461,397                                    0.466

         25.375                                    460,407                                    0.465

         25.500                                    459,417                                    0.464

         25.625                                    458,426                                    0.463

         25.750                                    457,436                                    0.462

         25.875                                    456,446                                    0.461

         26.000                                    455,456                                    0.460

         26.125                                    454,466                                    0.459

         26.250                                    453,476                                    0.458

         26.375                                    452,486                                    0.457

         26.500                                    451,496                                    0.456

         26.625                                    450,505                                    0.455

         26.750                                    449,515                                    0.454

         26.875                                    448,525                                    0.453

         27.000                                    447,535                                    0.452

         27.125                                    446,545                                    0.451

         27.250                                    445,555                                    0.450

         27.375                                    444,565                                    0.449

         27.500                                    443,575                                    0.448


If the average price per share of        Then the following number of            Exchange Ratio
--                                       ----
SBI Common Stock is:                     shares of SBI Common Stock will
                                         be exchanged for all of the
                                         outstanding shares of Founders'
                                         Capital Stock
         27.625                                   442,584                            0.447

         27.750                                   441,594                            0.446

         27.875                                   440,604                            0.445

         28.000                                   439,614)                           0.444)

           -                                             )                                )

           -                                             )                                )

           -                                             )                                )

         34.000                                          )                                )

         34.125                                   438,129                            0.443

         34.250                                   436,644                            0.441

         34.375                                   435,159                            0.440

         34.500                                   433,674                            0.438

         34.625                                   432,188                            0.436

         34.750                                   430,703                            0.435

         34.875                                   429,218                            0.434

         35.000                                   427,733                            0.432

         35.125                                   426,248                            0.431

         35.250                                   424,763                            0.429

         35.375                                   423,277                            0.427

         35.500                                   421,792                            0.426

         35.625                                   420,307                            0.425

         35.750                                   418,822                            0.423

         35.875                                   417,336                            0.421

         36.000                                   415,851                            0.420

         36.125                                   414,366                            0.418

         36.250                                   412,881                            0.417

         36.375                                   411,396                            0.416

         36.500                                   409,911                            0.414

         36.625                                   408,425                            0.412

         36.750                                   406,940                            0.411

         36.875                                   405,455                            0.410

         37.000                                   403,970                            0.408

         37.125                                   402,609                            0.407

         37.250                                   401,247                            0.405

         37.375                                   399,886                            0.404

         37.500                                   398,524                            0.402

         37.625                                   397,163                            0.401


If the average price per share of        Then the following number of            Exchange Ratio
--                                       ----
SBI Common Stock is:                     shares of SBI Common Stock will
                                         be exchanged for all of the
                                         outstanding shares of Founders'
                                         Capital Stock
         37.750                                   395,801                            0.400

         37.875                                   394,440                            0.398

         38.000                                   393,078                            0.397

         38.125                                   391,840                            0.396

         38.250                                   390,603                            0.394

         38.375                                   389,365                            0.393

         38.500                                   388,128                            0.392

         38.625                                   386,890                            0.391

         38.750                                   385,652                            0.389

         38.875                                   384,415                            0.388

         39.000                                   383,177                            0.387

         39.125                                   381,939                            0.386

         39.250                                   380,702                            0.385

         39.375                                   379,464                            0.383

         39.500                                   378,227                            0.382

         39.625                                   376,989                            0.381

         39.750                                   375,751                            0.379

         39.875                                   374,514                            0.378

         40.000                                   373,276                            0.377


The Average Price Per Share of SBI Common Stock shall be determined by adding the price at which SBI Common Stock is reported to have closed by NASDAQ's NMS (or if SBI Common Stock is not quoted on NASDAQ's NMS then as reported by a recognized source as to the principal trading market on which such shares are traded) over the period of ten business days ending on the second business day preceding the date set for Closing, pursuant to Section 1.1 of the Agreement, and dividing such total by 10.

                                   APPENDIX B


                    OPINION OF JANNEY MONTGOMERY SCOTT INC.

                                                                     APPENDIX B

March 31, 1997

                           FORM OF FAIRNESS OPINION


The Board of Directors
Founders' Bank
101 Bryn Mawr Avenue
Bryn Mawr, PA 19010

Members of the Board:

Founders' Bank ("Founders' ") and Susquehanna Bancshares, Inc. ("Susquehanna") have entered into a Merger Agreement providing for the merger of Founders' with and into Susquehanna ("Merger"). The proposed consideration is outlined in the Merger Agreement dated February 11, 1997. You have asked our opinion as of the date hereof, whether the Exchange Ratio pursuant to the Merger Agreement is fair, from a financial point of view, to the shareholders of Founders'.

Pursuant to the Merger Agreement, the terms provide for the exchange of Susquehanna Common Stock for all issued and outstanding Capital Stock of Founders' based upon the average closing price per share of Susquehanna Common Stock over a ten day trading period ending two days prior to the closing of the Merger.

Janney Montgomery Scott Inc., as part of its investment banking business, is engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions. In addition, in the ordinary course of our business as a broker-dealer, we may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of Founders' or Susquehanna for our own account or for the accounts of our customers. We are familiar with Founders', having consulted with Founders' from time to time, and are acting as financial advisor to Founders' in rendering this opinion. We were not involved in negotiations between Founders' and Susquehanna leading to the Merger. We have received a fee from Founders' for rendering this opinion.

In rendering our opinion, we have, among other things:

(a) reviewed the historical financial performances, current financial positions and general prospects of Founders' and Susquehanna;

(b) considered the proposed financial terms of the Merger and have examined the projected consequences of the Merger with respect to, among other things, market value, earnings and book value per share of Founders' Common Stock;

(c) to the extent deemed relevant, analyzed selected public information of certain other banks and bank holding companies and compared Founders' and Susquehanna from a financial point of view to these other banks and bank holding companies;

(d) reviewed the historical market price ranges and trading volume of Common Stock of Founders' and Susquehanna;

(e) compared the terms of the Merger with the terms of certain other comparable transactions to the extent information concerning such acquisitions was publicly available;

(f)  reviewed the Merger Agreement; and

(g) performed such other analyses and examinations as we deemed necessary. We have also had conversations with various senior officers of Founders' and Susquehanna to discuss the foregoing as well as other matters we believe relevant to our opinion.

We have relied upon and assumed the accuracy and completeness of all information provided to us by Founders' and Susquehanna or publicly available and we have not independently verified such information. We have relied upon the management of Founders' as to the reasonableness and achievability of the financial and operational forecasts and projections, and the assumptions and bases therefor, provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgements of such managements.

Our conclusion is rendered on the basis of market, economic and other conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of Founders' and Susquehanna as they exist and are known to us on the date hereof. Furthermore, this opinion does not represent our opinion as to what the value of Susquehanna necessarily will be when the Susquehanna Common Stock is issued to Founders' shareholders upon consummation of the Merger. In addition, we express no recommendation as to how the shareholders of Founders' should vote at the shareholders' meeting held in connection with the Merger.

On the basis of and subject to the foregoing, we are of the opinion that as of the date hereof, the Exchange Ratio pursuant to the Merger Agreement is fair, from a financial point of view, to the shareholders of Founders'.

Very truly yours,

/s/ Janney Montgomery Scott Inc.
--------------------------------

JANNEY MONTGOMERY SCOTT INC.

                                   APPENDIX C


                         DISSENTERS' RIGHTS PROVISIONS

                                                                      APPENDIX C


                                 PROVISIONS OF
               PENNSYLVANIA BUSINESS CORPORATION LAW RELATING TO
                      DISSENTERS' RIGHTS OF SHAREHOLDERS
                      ----------------------------------


             15 Pa. C.S.A. Sections 1571 through 1580, inclusive.

(S) 1571.  Application and effect of subchapter

     (a) General rule.-Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

     Section 1906(c) (relating to dissenters rights upon special treatment).

     Section 1930 (relating to dissenters rights).

     Section 1931(d) (relating to dissenters rights in share exchanges).

     Section 1932(c) (relating to dissenters rights in asset transfers).

     Section 1952(d) (relating to dissenters rights in division).

     Section 1962(c) (relating to dissenters rights in conversion).

     Section 2104(b) (relating to procedure).

     Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

     Section 2325(b) (relating to minimum vote requirement).

     Section 2704(c) (relating to dissenters rights upon election).

     Section 2705(d) (relating to dissenters rights upon renewal of election).

     Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

     Section 7104(b)(3) (relating to procedures).

     (b)  Exceptions.-

          (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

                  (i)   listed on a national securities exchange; or

                  (ii)  held of record by more than 2,000 shareholders;

shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

          (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

                 (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

                 (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

                 (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

          (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

     (c) Grant of optional dissenters rights.-The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

     (d) Notice of dissenters rights.-Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

         (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

         (2) a copy of this subchapter.

     (e) Other statutes.-The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

     (f) Certain provisions of articles ineffective.-This subchapter may not be relaxed by any provision of the articles.

     (g) Cross references.-See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).


(S) 1572.  Definitions

     The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

     "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

     "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

     "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

     "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.


(S) 1573.  Record and beneficial holders and owners

     (a) Record holders of shares.-A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

     (b) Beneficial owners of shares.-A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.


(S) 1574.  Notice of intention to dissent

     If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.


(S) 1575.  Notice to demand payment

     (a) General rule.-If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

          (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.


          (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

          (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

          (4) Be accompanied by a copy of this subchapter.

     (b) Time for receipt of demand for payment.-The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.


(S) 1576.  Failure to comply with notice to demand payment, etc.

     (a) Effect of failure of shareholder to act.-A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

     (b) Restriction on uncertificated shares.-If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

     (c) Rights retained by shareholder.-The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.


(S) 1577.  Release of restrictions or payment for shares

     (a) Failure to effectuate corporate action.-Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

     (b) Renewal of notice of demand payment.-When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

     (c) Payment of fair value of shares.-Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

           (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

           (2) A statement of the corporation's estimate of the fair value of the shares.

           (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

     (d) Failure to make payment.AIf the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.


(S) 1578.  Estimate by dissenter of fair value of shares

     (a) General rule.-If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

     (b) Effect or failure to file estimate.-Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.


(S) 1579.  Valuation proceedings generally

     (a) General rule.-Within 60 days after the latest of:

          (1) effectuation of the proposed corporate action;

          (2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

          (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

     (b) Mandatory joinder of dissenters.-All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure)./1/

     (c) Jurisdiction of the court.-The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

     (d) Measure of recovery.-Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

     (e) Effect of corporation's failure to file application.-If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.


(S) 1580.  Costs and expenses of valuation proceedings

     (a) General rule.-The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

     (b) Assessment of counsel fees and expert fees where lack of good faith appears.-Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided in this subchapter.

     (c) Award of fees for benefits to other dissenters.-If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.




----------------------------------
/1/   42 Pa.C.S.A. (S) 5301 et. seq.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 20.              Indemnification of Directors and Officers

          Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), provide that a business corporation may indemnify directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Under Section 1743 of the BCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the BCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation. Article XIV of Susquehanna's Bylaws provides indemnification of directors, officers and other agents of Susquehanna and advancement of expenses to the extent otherwise permitted by Sections 1741, 1742 and 1745 of the BCL.

          Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to the authority of Section 1746 of the BCL, Susquehanna has also entered into employment agreements with certain principal officers which also provide for indemnification in connection with the performance of their offices.

          Article XIV conditions any indemnification or advancement of expenses upon a determination, made in accordance with the procedures specified in
     Section 1744 of the BCL, by Susquehanna's directors or shareholders that indemnification or advancement of expenses is proper because the director or officer met the standard of conduct set forth in Section 1741 or 1742 of the BCL, as applicable.

          As authorized by Section 1747 of the BCL and Article XIV, Susquehanna maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering Susquehanna for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by Susquehanna.

     Item 21.        Exhibits and Financial Statement Schedules

(a)      Exhibits:
Exhibit
Number   Description
-------  -----------

  2.1** Agreement and Plan of Affiliation, Dated as of the 11th Day of February, 1997, By and Among Susquehanna Bancshares, Inc., Susquehanna Interim Bank and Founders' Bank.

   3.1*  Articles of Incorporation of Susquehanna Bancshares, Inc.
         (1)(Attachment E)

   3.2*  By-laws of Susquehanna Bancshares, Inc.  (1)(Attachment E)

  4.1** Subchapters 25E, 25F, 25G and 25H of the Pennsylvania Business Corporation Law of 1988, as amended.

  5.1** Opinion of Morgan, Lewis & Bockius LLP regarding legality of the Susquehanna Bancshares, Inc. Common Stock being registered.

 23.1** Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto).

 23.2**  Consent of Coopers & Lybrand L.L.P. regarding Susquehanna Bancshares,
         Inc.

 23.3**  Consent of Beard & Company, Inc. regarding Founders' Bank.

 23.4**  Consent of Janney Montgomery Scott Inc. regarding Founders' Bank.

 23.5**  Consent of KPMG Peat Marwick LLP regarding Atlanfed Bancorp, Inc.

 24.1**  Powers of Attorney (included on the signature page).

 99.1**  Form of Founders' Bank Proxy.
__________________

     *    Filed previously.
     **   Filed herewith.

     (1) Exhibit incorporated herein by reference to the registrant's Registration Statement on Form S-4 (registration no. 33-53608) filed October 22, 1992.


     (b) Financial Statement Schedules:

         None.

     Item 22.  Undertakings

          (1) The undersigned registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (3) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (6) The undersigned registrant hereby undertakes that:

            (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lititz, Pennsylvania on May 6, 1997.


                                        SUSQUEHANNA BANCSHARES, INC.


                                        By: /s/ Robert S. Bolinger
                                           ----------------------------
                                           ROBERT S. BOLINGER
                                           President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Robert S. Bolinger and Richard M. Cloney, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any or all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.


    Signature                          Title                     Date
    ---------                          -----                     ----
/s/ Robert S. Bolinger     President and Chief Executive   May 6, 1997
----------------------     Officer and a Director
ROBERT S. BOLINGER

/s/ Drew K. Hostetter      Treasurer (Principal Financial  May 6, 1997
----------------------     and Accounting Officer)
DREW K. HOSTETTER

/s/ Richard M. Cloney      Vice President, Secretary and   May 6, 1997
----------------------     a Director
RICHARD M. CLONEY

        *                  Director                        May 6, 1997
----------------------
JOHN M. DENLINGER

        *                  Director                        May 6, 1997
----------------------
HENRY H. GIBBEL

        *                  Director                        May 6, 1997
----------------------
RICHARD E. FUNKE

                           Director                        ___________, 1997
----------------------
GEORGE J. MORGAN


           *                   Director                      May 6, 1997
--------------------------
JAMES G. APPLE

                               Director                      ___________, 1997
--------------------------
EDWARD W. HELFRICK

           *                   Director                      May 6, 1997
--------------------------
ROGER V. WIEST

           *                   Director                      May 6, 1997
--------------------------
MARLEY R. GROSS

           *                   Director                      May 6, 1997
--------------------------
T. MAX HALL

                               Director                      ___________, 1997
--------------------------
RAYMOND M. O'CONNELL

           *                   Director                      May 6, 1997
--------------------------
C. WILLIAM HETZER, JR.

                               Director                      ___________, 1997
--------------------------
ROBERT C. REYMER, JR.

/s/ Robert S. Bolinger         Attorney-in-Fact              May 6, 1997
--------------------------
ROBERT S. BOLINGER

/s/ Richard M. Cloney          Attorney-in-Fact              May 6, 1997
--------------------------
RICHARD M. CLONEY

* By /s/ Robert S. Bolinger
----------------------------
     Robert S. Bolinger
     Attorney-in-Fact

* By /s/ Richard M. Cloney
----------------------------
     Richard M. Cloney
     Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit
Number   Description
-------  -----------

  2.1** Agreement and Plan of Affiliation, Dated as of the 11th Day of February, 1997, By and Among Susquehanna Bancshares, Inc., Susquehanna Interim Bank and Founders' Bank.

   3.1*  Articles of Incorporation of Susquehanna Bancshares, Inc.
         (1)(Attachment E)

   3.2*  By-laws of Susquehanna Bancshares, Inc.  (1)(Attachment E)

  4.1** Subchapters 25E, 25F, 25G and 25H of the Pennsylvania Business Corporation Law of 1988, as amended.

  5.1** Opinion of Morgan, Lewis & Bockius LLP regarding legality of the Susquehanna Bancshares, Inc. Common Stock being registered.

 23.1** Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto).

 23.2**  Consent of Coopers & Lybrand L.L.P. regarding Susquehanna Bancshares,
         Inc.

 23.3**  Consent of Beard & Company, Inc. regarding Founders' Bank.

 23.4**  Consent of Janney Montgomery Scott Inc. regarding Founders' Bank.

 23.5**  Consent of KPMG Peat Marwick LLP regarding Atlanfed Bancorp, Inc.

 24.1**  Powers of Attorney (included on the signature page).

 99.1**  Form of Founders' Bank Proxy.
-----------

     *    Filed previously.
     **   Filed herewith.

     (1) Exhibit incorporated herein by reference to the registrant's Registration Statement on Form S-4 (registration no. 33-53608) filed October 22, 1992.